Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239650 and 333-239650-02

PROSPECTUS

$415,000,000(1)

Carvana Auto Receivables Trust 2021-P1

Issuing Entity

(CIK: 0001841341)

$50,000,000 Class A-1 0.15590% Asset Backed Notes

$130,000,000 Class A-2 0.28% Asset Backed Notes

$130,000,000 Class A-3 0.54% Asset Backed Notes

$68,000,000 Class A-4 0.86% Asset Backed Notes

$14,000,000 Class B 1.19% Asset Backed Notes

$16,000,000 Class C 1.53% Asset Backed Notes

$7,000,000 Class D 1.82% Asset Backed Notes

(1) At least 5% (by initial principal amount) of each class of the Notes will initially be retained by Carvana or one or more of its majority-owned affiliates in satisfaction of Carvana’s risk retention obligations described under “Credit Risk Retention”. The Issuing Entity will also issue the Class N Notes, the Class XS Notes and the Certificates, which are not being offered by this prospectus. Some or all of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date.

Carvana Receivables Depositor LLC	Carvana, LLC
Depositor (CIK: 0001770373)	Sponsor and Administrator (CIK: 0001576462)

The Issuing Entity is offering the following classes of Notes pursuant to this prospectus (the “Offered Notes”):

	Price to Investor		Underwriting Discounts		Net Proceeds*
Class A-1 Notes	$47,500,000	100.00000%	$118,750	0.25%	$47,381,250	99.75000%
Class A-2 Notes	$123,488,268	99.99050%	$308,750	0.25%	$123,179,518	99.74050%
Class A-3 Notes	$123,496,097	99.99684%	$308,750	0.25%	$123,187,347	99.74684%
Class A-4 Notes	$64,585,129	99.97698%	$161,500	0.25%	$64,423,629	99.72698%
Class B Notes	$13,297,692	99.98265%	$33,250	0.25%	$13,264,442	99.73265%
Class C Notes	$15,197,148	99.98124%	$38,000	0.25%	$15,159,148	99.73124%
Class D Notes	$6,649,064	99.98593%	$16,625	0.25%	$6,632,439	99.73593%
Total	$394,213,399		$985,625		$393,227,744

*	The net proceeds of the offered amount of the Offered Notes to the Depositor exclude expenses, estimated at $1,000,000.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 IN THIS PROSPECTUS.

The Notes will be obligations of the Issuing Entity only and will not be obligations of or interests in Carvana, the Depositor or any of their affiliates and are not insured or guaranteed by any governmental agency. The Notes are payable solely from the assets of the Issuing Entity. The primary assets of the Issuing Entity will be its indirect ownership of a pool of fixed rate retail installment contracts used to finance the purchase of used cars and light trucks. The Issuing Entity will pay interest and principal on the Notes on the 10th day of each month, or, if such day is not a Business Day, the next Business Day, starting on April 12, 2021. The Issuing Entity will generally pay principal sequentially to each class of Offered Notes in order of seniority (starting with the Class A-1 Notes) until each class is paid in full.

The credit enhancement for the Offered Notes will include subordination, overcollateralization, a reserve account and excess collections on the Receivables. Delivery of the Offered Notes, in book-entry form only, will be made through The Depository Trust Company against payments in immediately available funds on or about March 18, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Citigroup	Wells Fargo Securities

Amherst Pierpont		Deutsche Bank Securities

The date of this Prospectus is March 11, 2021.

i

ABOUT THIS PROSPECTUS

You should rely only on the information provided in this prospectus, including the information incorporated by reference in this prospectus. We have not authorized anyone to provide you with other or different information. We are not offering the Notes in any state where the offer is not permitted.

This prospectus provides information regarding the pool of Receivables indirectly held by the Issuing Entity and the terms of the Offered Notes.

This prospectus begins with two introductory sections describing the Issuing Entity and the Offered Notes in abbreviated form:

•	“Prospectus Summary,” which gives a brief introduction of the key features of the Offered Notes and a description of the Receivables; and

•	“Risk Factors,” which describes risks that apply to the Offered Notes issued by the Issuing Entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can find definitions of certain capitalized terms used in this prospectus in the “Glossary,” which appears at the end of this prospectus.

For all tables and charts in this prospectus, the balances and percentages may not total to 100% due to rounding.

To understand the structure of, and risks related to, the Notes, you must read carefully this prospectus in its entirety.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to Carvana Receivables Depositor LLC, and “Carvana” refers to Carvana, LLC, individually and in its roles as administrator and sponsor, as applicable.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, THE EXPRESSION “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) WITHIN THE MEANING OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF THE OFFERED NOTES IN THE EEA WILL BE MADE ONLY TO AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED NOTES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

NOTICE TO INVESTORS: UNITED KINGDOM

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, THE EXPRESSION “UK RETAIL INVESTOR”

MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; (2) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (3) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF THE OFFERED NOTES IN THE UK WILL BE MADE ONLY TO A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF THE OFFERED NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUER, THE DEPOSITOR NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED NOTES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

IN THE UK, THIS PROSPECTUS IS BEING COMMUNICATED ONLY TO, AND IS DIRECTED ONLY AT, (1) PERSONS WHICH HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHICH FALL WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”); (2) PERSONS WHICH FALL WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER; OR (3) PERSONS TO WHICH IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (EACH SUCH PERSON, A “RELEVANT PERSON”). IN THE UK ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY ANY PERSON IN THE UK WHICH IS NOT A RELEVANT PERSON.

IN ADDITION, THE CLASS A-1 NOTES HAVE NOT BEEN, AND WILL NOT BE, OFFERED IN THE UK OR TO UK PERSONS, AND NO PROCEEDS OF ANY CLASS A-1 NOTES WILL BE RECEIVED IN THE UK.

NOTICE TO INVESTORS: CANADA

THE OFFERED NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

TRADEMARKS AND TRADENAMES

This prospectus includes Carvana’s trademark and service mark, “Carvana,” which is protected under applicable intellectual property laws and is the property of the issuer or its subsidiaries. This prospectus also includes references to FICO scores. FICO is a federally registered servicemark of Fair Isaac Corporation. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the Fair Isaac Corporation will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

FORWARD LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, such as statements about our future financial performance and the effects of the COVID-19 pandemic, including any underlying assumptions, are forward-looking statements.

Forward-looking statements include statements using the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of these words, or similar expressions which are intended to identify these forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. All statements herein, other than statements of historical fact, including statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results.

The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The Issuing Entity and the Depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities law.

PROSPECTUS SUMMARY

This summary describes the material terms of the Offered Notes and this securitization transaction. The Offered Notes will be issued pursuant to an indenture, to be dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, and the Indenture Trustee (the “Indenture”). This summary does not contain all of the information that may be important to you in making an investment decision. Material risks of ownership of the Notes are discussed under the heading “Risk Factors.”

THE OFFERED NOTES(1)

	Class A-1 Notes(5)	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Class D Notes

Principal Amount(2)	$50,000,000	$130,000,000	$130,000,000	$68,000,000	$14,000,000	$16,000,000	$7,000,000

Offered Amount	$47,500,000	$123,500,000	$123,500,000	$64,600,000	$13,300,000	$15,200,000	$6,650,000

Interest Rate	0.15590%	0.28%	0.54%	0.86%	1.19%	1.53%	1.82%

Interest Accrual(3)	Actual/360	30/360	30/360	30/360	30/360	30/360	30/360

Payment Frequency(4)	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly

Expected Final Distribution Date (Distribution Date In) (6)	August 2021	October 2022	April 2024	June 2025	November 2025	January 2026	January 2026

Final Scheduled Distribution Date (Distribution Date In)	February 2022	March 2024	December 2025	January 2027	January 2027	March 2027	December 2027

Minimum Denominations (Integral Multiples)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)	$1,000 ($1,000)

Subordinated Classes(8)	A-2, A-3, A-4(7) B, C, D, N	A-3, A-4 (7) B, C, D, N	A-4(7), B, C, D, N	B, C, D, N	C, D, N	D, N	N

Pari Passu Classes	A-2, A-3, A-4(7)	A-1, A-3, A-4(7)	A-1, A-2, A-4(7)	A-1, A-2, A-3(7)	None	None	None

Price to Investors	100.00000%	99.99050%	99.99684%	99.97698%	99.98265%	99.98124%	99.98593%

(1)      The Issuing Entity will also issue the Class XS Notes and the Class N Notes (collectively with the Offered Notes, the “Notes”) pursuant to the Indenture and certificates that evidence beneficial interests in the Issuing Entity (the “Certificates” and, together with the Notes, the “Securities”), which are not being offered by this prospectus. See “Description of the Notes.” Some or all of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date.

(2)

At least 5% (by principal amount) of each class of the Notes will be retained by Carvana or one or more if its majority-owned affiliates in satisfaction of Carvana’s risk retention obligations described under “Credit Risk Retention.”

(3)

Interest will accrue on the Notes from and including the Closing Date to but excluding the first Distribution Date and for each period thereafter, as set forth in the table above. See “Description of the Notes—Interest Payments.”

(4)

The Issuing Entity will pay interest and principal on the Notes on the 10th day of each month, or, if such day is not a Business Day (each, a “Distribution Date”), the next Business Day, starting in April 2021. See “Description of the Notes—Interest Payments,” “Description of the Notes—Payments of Principal,” “Distribution Date Payments,” and “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes.”

(5)	The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act. See “Money Market Investments.”

(6)

The Expected Final Distribution Date of the Offered Notes is based upon certain prepayment assumptions based on 1.30% ABS and that the Servicer (or its designee) exercises its cleanup call option. See “Prepayment and Yield Considerations.”

(7)

Payments of interest are made ratably to the Class A Notes. If the Notes are accelerated following the occurrence of an Event of Default under the Indenture, principal payments will be made ratably to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes after the Class A-1 Notes have been paid in full.

(8)	The Class N Notes represent a right of payment of interest subordinate to payments of interest and, under certain circumstances, principal payments on the Offered Notes and the Class XS Notes.

TRANSACTION PARTIES

Sponsor	Carvana, LLC

Depositor	Carvana Receivables Depositor LLC

Issuing Entity	Carvana Auto Receivables Trust 2021-P1

Grantor Trust	Carvana Auto Receivables Grantor Trust 2021-P1

Administrator	Carvana, LLC

Servicer	Bridgecrest Credit Company, LLC

Owner Trustee	Wilmington Trust, N.A.

Grantor Trust Trustee	Wilmington Trust, N.A.

Indenture Trustee	Wells Fargo Bank, N.A.

Collateral Custodian	Wells Fargo Bank, N.A.

Backup Servicer	Vervent Inc.

Asset Representations Reviewer	Clayton Fixed Income Services LLC

TRANSACTION OVERVIEW

(A) Carvana will sell fixed rate retail installment contracts used to finance the purchase of used cars and light duty trucks that were originated by Carvana (the “Receivables”) to the Depositor pursuant to the Receivables Purchase Agreement.

(B) The Depositor will sell the Receivables to the Issuing Entity in exchange for the Securities pursuant to the Receivables Transfer Agreement.

(C) The Issuing Entity will transfer the Receivables to the Grantor Trust in exchange for the Grantor Trust Certificate pursuant to the Receivables Contribution Agreement.

(D) The Depositor will sell the Offered Notes to the underwriters pursuant to the Underwriting Agreement and will use the net proceeds from the sale of the Offered Notes to pay Carvana for the Receivables.

The Issuing Entity will rely upon distributions by the Grantor Trust of collections the Receivables and the funds on deposit in the Reserve Account to make payments on the Offered Notes.

The “Closing Date” will be on or about March 18, 2021.

THE RECEIVABLES

The Issuing Entity will indirectly own the pool of Receivables and other related property, including:

•	the right to receive payments made on the Receivables after the “Cutoff Date,” which will be on February 27, 2021;

•	security interests in the motor vehicles financed by the Receivables;

•	any proceeds from claims on certain related insurance policies;

•

rights to amounts on deposit in the Reserve Account and the Class N Reserve Account, but excluding (i) any income earned on those deposits, and (ii) any amounts on deposits in the Class N Reserve Account remaining after the Class N Notes are paid in full; and

•	rights under the Transaction Documents.

The information presented in this prospectus relates to the pool of Receivables as of the Cutoff Date (the “Pool”).

For a more detailed description of the Receivables, including the criteria they must meet in order to be included in the Pool, and the other property supporting the Notes, see “The Receivables.”

Summary Characteristics

As of the Cutoff Date, the Receivables had the following characteristics:

Pool Balance	$415,000,001.42

Number of Receivables	21,606

Average Principal Balance	$19,208

Weighted Average APR(1)	8.19%

Weighted Average Original Term(1)	70 months

Weighted Average Remaining Term(1)	69 months

Non-Zero Weighted Average FICO Score(1) (2)	707

(1)	Weighted by principal balance of the Receivables.

(2)

Reflects only Receivables with at least one obligor that has a FICO score at the time of application. The FICO score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application, if both co-obligors have FICO scores at that time.

Underwriting Program

The underwriting process for Carvana is described under “Underwriting of Receivables.” None of the Receivables were originated with exceptions to Carvana’s written underwriting guidelines.

The Depositor performed a review of the Pool, including a review of the ongoing processes and procedures used by Carvana and the Servicer and a review of the underlying data and disclosure regarding the Receivables. The Depositor concluded that it has reasonable assurance that the disclosure regarding the Pool in this prospectus is accurate in all material respects. See “The Receivables—Depositor Review of the Pool.”

Repurchases of Receivables and Indemnities

Each of Carvana and the Depositor will be obligated to repurchase any Receivable transferred to the Issuing Entity if:

•	one of Carvana’s or the Depositor’s representations or warranties, as applicable, is breached with respect to that Receivable;

•	the interests of the investors, taken as a whole, in such Receivable are materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to Carvana or the Depositor, as applicable, of the breach.

For a more detailed description of the representations and warranties made about the Receivables and the repurchase obligations if these representations and warranties are breached, see “The Transaction Documents—Sale and Assignment of Receivables” and “The Receivables—Certain Legal Considerations of the Receivables—Security Interests in the Financed Vehicles.”

Additionally, the Servicer may be required to indemnify the Issuing Entity in connection with the breach of certain servicing covenants related to the Receivables, as described under “The Transaction Documents—Sale and Assignment of Receivables” and “The Transaction Documents— The Servicing Agreement and Servicing of the Receivables—Limitation on Servicer Liability and Indemnification.”

Asset Representations Review

If the Delinquency Trigger is met or exceeded for a monthly period, Noteholders (other than Carvana and its affiliates) representing at least 5% of the Aggregate Note Principal Amount (other than the Class N Notes) may request a vote on requiring an asset representations review, which will be conducted if a majority of the Noteholders that vote approve the request and at least 5% of the Noteholders by Aggregate Note Principal Amount (other than the Class N Notes) cast a vote. See “The Transaction Documents—Asset Representations Review Agreement—Voting.” The Asset Representations Reviewer will review all Receivables that are more than 60 days delinquent to determine if the representations and warranties were satisfied as of the Closing Date (or such other date as indicated in the related representations and warranties). For a description of the asset representations review process, see “The Transaction Documents—Asset Representations Review Agreement.”

Dispute Resolution

If a request is made for the repurchase of a Receivable due to a breach of a representation or warranty made by Carvana or the Depositor, and the repurchase request is not resolved within 180 days after receipt by Carvana or the Depositor of notice, the requesting party will have the right to refer the matter, in its discretion, to either mediation or binding third-party arbitration. See “The Receivables—Dispute Resolution.”

CREDIT ENHANCEMENT

The credit enhancement for the Offered Notes generally will include the following:

Subordination

The Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes Class B Notes, the Class C Notes and the Class D Notes will be subordinated to each class of Notes with a higher alphabetical designation or lower numerical designation, as applicable, in some circumstances. On each Distribution Date:

•

no interest will be paid on any such class of Notes (other than the Class A Notes, which will receive ratable interest payments among such classes) until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest;

•

if the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, no interest will be paid on any such class of Notes (other than the Class A Notes, which will receive ratable interest payments among such classes) until all payments of principal have been made on each class of Notes with a higher alphabetical designation; and

•

no principal will be paid on any such class of Notes, other than the Class N Notes, until all principal due on each class of Notes with a higher alphabetical designation or lower numerical designation, as applicable, has been paid in full.

In addition, if the Notes are accelerated following the occurrence of an Event of Default under the Indenture, principal payments will be made as described under “Priority of Distribution—Acceleration of the Notes” below.

Overcollateralization

Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the Notes (other than the Class N Notes). Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on the Receivables, if any. The “Overcollateralization Target Amount” will be an amount equal to 1.10% of the Pool Balance as of the Cutoff Date (the “Initial Pool Balance”). Collections on the Pool

Receivables will be applied to reach or maintain, as applicable, the Overcollateralization Target Amount. On the Closing Date, the amount of overcollateralization will be $1, or approximately 0.00% of the Initial Pool Balance.

Excess Collections

Excess collections are generally the excess of collections on the Receivables over certain fees and expenses of the Issuing Entity, including the Servicing Strip Amount, interest payments on the Notes and certain required principal payments on the Notes. Any excess collections will be applied on each Distribution Date to make principal payments on the Notes to the extent necessary to reach the Overcollateralization Target Amount.

For a detailed description of the use of excess collections as a credit enhancement for the Notes, see “Credit Enhancement—Excess Collections.”

Reserve Account

On the Closing Date, $2,075,000 in cash or eligible investments will be deposited into the Reserve Account. To the extent that Available Funds are not sufficient to pay certain expense, interest on the Notes (other than the Class N Notes and the Class XS Notes), and the Aggregate Priority PDA, the amount previously deposited in the Reserve Account provides an additional source of funds for those payments. For a description of the Reserve Account and the calculation of the Specified Reserve Account Balance, see “Credit Enhancement—Reserve Account.”

Class N Reserve Account

The Class N Reserve Account provides credit enhancement solely for the Class N Notes and will not be available to make payments to the holders of the Offered Notes, see “Credit Enhancement—Class N Reserve Account.”

PRIORITY OF DISTRIBUTIONS

On each Distribution Date, unless the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, the Issuing Entity will pay from Available Funds and amounts withdrawn from the Reserve Account and the Class N Reserve Account the following amounts in the following order of priority:

Amounts designated by the Issuing Entity as a Regular Principal Distributable Amount will be applied in the following order of priority:

For a detailed description of the priority of distributions and the allocation of funds on each Distribution Date prior to an acceleration of the Notes, see “Distribution Date Payments.”

Acceleration of the Notes

On each Distribution Date following the occurrence of an Event of Default and acceleration of the Notes under the Indenture, from Available Funds, the Issuing Entity will pay the following amounts in the following order of priority:

For a detailed description of the priority of distributions and the allocation of funds on each Distribution Date following an acceleration of the Notes, see “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes.”

EVENTS OF DEFAULT AND ACCELERATION

Each of the following will constitute an Event of Default under the Indenture:

•	a default in the payment of interest on the Controlling Class for five Business Days;

•

a default in the payment of principal of any class of Notes (other than the Class XS Notes) and accrued but unpaid interest due on any class of Notes (other than the Class XS Notes) on the related Final Scheduled Distribution Date;

•

a default in the payment in full of any other amounts due on any class of Notes (other than the Class XS Notes), when such payment becomes due and payable, to the extent funds are available therefor, for five Business Days;

•	a material default in the observance or performance of any other covenant or agreement of the Issuing Entity made in the Indenture that is not cured for a period of 60 consecutive days after written notice;

•

any representation or warranty made by the Issuing Entity having been incorrect in any material respect as of the time made that is not cured for a period of 60 consecutive days after written notice; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity or its property.

Following the occurrence and during the continuance of an Event of Default the holders of a majority of the Controlling Class (the “Requisite Noteholders”) may direct the Indenture Trustee to accelerate the Notes.

For a more detailed description of Events of Default and the rights of Noteholders, see “The Transaction Documents— Indenture—Events of Default.”

SERVICING AND SERVICER COMPENSATION

The Servicer will service the Receivables. As compensation for its services, the Servicer will be entitled to receive a fee (the “Servicing Fee”) equal to the product of (i) 0.57% times (ii) the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of February 27, 2021) times (iii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 31/360). On each Distribution Date, the Servicing Fee will be payable from the “Servicing Strip Amount” for such Distribution Date which will be an amount equal to the product of (i) 1.00% of the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of February 27, 2021) times (ii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 31/360). In addition, the Servicer will also be entitled to retain “Supplemental Servicing Fees,” which include any late fees, insufficient fund fees or similar fees and charges collected during a monthly Collection Period. To the extent that the Servicing Strip Amount exceeds the fees owed to the Servicer, or successor servicer, as applicable, such amount (the “Excess Servicing Strip Amount”) will be paid to the holders of the Class XS Notes. See “Transaction Fees and Expenses” for more information about the Servicing Fee, the Servicing Strip Amount, and the Excess Servicing Strip Amount, and “Servicing Procedures” for more information about the Servicer’s responsibilities.

OPTIONAL REDEMPTION

The Servicer (or its designee) has the option to purchase the Receivables on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 5% or less of the Initial Pool Balance. Upon such a purchase, the purchase price will be used to redeem the Notes (other than the Class XS Notes) and to pay all amounts owing to parties under the Transaction Documents. See “Description of the Notes—Optional Redemption.”

RATINGS

The Offered Notes are expected to receive credit ratings from three nationally recognized rating agencies hired by Carvana (the “Hired Rating Agencies”). The Hired Rating Agencies have discretion to monitor and adjust the ratings on the Offered Notes.

The Offered Notes may receive an unsolicited rating that is different from the ratings provided by the Hired Rating Agencies. As of the date of this prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks Related to the Notes and the Issuing Entity—The ratings for the Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Offered Notes for you” for more information.

TAX CONSIDERATIONS

Subject to considerations discussed under the heading “Certain Material Federal Income Tax Consequences,” (i) the Class A Notes, Class B Notes, Class C Notes and Class D Notes will be characterized as indebtedness for federal income tax purposes to the extent such Notes are treated as beneficially owned by a person other than Carvana or its affiliates for such purposes, (ii) the Issuing Entity should, and the Grantor Trust will, be classified as a grantor trust under the Code, (iii) the Issuing Entity will not be taxable as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (iv) the activities of the Issuing Entity should not cause it to be considered to be engaged in a United States trade or business for U.S. federal income tax purposes.

Each investor, by accepting an Offered Note, will agree to treat the Offered Note as indebtedness for federal, state, and local income and franchise tax purposes.

For a detailed description of the tax consequences of acquiring, holding and disposing of Offered Notes, see “Certain Material Federal Income Tax Consequences.”

ERISA CONSIDERATIONS

Subject to considerations discussed under the heading “Certain ERISA Considerations,” the Class A Notes, Class B Notes, Class C Notes and Class D Notes generally may be acquired with the assets of employee benefit plans and other retirement arrangements. Each person acquiring the Offered Notes with such assets should consult with its legal advisors before purchasing the Offered Notes and will be deemed to have made certain representations, warranties and covenants described in the Indenture.

For a detailed description of the ERISA considerations applicable to a purchase of the Offered Notes, see “Certain ERISA Considerations.”

INVESTMENT COMPANY ACT CONSIDERATIONS

The Issuing Entity is not registered or required to be registered as an “investment company” under the Investment Company Act. In determining that the Issuing Entity is not required to be registered as an investment company, the Issuing Entity will be relying on an exclusion set forth in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. As of the Closing Date, the Issuing Entity will be structured so as not to constitute a “covered fund” for the purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

Neither Carvana, the Depositor nor any other person intends, or is required under the Transaction Documents, to retain a material net economic interest in the securitization constituted by the issuance of the Securities, or to take any other action with regard to such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules (each as defined below). In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any person with any applicable requirement of, the EU Securitization Rules or the UK Securitization Rules. The arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with the requirements of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—Risks Related to the Notes and the Issuing Entity—Certain requirements regarding securitization may result in reduced liquidity.” and “Certain Regulatory Considerations—EU Securitization Rules and UK Securitization Rules.”

GENERAL CORPORATE INFORMATION

Carvana was formed in the State of Arizona in 2012, and the Depositor was formed in the State of Delaware in 2019. The corporate headquarters of Carvana and the Depositor is located at 1930 W. Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 719-8809.

RISK FACTORS

Investment in the Offered Notes involves certain risks. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risk factors before purchasing the Offered Notes. Although the following risks are generally described separately, prospective investors in the Offered Notes should consider the potential effects of the occurrence of multiple risks simultaneously. Where more than one significant risk is present, the risk of loss may be significantly increased. The order in which these considerations are presented is not intended to represent the magnitude of risks discussed.

RISKS RELATED TO THE RECEIVABLES

Adverse events arising from the global Coronavirus outbreak could result in delays in payments or losses on your Securities

An outbreak of a new strain of coronavirus (“COVID-19”) has spread throughout the world, including in the United States. The outbreak has been declared to be a public health emergency of international concern by the World Health Organization, and the President of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of U.S. state governments have also made emergency declarations related to the outbreak and have attempted to slow community spread of COVID-19 by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Certain governmental authorities, including federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the Receivables (e.g., waiving accrued interest), or preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the financed vehicles.

Furthermore, it is unclear how many obligors have been and will continue to be adversely affected by the outbreak and whether related efforts by the Federal, state and local governments will be effective in mitigating the spread of COVID-19 throughout the nation. Also, it is likely that there may be an increase in the number of obligors seeking protection under bankruptcy or debtor relief laws as a result of the financial and economic disruptions related to the outbreak of COVID-19. As discussed under “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Modifications,” to the extent the COVID-19 outbreak and the current economic downturn result in increased financial hardship for obligors, the Servicer has implemented, and may continue to implement, a range of actions with respect to affected obligors and the related Receivables to extend or modify the payment schedule consistent with the Servicer’s customary servicing practices. Across the nation, servicers of motor vehicle receivables, including the Servicer, experienced a sharp increase in requests for extensions and modifications related to COVID-19, and a significant number of such extensions and modifications have been granted, including by the Servicer. Although the frequency of extensions and modifications related to the COVID-19 outbreak has declined and the Servicer has resumed involuntary repossessions and other collections activity where permitted by local law, the frequency of extensions and modifications may increase in the future and the Servicer may again elect (or be required) to suspend repossession activity in the future.

Because a pandemic such as COVID-19 has not occurred in recent years, historical loss experience is unlikely to accurately predict the performance of the Receivables. See “—Carvana’s proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables.” All of the foregoing could have a negative effect on the performance of the Receivables and, as a result, you may experience delays in payments or losses on your Securities.

Receivables with non-prime obligors have higher default rates than Receivables with prime obligors, which may affect the performance of the Receivables

Some of the Receivables in the Pool are obligations of non-prime obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While Carvana’s underwriting criteria are designed to establish that the obligor would be a reasonable credit risk, the Receivables will nonetheless experience higher default rates than a portfolio of Receivables with all prime obligors. In the event of a default, repossession of the related financed vehicle is the most likely alternative for recovery. As a result, losses on Charged-Off Receivables are likely because net liquidation proceeds from the sale of repossessed vehicles are expected to be insufficient to satisfy amounts owed by the related obligors under the Receivables in full. See “The Receivables—Certain Legal Considerations of the Receivables.” In addition, the concentration of Receivables with non-prime obligors may also have the effect of heightening many of the other risks, including those relating to general macroeconomic forces and economic downturns, described in this “Risk Factors” section. If delinquencies and losses create shortfalls, which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss on your Notes.

Carvana’s proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables

Carvana has developed, and revises from time to time, complex proprietary credit scoring models that use traditional and non-traditional variables to assess credit risk and determine credit offer parameters. There is no guarantee that Carvana’s credit scoring models will perform as intended.

If Carvana made errors in developing or validating its credit scoring models, trained or validated its models on incomplete, inaccurate, or biased data sets, or used model development or validation techniques that result in bias or instability, Carvana may fail to gauge credit risk as expected and make credit decisions that result in higher delinquencies and credit losses.

Carvana’s credit scoring models are generally developed and validated on samples of consumer data and loan performance pertaining to a distinct period of time in the past. Changes in the macroeconomy, consumer behavior, creditor reporting behavior, and third party data reporting methods between a model’s development and validation periods and between a model’s development period and when the model is used by Carvana could materially impact the relationship between inputs to Carvana’s models and expected credit outcomes, resulting in a reduction of the ability of Carvana’s credit scoring models to assess credit risk as expected.

Carvana’s credit scoring models rely heavily on data obtained from third parties, including credit bureaus. If the data Carvana obtains from third parties for use in its models is incomplete, inaccurate, biased, or not provided consistent with the methods and practices used by such third parties during the time period of the sample upon which Carvana built or validated our models, the output of Carvana’s models may be unreliable and fail to properly quantify credit risk, resulting in it making credit decisions that result in higher delinquencies and credit losses.

Further, Carvana’s credit scoring models were built prior to the global outbreak of COVID-19, and consequently may not adequately take into account the longer-term impact of social, economic and financial disruptions caused by the pandemic.

Information provided to Carvana by customers, credit data partners, and others may be incorrect or fraudulent, and Carvana’s Verification Process may fail to ensure that reliable information is incorporated into the extension of credit offers to Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables

In deciding whether to extend credit to customers and the parameters of such credit offers, Carvana relies heavily on information furnished to it by customers, credit data partners, and others, and such data may be incorrect or fraudulent. Carvana has developed a Verification Process that attempts to ensure that information considered by its proprietary financing technology belongs to the customer(s) receiving a credit offer, and that such information is reasonably accurate. There is no guarantee that Carvana’s Verification Process will perform as expected, detect fraudulent or incorrect data, or otherwise achieve its goals, which may result in credit loss and delinquency rates on the Receivables being higher than anticipated.

Further, Carvana utilizes identity and fraud checks based on customer provided documents and inputs, as well as data provided by external databases to authenticate each customer’s identity. There have been instances in the past in which these checks have failed or been ineffective, and there is a risk that these checks could also fail or be ineffective in the future, which could result in significant losses related to fraud being borne by investors in the Securities. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impacting the operating results and reputation of both Carvana and the Servicer.

Historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the Receivables

Historical loss and delinquency information as set forth in this prospectus under “Historical Performance” are affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Consequently, the net loss experience calculated and presented in this prospectus with respect to Carvana’s managed portfolio may not reflect actual experience with respect to the Receivables in the Pool. Further, the prices of used vehicles, including the prices at which the Servicer is able to sell repossessed vehicles, are variable, and such prices declined following the outbreak of COVID-19 and may decline again in the future, resulting in increased credit losses on defaulted Receivables. In addition, future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience with respect to the Receivables may be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus. Consequently, payments on the Notes could be adversely affected.

Economic developments may adversely affect the performance of the Receivables and the market value of your Securities

The United States has entered into a recession of unknown length and severity, which may adversely affect the performance of the Receivables and the performance and market value of your Notes. Periods of economic slowdown or recession are often characterized by high unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults, repossessions and losses on automobile loans.

If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies will increase and losses on the Receivables could increase, which could result in losses on your Securities. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables, either because obligors elect to make payments more frequently or in larger-than-required amounts or because obligors sell the financed vehicles more frequently in connection with the purchase of new vehicles. As a result, you may receive principal payments of your Notes earlier than anticipated.

Market factors may reduce the value of used vehicles, which could result in increased losses on the Receivables

Vehicles that are repossessed are typically sold at vehicle auctions. The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer demand and tastes, recalls, economic factors (including the price of gasoline and closure of dealerships), the introduction and pricing of new car models and other factors, including legislation related to emissions and fuel efficiency. Decisions by a manufacturer with respect to new vehicle production and brands, pricing and incentives may affect used car prices, particularly those for the same or similar models. Adverse changes in these factors may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. Additionally, the COVID-19 pandemic and related economic and financial disruption have had an adverse effect on the supply and demand of both new and used motor vehicles. An increase in the supply or a decrease in the demand for used cars may negatively impact the resale value of the vehicles securing the Receivables.

Further, periods of economic slowdown may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Vehicle sales and other activity in the consumer automotive market sharply declined following the COVID-19 outbreak and may decline again in the future, especially if directives requiring stay-at-home orders and the closure of “nonessential” businesses in an effort to slow the COVID-19 outbreak continue for a prolonged period of time or are re-implemented. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the Receivables and decrease the proceeds realized from vehicle repossessions, which could result in losses on the Securities.

Longer term Receivables may increase the frequency and amount of losses

The frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term Receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of such Receivable. See “The Receivables—Distribution of the Receivables by Original Term to Maturity as of the Cutoff Date” for the percentage of Receivables with original terms of greater than 72 months as of the Cutoff Date.

Prepayments on and repurchases of the Receivables could shorten the average life of the Notes

Obligors may prepay the Receivables in full or in part at any time. We cannot predict the rate of prepayments on the Receivables. A variety of unpredictable economic, social, and other factors influence prepayment rates. In addition, the Receivables may be prepaid as a result of defaults, from credit life, disability or physical damage insurance, or, in limited circumstances, voluntarily by Carvana. Also, Carvana may be required to repurchase Receivables in specified circumstances and the Servicer (or its designee) may purchase all remaining Receivables pursuant to the optional redemption. See “The Transaction Documents—Sale and Assignment of Receivables.”

A prepayment, repurchase, purchase or liquidation of the Receivables, including liquidation of Charged-Off Receivables, could shorten the average life of the Notes.

You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the Receivables held by the Grantor Trust.

Consumer protection laws and limited enforceability of the Receivables may reduce or delay the funds available to make payments on your Securities

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans and retail installment contracts such as the Receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce secured loans such as the Receivables or make an assignee of the loan or contract liable to the obligor for any violation by the originator. Any liabilities of the Issuing Entity under these laws could reduce Available Funds.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law by the President of the United States to address the COVID-19 pandemic, and it includes various provisions intended to help consumers, such as new requirements affecting credit reporting, direct payments to workers, and unemployment relief. However, the CARES Act is a complex and extensive legislation and as a result, the potential impact of the CARES Act and its implementing regulations is not fully known. Compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, Carvana and may have an adverse impact on the ability of the Servicer to effectively service the Receivables.

In December 2020, the federal government provided an additional stimulus package as part of the Consolidated Appropriations Act, 2021, which renewed certain lapsed provisions of, and adopted a smaller package of financial assistance similar to, the CARES Act. It is not known how many obligors of the Receivables may have been receiving any such additional unemployment benefits, or what the effect of any reduction of such benefits may be on the ability of the obligors to meet their payment obligations under the Receivables.

If an obligor had a claim for violation of these laws prior to the its applicable Cutoff Date that materially and adversely affected the interests of the investors, taken as a whole, in the related Receivables, Carvana must repurchase the Receivable under the circumstances set forth under “The Transaction Documents—Sale and Assignment of Receivables” unless the breach is cured. If Carvana fails to repurchase the Receivable, you might experience reductions or delays in payments on your Securities. See “Certain Regulatory Considerations—Consumer Protection Laws.”

For more information regarding consumer protection laws, see “Certain Regulatory Considerations —Consumer Protection Laws.”

Terrorist attacks and conflicts involving the United States military could result in delays in payment or losses on your Securities

Any effect that terrorist attacks, any current or future military action by or against the United States and the rising tensions in certain regions of the world may have on the performance of the Receivables is unclear, but there could be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the Receivables. In particular, under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a retail installment contract or retail installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts or installment loans such as the Receivables. No information can be provided as to the number of Receivables that may be affected. If the Servicer reduces the APR or Principal Balance of a Receivable in accordance with the Servicer’s procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law, the Servicer will not be required to indemnify for any such reduced amounts and the Issuing Entity will bear the risk of any shortfalls. Any resulting shortfalls in interest or principal will reduce Available Funds and you may experience delays or reductions in payments on your Notes.

For more information regarding the Servicemembers Civil Relief Act, see “Certain Regulatory Considerations—Consumer Protection Laws” and “The Receivables—Certain Legal Considerations of the Receivables—Other Matters.”

Lack of first priority liens on financed vehicles or the Receivables could make the Receivables uncollectible and reduce or delay payments on the Securities

Financing statements under the UCC will be filed reflecting the sale of the Receivables by Carvana to the Depositor, by the Depositor to the Issuing Entity, by the Issuing Entity to the Grantor Trust, and the pledge by the Issuing Entity of substantially all of its assets to the Indenture Trustee. The financing statements will perfect the security interests of the Depositor, the Issuing Entity, the Grantor Trust, and the Indenture Trustee in the Receivables. The security interest in the financed vehicles will be assigned also to the Grantor Trust. Due to the administrative burden and expenses, however, the certificates of title to the financed vehicles will not be amended or reissued to identify the Grantor Trust as the new secured party.

If the security interests in the financed vehicles as described in “The Receivables—Certain Legal Considerations of the Receivables —Security Interests in the Financed Vehicles” are not properly perfected, the interests of the Depositor, the Issuing Entity, Grantor Trust, and the Indenture Trustee in the financed vehicles would be subordinate to, among others, the following:

•	bankruptcy trustee of the obligor,

•	subsequent purchaser of the financed vehicle and

•	holder of a perfected security interest.

The Issuing Entity, the Grantor Trust, and the Indenture Trustee may not be able to collect on a Charged-Off Receivable in the absence of a perfected security interest in the related financed vehicle. Even if the Issuing Entity, the Grantor Trust, and the Indenture Trustee were to have a perfected security interest in the financed vehicles, events could jeopardize the enforceability of that interest, such as:

•	fraud or forgery by the vehicle owner,

•	negligence or fraud by the Servicer, the Collateral Custodian or another party,

•	mistakes by government agencies,

•	liens for repairs or unpaid taxes, and

•	confiscations of vehicles by the government.

See “The Receivables—Certain Legal Considerations of the Receivables —Security Interests in the Financed Vehicles.”

Carvana will be obligated to repurchase any Receivable as to which a perfected security interest in favor of the Depositor (or its affiliate) in the related financed vehicle did not exist and the interests of the investors, taken as a whole, in such Receivable are materially and adversely affected by such failure. The Servicer may be obligated to provide indemnification for actual losses on a Receivable if the security interest in a financed vehicle or the related Receivable becomes impaired. As a result of the foregoing, the Issuing Entity may not have a perfected interest in certain Receivables or its interest, although perfected, could be junior to that of another party. Either circumstance could affect the Servicer’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your Securities and you may incur losses on your investment in the Securities.

If the Collateral Custodian does not maintain control of the Receivables evidenced by electronic contracts, the Grantor Trust may not have a perfected interest in those Receivables

As described in “Underwriting of Receivables—Electronic Contracts and Electronic Contracting,” Carvana and the Collateral Custodian have contracted with an e-vault provider, a third-party provider of electronic transaction management product and services, to process the origination and execution of, to vault and to manage contracts in electronic form through its technology system. The e-vault provider’s systems are designed to enable Carvana (and its subsequent assignees) to perfect their respective interests in the Receivables evidenced by electronic contracts by satisfying the UCC’s requirements for “control” of electronic chattel paper. See “Underwriting of Receivables—Electronic Contracts and Electronic Contracting” for a discussion on the features of electronic contracts.

It is possible that another person could acquire an interest in an electronic contract that is superior to Carvana’s interest. This could occur if Carvana ceases to have “control” over the electronic contract that is maintained by Carvana or on behalf of Carvana and another party purchases that electronic contract (without knowledge that such purchase violates Carvana’s rights in the electronic contract) and obtains “control” over the electronic contract. Carvana also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the e-vault provider’s technology system, a person other than Carvana (or its assignees) were able to modify or duplicate the authoritative copy of the contract.

Although Carvana will perfect its assignment of its interest in the electronic contracts to the Depositor, the Issuing Entity, the Grantor Trust and the Indenture Trustee by filing financing statements, the fact that Carvana’s interest in the Receivables may not be perfected by control may affect the priority of the Issuing Entity’s interest in the Receivables, which may cause its interests in the Receivables junior to another party acquiring “control” over the electronic contract. Carvana and the Depositor will represent that Carvana has a perfected interest in the Receivables evidenced by electronic contracts by means of control and that the interest has been transferred to the Depositor and thereafter to the Issuing Entity and the Grantor Trust.

There can be no assurances that the e-vault provider’s technology system will perform as represented to Carvana in maintaining the systems and controls required to provide assurance that Carvana (and its subsequent assignees) maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

There has been limited legal interpretation of the UCC provisions governing perfection of a security interests in electronic contracts by control. As a result, there is a risk that the systems employed by the e-vault provider to maintain control of the electronic contracts may not be sufficient as a matter of law to give Carvana (and accordingly, the Issuing Entity and the Grantor Trust) a perfected interest in the Receivables evidenced by electronic contracts.

As noted above, Carvana will file financing statements to perfect its assignment in the electronic contracts to the Depositor, the Issuing Entity and the Grantor Trust. The law governing the perfection of ownership and security interests in electronic contracts, electronic modifications and “control” has not been meaningfully tested in court. Accordingly, there can be no assurance that financing statements will be effective to perfect each party’s interest in any electronic contracts or electronic modifications of physical contracts.

Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes

The Receivables related to obligors with mailing addresses in the following two states constituted the largest geographic concentrations as shown by percentage of Initial Pool Balance:

State	Percentage of Initial Pool Balance
California	10.27%
Texas	7.94%

If one or more of these states experience adverse economic changes (such as those precipitated by an increase in the unemployment rate, interest rates or the rate of inflation) and disruptions caused by directives (such as stay-at-home orders) intended to limit the spread of COVID-19 or mitigate the effects of COVID-19 and the related economic hardships (such as repossessions or creditors’ rights moratoriums) or extreme weather conditions or other natural events (such as hurricanes, tornadoes, floods, drought, wildfires, mudslides, earthquakes and other extreme conditions) or significant changes in the political environment and public policy, including increased state, local or federal taxation, obligors in those states may be unable to make timely payments on their Receivables and you may experience payment delays on your Notes, acceleration of payments on the Notes resulting from prepayments using insurance proceeds or losses on your investment. We cannot predict, for any state or region, whether adverse economic changes or other adverse events will occur or to what extent those events would affect the Receivables or repayment of your Notes.

RISKS RELATED TO THE NOTES AND THE ISSUING ENTITY

Only the assets of the Issuing Entity are available to pay the Offered Notes

The Notes represent indebtedness of the Issuing Entity and will not be insured or guaranteed by Carvana, the Depositor, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer, any of their respective affiliates, or any other person or entity other than the Issuing Entity. The Issuing Entity’s ability to make principal and interest payments on the Offered Notes will depend on the amount of collections on the Receivables and, if and to the extent available, any credit or cash flow enhancement for the Issuing Entity. Therefore, you must rely solely on the assets of the Issuing Entity for repayment of the Offered Notes.

If there are decreased collections, increased defaults or insufficient funds in the Reserve Account you may experience delays or reductions in payments on the Offered Notes, may not receive back your full principal investment or all interest due to you and may suffer losses on the Offered Notes.

The Overcollateralization Target Amount may not be reached or maintained

The amount of overcollateralization is expected to increase over time to the Overcollateralization Target Amount as excess collections are applied to make principal payments on the Notes (other than the Class N Notes) in an amount greater than the decrease in the Pool Balance. There can be no assurance, however, that the Overcollateralization Target Amount will be reached or maintained or that the Receivables will generate sufficient collections to pay the Notes in full.

See “Credit Enhancement—Overcollateralization” for a further discussion of overcollateralization.

The amount on deposit in the Reserve Account may not be sufficient to assure payment of the Notes

The amount on deposit in the Reserve Account will be used to fund the payment of the Servicing Strip Amount, interest payments on the Notes, certain expenses of various service providers to the Issuing Entity, and certain distributions of principal on the Notes on each Distribution Date if collections on the Receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure Charged-Off Receivables, are not sufficient to make that payment. There can be no assurance that the amount on deposit in the Reserve Account will be sufficient on any Distribution Date to assure payment on the Notes. If the Receivables experience higher losses than were projected in determining the amount required to be on deposit in the Reserve Account, the amount on deposit in the Reserve Account may be insufficient to cover any shortfall in collections. If collections on the Receivables and any credit or cash flow enhancement, including the amount on deposit in the Reserve Account, are not sufficient on any Distribution Date to pay in full interest on the Notes, certain expenses, and certain distributions of principal on the Notes, you may experience payment delays with respect to your Notes. If the amount of that insufficiency is not offset by excess collections on the Receivables on subsequent Distribution Dates, you may experience losses with respect to your Notes.

See “Credit Enhancement—Reserve Account” for a further discussion of the Reserve Account.

You may receive an early return of your investment or incur a shortfall in the return of your investment following an Event of Default under the Indenture

If an Event of Default occurs under the Indenture, the Requisite Noteholders may declare the accrued interest and outstanding principal immediately due and payable. In that event, the Indenture Trustee may be directed to sell the Receivables and assets of the Issuing Entity and apply the proceeds to repay the Notes. The manner of sale will affect the amount of proceeds received and available for distribution. The liquidation and distribution of the Issuing Entity’s assets may result in an early return of principal to investors. You may not be able to reinvest the principal repaid to you for a rate of return or maturity date that is as favorable as those on your Notes. Also, the proceeds from sale of the Issuing Entity assets may not be sufficient to fully pay amounts owed on the Notes. Those circumstances may result in losses to certain investors. As long as a more senior class of Notes is outstanding, no holder of any subordinated class of Notes will be able to direct the Indenture Trustee’s actions and directions.

Some Notes have greater risk because they are subordinate to other classes of Notes

The Notes with a lower alphabetical designation are subordinated with respect to interest and principal payments to the Notes with a higher alphabetical designation. In addition, the Class A Notes with a higher numerical designation are generally subordinated with respect to principal payments to the Class A Notes with a lower numerical designation (the Class A-4 notes are subordinated to the Class A-1, A-2 and A-3 Notes, the Class A-3 Notes are subordinated to the Class A-1 and A-2 Notes and the Class A-2 notes are subordinated to the Class A-1 notes). If the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, the priority of interest and principal distributions will change. The subordination arrangements could result in delays or reductions in interest or principal payments on classes of Notes with lower alphabetical designations or, in the case of the Class A Notes in certain circumstances, higher numerical designations.

See “Description of the Notes—Interest Payments,” “Description of the Notes—Payments of Principal,” “Distribution Date Payments” and “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes” for a further discussion of interest and principal payments.

You may suffer losses because you have limited control over actions of the Issuing Entity and conflicts between classes of Notes may occur

If an Event of Default under the Indenture has occurred, the Indenture Trustee will, at the direction of the Requisite Noteholders, take one or more of the actions specified in the Indenture relating to the property of the Issuing Entity. In addition, the Indenture Trustee may, and at the direction of the Requisite Noteholders will, have the right to terminate the Servicer and the Requisite Noteholders may waive any Servicer Termination Event. The Requisite Noteholders constitute a majority of the Controlling Class, and the interests of the Controlling Class may differ from the interests of the other classes of Notes. The Controlling Class will not be required to consider the effect of its actions on the holders of the other classes of Notes.

See “The Transaction Documents— The Servicing Agreement and Servicing of the Receivables—Termination of the Servicer,” “The Transaction Documents— The Servicing Agreement and Servicing of the Receivables—Waiver of Servicer Termination Events” and “The Transaction Documents— Indenture—Events of Default” for a further discussion of the rights of the Noteholders with respect to events of servicing termination and Events of Default.

Tax withholding obligations of the Issuing Entity may affect amounts distributable to investors

The Issuing Entity will take the position that its income will not be treated as effectively connected to a United States trade or business and each holder of the Certificates (a “Certificateholder”) that is also a Foreign Person is required to certify that such income is not effectively connected to a United States trade or business of such Foreign Person. Accordingly, the Issuing Entity will not withhold based on the income allocable to a Foreign Person Certificateholder. If a taxing authority successfully asserts that the income of the Issuing Entity is effectively connected to a United States trade or business or a Foreign Person Certificateholder treats the income as effectively connected to a United States trade or business, the Issuing Entity could be required to withhold based on the net income allocable to a Foreign Person Certificateholder. Such withholding may limit the amount of cash available to the Issuing Entity to make distributions to the investors in the Offered Notes.

The Issuing Entity will take the position that state and local income taxes do not need to be withheld from distributions to Certificateholders with respect to Receivables originated (or currently located) in such jurisdictions. If a state or local taxing authority determines that such withholding is required by the Issuing Entity, or that tax, interest or penalties are owed by the Issuing Entity or tax matters partner, the Issuing Entity will be required to withhold such amounts from distributions to Certificateholders. Any amounts withheld could reduce the distributions otherwise payable to the investors in the Offered Notes.

Certain requirements regarding securitization may result in reduced liquidity

Prospective investors should be aware of the EU Securitization Rules and the UK Securitization Rules, as described under “Certain Regulatory Considerations—EU Securitization Rules and UK Securitization Rules”.

Neither Carvana, the Depositor nor any other person intends, or is required under the Transaction Documents, to retain a material net economic interest in the securitization constituted by the issuance of the Securities, or to take any other action with regard to such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any person with any applicable requirement of, the EU Securitization Rules or the UK Securitization Rules.

The arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with the requirements of the EU Securitization Rules or the UK Securitization Rules.

Failure by any investor that is (or may become) subject to the EU Securitization Rules or the UK Securitization Rules to comply with any applicable requirements of such rules with respect to an investment in the Securities may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures. Consequently, the Securities may not be a suitable investment for any such investor. As a result, the price and liquidity of the Securities in the secondary market may be adversely affected.

In addition, there is no guidance from any US regulatory agency as to which terms and conditions of certain methods of financing arrangements comply or do not comply with Regulation RR. See “Credit Risk Retention.” Failure to comply with Regulation RR may negatively affect the Sponsor, which may reduce the value of your Securities.

RISKS RELATED TO THE TRANSACTION PARTIES

Bankruptcy or insolvency of Carvana could adversely affect the performance, liquidity and market value of the Securities

If Carvana filed for bankruptcy under the Bankruptcy Code or any state insolvency laws, a court may:

•	consolidate the assets and liabilities of Carvana with those of the Depositor,

•	decide that the sale of the Receivables to the Depositor was not a “true sale” or

•	disallow a transfer of Receivables made by Carvana to the Depositor prior to the bankruptcy.

If the assets and liabilities of Carvana were consolidated with those of the Depositor or the Receivables became part of Carvana’s bankruptcy estate, you might experience reductions or delays in payments on your Securities.

The replacement of the Servicer may reduce or delay payments on the Securities

If Bridgecrest were to cease acting as Servicer for any reason, collection practices of a successor servicer (which, under certain circumstances, may be the Backup Servicer) may vary from those of Bridgecrest. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. If Bridgecrest were to become incapable of acting as servicer, and a successor servicer had not yet accepted appointment, and the Backup Servicer failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the Receivables. It may become increasingly difficult to identify a qualified successor servicer other than the Backup Servicer because the Servicing Strip

Amount is calculated as a percentage of the Pool Balance and some cost components of servicing are fixed; consequently, as the pool amortizes, the Servicing Strip Amount will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the Servicer, you may experience delays or reductions in the payments on your Securities.

Carvana and the Depositor have limited obligations to the Issuing Entity and they will not make payments on the Securities

Carvana, the Depositor and their respective affiliates other than the Issuing Entity are generally not obligated to make any payments on the Securities and do not guarantee payments on the Receivables or the Notes. Carvana will make representations and warranties regarding the characteristics of the Receivables. If Carvana breaches these representations and warranties, it may be required to repurchase the applicable Receivables. If Carvana fails to repurchase the applicable Receivables, as and when required, investors might experience reductions or delays in payments on the Notes. See “The Transaction Documents—Sale and Assignment of Receivables.”

The Servicer’s discretion over the servicing of the Receivables, including the sale of Charged-Off Receivables, may impact the amount and timing of funds available to make payments on the Securities

The Servicer is obligated to service the Receivables in accordance with its customary servicing practices and applicable law, subject to limitations regarding permitted modifications. The Servicer has discretion in servicing the Receivables, including the ability to grant payment extensions, to sell Charged-Off Receivables and to determine the timing and method of collection and liquidation procedures. See “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Modifications” The Servicer, in its own discretion, may permit an extension on or a deferral of payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. The Servicer experienced a sharp increase in requests for extensions and modifications related to COVID-19 nationwide and a significant number of such extensions and modifications were granted. Although the frequency of requests for extensions and modifications has recently declined, there may be a sharp increase in requests from obligors for extensions and modifications related to COVID-19 or general financial hardship in the future. Further, the Servicer temporarily suspended involuntary repossession activities nationwide as a result of the COVID-19 outbreak. Although the Servicer has resumed involuntary repossession activity where permitted by local law, it may elect (or be required) to again suspend such activity at any time in the future. See “—Adverse events arising from the Coronavirus outbreak could result in delays in payment or losses on your Securities.” There are additional requirements with respect to the exercise of this discretion because the entity owning the receivables is a grantor trust. The manner in which the Servicer exercises its discretion could have an impact on the amount and timing of collections on Receivables and, consequently, the amount and timing of Available Funds available to make payments on the Securities.

Additionally, if the Servicer breaches certain covenants with respect to the servicing of the Receivables, the Servicer may be required to indemnify for actual losses related to such Receivables. If the Servicer fails to pay for such actual losses, as and when required, investors might experience reductions or delays in payments on the Securities. See “The Transaction Documents—Sale and Assignment of Receivables.”

Temporary commingling of funds by the Servicer prior to their deposit into the Collection Account may result in losses or delays in payment on the Securities

The Servicer receives collections on the Receivables into accounts of the Servicer, or an affiliate of the Servicer, that contains other funds of the Servicer and amounts collected by the Servicer in respect of receivables other than the Receivables. In general, the Servicer is not required to transfer the funds to the Collection Account until two Business Days following identification. This temporary commingling of funds prior to the deposit of collections on the Receivables into the Collection Account may result in a delay or reduction in the amounts available to make payments on the Notes if the Servicer or the affiliate of the Servicer which maintains the account into which the collection on the Receivables are deposited were to become subject to a bankruptcy proceeding (in which case, those funds may be subject to the automatic stay under the bankruptcy laws or subject to competing claims by other creditors of the Servicer or owners of other receivables).

You may suffer losses on your investment because the Indenture Trustee does not have a direct perfected security interest in the financed vehicles underlying the Receivables

Payments on the Securities depend on collections on the Receivables and, in the case of non-payment of Receivables, the proceeds from the sale of the related financed vehicles. Each of the Depositor, the Issuing Entity, the Grantor Trust, and the Indenture Trustee derives its indirect perfected security interest in any financed vehicle through one or more assignments, commencing with an assignment from Carvana to the Depositor. In the event of a bankruptcy of Carvana, the Indenture Trustee may be hindered or delayed in its ability to enforce its rights in the financed vehicles relating to a defaulted Receivable because the Indenture Trustee is not the secured party of record. Those hindrances and delays may result in a shortfall in liquidation proceeds available to repay investors. As a result, under those circumstances, investors may experience a loss or delay in repayment of principal on the Notes and distributions on the Certificates.

Adverse events with respect to Carvana, the Servicer, or any of their respective affiliates could affect the timing or amount of payments on your Notes or distributions on the Certificates or have other adverse effects on your Securities

Adverse events with respect to Carvana, the Servicer, their respective affiliates or a third-party provider to whom the Servicer outsources its activities may result in servicing disruptions or reduce the market value of the Securities. Servicing disruptions could result from unanticipated events beyond the Servicer’s control, such as natural disasters, civil unrest, public health emergencies (including COVID-19 or similar outbreaks) and economic disruptions, which could adversely impact the Servicer’s ability to operate its business or could cause a disruption in collection activities (including repossessions) and therefore delinquencies and credit losses could increase. Neither Carvana nor the Servicer can predict how the COVID-19 outbreak and the legal and regulatory responses to the COVID-19 outbreak and related economic disruptions will affect its respective businesses, including its liquidity or the ability to access the capital markets. If Carvana’s or the Servicer’s access to funding is reduced or if its costs to obtain such funding significantly increases, Carvana’s or the Servicer’s business, financial condition and results of operations could be materially and adversely affected.

Carvana will be required to repurchase certain Receivables that do not comply with representations and warranties made by Carvana and make refunds of cancelled ancillary product premiums and the Servicer will be required to indemnify for actual losses on such Receivables in connection with the Servicer’s breach of specific servicing obligations. If Carvana were to become unable to repurchase Receivables that do not comply with representations and warranties made by Carvana and Carvana or the Servicer were unable to indemnify the Issuing Entity, investors could suffer losses. No assurances can be given as to Carvana’s or the Servicer’s future financial ability to perform any repurchase or indemnification obligations. In addition, adverse corporate developments with respect to sponsors and servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. If Carvana or the Servicer faced financial, reputational, regulatory or operational difficulties, those events may reduce the market value of your Securities.

Federal financial and state regulatory reform could have an adverse impact on Carvana, the Depositor, or the Issuing Entity

The Dodd-Frank Act is extensive legislation that effects financial institutions and other non-bank financial companies, such as Carvana. The Dodd-Frank Act also effect the offering, marketing and regulation of consumer financial products and services and increases regulation of the securitization and derivatives markets. Many rules under the Dodd-Frank Act have been implemented by various federal regulatory agencies but, in some cases, the applicable rules have not become effective or additional rulemaking required under the Dodd-Frank Act has not been completed. Therefore, the full effect of the Dodd-Frank Act on the financial markets and its participants, and on the asset backed securities market in particular, will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, including the orderly liquidation authority of the Dodd-Frank Act, will not have a significant adverse effect on Carvana, the Depositor, the Issuing Entity, the Grantor Trust, or the Servicer, including on the servicing of the Receivables, or the price that a subsequent purchaser would be willing to pay for the Securities.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), a federal regulator, with rulemaking and enforcement authority over consumer finance businesses.

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States. There can be no assurance that this liquidation framework would not apply to Carvana, the Depositor, or the Issuing Entity, although we expect that the framework will be invoked only very rarely. Guidance from the FDIC indicates that this framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to Carvana, the Depositor, and the Issuing Entity. If the FDIC were appointed as receiver for Carvana, the Depositor, or the Issuing Entity, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your Securities.

See “Certain Regulatory Considerations—The Dodd-Frank Act” for further discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies.

Each of the transaction parties relies on software and systems that are highly technical, and if the systems contain undetected errors or are damaged, the transaction parties’ ability to perform their obligations under the Transaction Documents could be adversely affected

Each of the transaction parties uses management information systems and software that are highly complex to perform its obligations under the Transaction Documents and hold certain electronic files. These parties rely on the ability of such systems to store, retrieve, process and manage substantial amounts of data. These systems are subject to damage or interruption from:

•	power loss, computer systems failures and internet, telecommunications or data network failures,

•	operator negligence or improper operation by, or supervision of, employees or contractors,

•	physical and electronic loss of data or security breaches, misappropriation and similar events,

•	computer bugs, viruses and errors,

•	code production errors, including bugs and deployment errors,

•	cyberattacks, intentional acts of vandalism and similar events, and

•	hurricanes, earthquakes, fires, floods and other natural disasters.

Any failure of these systems due to any of their designated functions could cause an interruption in operations, could adversely affect such party’s ability to perform its obligations under the Transaction Documents and could result in reduced collections on the Receivables. In particular, if the Servicer were to experience any significant interruptions or losses in its information processing capabilities, the Servicer’s ability to effectively service the Receivables could be materially and adversely affected.

Though the parties have implemented contingency and disaster recovery processes in the event of one or several technology failures, any unforeseen failure, interruption or compromise of these systems or security measures could affect its collection on the Receivables. The risk of possible failures or interruptions may not be adequately addressed, and such failures or interruptions could occur.

In addition, errors in Carvana’s internal systems may cause Receivables to have been improperly underwritten and, as a result, the payment of the Notes may be delayed or otherwise adversely affected, which could result in losses on the Notes.

GENERAL RISK FACTORS

Lack of liquidity in the secondary market, volatility and financial market disruptions may adversely affect the market value of the Offered Notes and your ability to resell the Offered Notes

The Offered Notes will not be listed on any securities exchange. Therefore, in order to resell the Offered Notes, you will need to find a willing buyer. The underwriters of the Offered Notes may participate in making a secondary market in the Offered Notes but are under no obligation to do so. We cannot assure you that a secondary market will develop or, if it does develop, that it will continue or be sufficiently liquid to permit the resale of the Offered Notes. The secondary market for asset-backed securities generally has experienced, and may continue to experience, reduced liquidity. Any period of illiquidity may adversely affect the market value of the Offered Notes and, in some circumstances, you may not be able to resell the Offered Notes when you want to do so. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk on the underlying assets, such as the Receivables underlying the Notes and consequently the Notes themselves. As a result, you may be unable to obtain the price that you wish to receive for the Offered Notes or you may suffer a loss on your investment. Even if a sufficiently liquid secondary market develops, the market values of the Offered Notes are likely to fluctuate from time to time. These fluctuations may be significant and could result in significant losses on the Offered Notes.

Additionally, events in the global financial markets, including the failure, acquisition or government seizure of major financial institutions, the establishment of government bailout programs for financial institutions, problems related to financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, the lowering of ratings on certain asset-backed securities and the exit of the United Kingdom (the “UK”) from the European Union (“EU”) (and the potential exit of any other country from the EU) have caused, and could in the future cause, a significant reduction in liquidity in the secondary market for asset-backed securities. Such market declines or disruptions could adversely affect the liquidity of, and market for, the Offered Notes independent of the performance of the Receivables. A period of illiquidity following market declines or disruptions may adversely affect both the market value of the Offered Notes and your ability to resell the Offered Notes.

Retained Notes may reduce the liquidity of your notes and subsequent sales by the Depositor may adversely affect their value

Some or all of the Notes may initially be retained by the Depositor or one or more majority affiliates thereof on the Closing Date, and, in any event, a portion of each class of Notes will be retained by Carvana or one or more of its majority-owned affiliates in satisfaction of Carvana’s risk retention obligations described under “Credit Risk Retention”. A significant reduction in liquidity in the secondary market for any classes of such retained Notes may result if the Depositor retains any class or classes of such Notes. In addition, if any retained Notes are subsequently sold by the Depositor, the demand and the market price of the Notes already in the market could be adversely affected.

The ratings for the Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Notes for you

We expect to hire three rating agencies to rate the Offered Notes for the Issuing Entity. The Notes may receive a rating from a rating agency not hired to rate the Notes. A rating is not a recommendation to buy, sell, or hold the Notes. The rating considers only the likelihood that the Issuing Entity will pay interest on time and will ultimately pay principal in full and are solely the view of the assigning rating agency and are subject to any limitations that the assigning rating agency may impose. Ratings on the Notes do not address the timing of distributions of principal on the Notes prior to their applicable Final Scheduled Distribution Date. The ratings do not consider the prices of the Notes or their suitability to a particular investor. To the extent the Notes are rated by any rating agency, that rating agency may change or withdraw its rating of the Notes if that rating agency believes that circumstances have changed, the performance of the Receivables has deteriorated, there were errors in analysis or otherwise. Any subsequent change in or withdrawal of a rating will likely affect the price that a subsequent purchaser would be willing to pay for the Notes and your ability to resell your Notes. Rating agencies not hired to rate the Notes may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the Notes. If a Hired Rating Agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no party has an obligation to provide additional credit enhancement or to restore the original rating. None of Carvana, the Depositor, the Servicer or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings. There may be a conflict of interest for the Hired Rating Agency because Carvana paid the fee charged by each Hired Rating Agency for its rating services. Additionally, if any rating agency provides an unsolicited rating that is lower than the ratings provided by the rating agencies hired to rate the Notes, the market value of the Notes may be adversely affected. None of Carvana, the Depositor, the Servicer, the underwriters, or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Notes, and these parties may be aware of unsolicited ratings assigned to the Notes. If any non-hired rating agency assigns an unsolicited rating to the Notes, there can be no assurance that the unsolicited rating will not be lower than the ratings provided by the Hired Rating Agencies, which could adversely affect the market value of your Notes or limit your ability to resell your Notes. In addition, if Carvana fails to make available to any non-hired rating agency any information provided to any Hired Rating Agency for the purpose of assigning or monitoring the ratings on the Notes, a Hired Rating Agency could withdraw its ratings on the Notes, which could adversely affect the market value of your Notes or limit your ability to resell your Notes. Moreover, criminal, civil, or regulatory actions or other events adverse to a Hired Rating Agency may have a detrimental effect on the credibility of such Hired Rating Agency’s ratings, which could have an adverse effect on the market value of your Notes. Prospective investors in the Notes are urged to make their own evaluation of the creditworthiness of the Receivables and the credit enhancement on the Notes and not to rely solely on the ratings on the Notes.

SPONSOR

Carvana is a leading e-commerce platform for buying and selling used cars. Carvana is transforming the used car buying and selling experience by giving consumers what they want—a wide selection, transparent pricing, and a simple, no-pressure transaction. Each element of its business, from inventory procurement to fulfillment and overall ease of the online transaction, has been built for this singular purpose.

Carvana provides refreshingly different and convenient experiences for used car buying and selling that can save customers time and money. On its platform, consumers can research and identify a vehicle, inspect it using Carvana’s patented 360-degree vehicle imaging technology, obtain financing and warranty coverage, purchase the vehicle, and schedule delivery or pick-up, all from their desktop or mobile devices. Alternatively, a customer can obtain a firm offer online for their vehicle by answering a few questions without needing to provide photos or service records. Carvana’s transaction technologies and online platform transform a traditionally time-consuming process by allowing customers to secure financing, complete a purchase or sale, and schedule delivery or pick-up online in as little as 10 minutes.

Carvana’s technology and infrastructure allow it to seamlessly and cost efficiently deliver this experience to its customers. Carvana uses proprietary algorithms to optimize its nationally pooled inventory of over 20,000 vehicles, inspect and recondition vehicles based on its 150-point inspection process, and operate its own logistics network to deliver cars directly to customers as soon as the next day. Customers in certain markets also have the option to pick up their vehicle at one of Carvana’s patented vending machines, which provides an exciting pick-up experience for the customer while decreasing Carvana’s variable costs, increasing scalability and building brand awareness.

The automotive retail industry’s large size, fragmentation, and lack of differentiated offerings present an opportunity for disruption. Carvana has demonstrated that its custom-built business model can capitalize on this opportunity. From the launch of its first market in January 2013 through December 31, 2020, Carvana purchased, reconditioned, sold, and delivered approximately 587,600 vehicles to customers through its website, generating approximately $12.9 billion in revenue. Carvana’s sales have grown as it increased its market penetration in current markets and added new markets. As of February 4, 2021, Carvana’s in-house distribution network services 272 metropolitan markets, and Carvana plans to continue to expand its network into additional markets. Since February 2013, Carvana has also offered and originated loans to consumers.

Since 2015, Carvana has entered into various agreements under which it sells Receivables to third parties. Since 2019, Carvana has completed six securitizations. This is Carvana’s second public securitization transaction and its second securitization transaction secured primarily by prime Receivables. Carvana utilizes the same origination procedures and systems for all of its receivables; Bridgecrest services all of the receivables originated by Carvana, including receivables sold or securitized by Carvana.

See “Underwriting of Receivables” for a discussion of Carvana’s experience with and overall procedures for underwriting Receivables. See “Historical Performance—Delinquencies and Net Losses” for information regarding historical performance of auto receivables originated by Carvana.

Carvana has ongoing obligations to repurchase certain Receivables and to authorize, execute or file financing statements relating to the Receivables, as further described in “The Transaction Documents.” In addition, as described under “Credit Risk Retention,” Carvana or a majority-owned affiliate of Carvana will retain at least 5% of each class of Notes and the certificates to satisfy Carvana’s obligations under Regulation RR.

Carvana, in its capacity as administrator of the Issuing Entity, will enter into the Administration Agreement with the Issuing Entity, the Grantor Trust and the Indenture Trustee pursuant to which Carvana, as administrator, will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Grantor Trust Agreement. As compensation for the performance of the administrator’s obligations under the Administration Agreement and as reimbursement for its expenses thereto, Carvana, as administrator, will be entitled to an administration fee.

Carvana was formed on March 9, 2012 as an Arizona limited liability company. Carvana’s principal executive offices are located at 1930 W. Rio Salado Parkway, Tempe, Arizona 85281, and its telephone number is (480) 719-8809. Carvana, LLC is indirectly owned by Carvana Co.

DEPOSITOR

The Depositor is organized for the limited purpose of purchasing motor vehicle receivables and associated rights, transferring such purchased assets, forming trusts, and other subsidiaries and engaging in similar activities for multiple securitizations of motor vehicle receivables on an ongoing basis.

The Depositor will acquire the Receivables from Carvana under the Receivables Purchase Agreement and will make various representations and warranties about the origination, characteristics, and transfers of the Receivables to the Issuing Entity under the Receivables Transfer Agreement. If these representations and warranties are breached and not cured and such breach materially and adversely affects the interests of the investors, taken as a whole, the Issuing Entity will have the right under the Receivables Transfer Agreement to require the Depositor to repurchase the relevant Receivables.

The Depositor has ongoing obligations to repurchase certain Receivables and to authorize, execute or file financing statements relating to the Receivables, as further described in “The Transaction Documents.”

The Depositor was formed on January 4, 2019 as a Delaware limited liability company. Carvana is the sole equity member of Carvana Receivables Depositor LLC. The Depositor’s principal executive offices are located at 1930 W. Rio Salado Parkway, Tempe, Arizona 85281, and its telephone number is (480) 719-8809.

CEO Certification

In connection with this offering, the chief executive officer of the Depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Receivables and the structure of this securitization transaction, the risks of owning the Offered Notes, and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Offered Notes when due. This certification will be filed by the Depositor with the SEC at the time of filing of this prospectus. Despite the fact that the chief executive officer will make these certifications, this certification does not reduce or eliminate the risks of investing in the Offered Notes.

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor described above; and

•	the Transaction Documents containing the provisions described in “The Transaction Documents—Asset Representations Review Agreement,” and “The Transaction Documents— Indenture—Investor Communications.”

ISSUING ENTITY

The Issuing Entity is a Delaware statutory trust with a fiscal year end of December 31.

Trust Agreement

The Issuing Entity will be operated pursuant to a trust agreement, which will be dated the date the Issuing Entity will initially issue the Securities.

The Issuing Entity will not engage in any activity other than:

•	acquiring the Receivables from the Depositor for contribution to the Grantor Trust,

•	acquiring, holding and managing the Grantor Trust Certificate and other assets and any proceeds from the Grantor Trust Certificate and other trust assets,

•	issuing the Securities,

•	making payments on the Securities, and

•	engaging in other activities and taking any actions necessary to fulfill the roles of the Issuing Entity in connection with the Securities.

Insolvency Event

The Trust Agreement provides that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuing Entity without the prior approval of a majority of the Certificateholders. Under no circumstance will the Owner Trustee commence any proceeding prior to the date that is one year and one day after the termination of the Issuing Entity. In the Servicing Agreement, the Servicer, and in the Receivables Transfer Agreement, the Depositor, respectively, will covenant that it will not, for a period of one year and one day after the final distribution for the Notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar bankruptcy law. In the Receivables Purchase Agreement, Carvana will covenant that it will not, for a period of one year and one day after the final distribution for the Notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the Depositor, or the Issuing Entity, or the Grantor Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar bankruptcy law.

Certificateholder Liability; Indemnification

Under the Trust Agreement, Certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the General Corporation Law of the State of Delaware.

Termination

The Issuing Entity will terminate upon the final distribution by the Indenture Trustee and the paying agent of all monies and other property of the Issuing Entity in accordance with the terms of the Trust Agreement, the Servicing Agreement and the Indenture, including in the case of the exercise by the Servicer (or its designee) of its option to purchase the Receivables as described above under “Description of the Notes—Optional Redemption.”

The Indenture Trustee will give written notice of redemption to each noteholder of record and the certificate registrar will give written notice of dissolution of the Issuing Entity to each Certificateholder of record. The final distribution to any noteholder or Certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the Indenture Trustee specified in the notice of redemption or that Certificateholder’s certificate at an office or agency of the certificate registrar specified in the notice of dissolution.

Trust Property

The property of the Issuing Entity will include:

•	the Grantor Trust Certificate and all distributions on or in respect of the Grantor Trust Certificate,

•	amounts as from time to time may be held in the Designated Accounts, except for the Certificate Distribution Account, and

•	the rights of the Depositor under the Receivables Purchase Agreement.

The investment earnings on the amounts in the Reserve Account, the Class N Reserve Account, and the Collection Account will not be property of the Issuing Entity. These investment earnings, net of losses and investment expenses, will be payable to Carvana.

The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, N.A., as owner trustee, at the address listed in “Owner Trustee and Grantor Trust Trustee” below.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date:

Class A-1 Asset Backed Notes	$50,000,000
Class A-2 Asset Backed Notes	$130,000,000
Class A-3 Asset Backed Notes	$130,000,000
Class A-4 Asset Backed Notes	$68,000,000
Class B Asset Backed Notes	$14,000,000
Class C Asset Backed Notes	$16,000,000
Class D Asset Backed Notes	$7,000,000
Class N Asset Backed Notes	$17,000,000
Overcollateralization	$1
Reserve Account	$2,075,000

Class N Reserve Account	$207,500

Total	$434,282,501

Some or all of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. At least 5% (by initial principal amount) of each class of Notes and the Certificates will initially be retained by Carvana or one or more of its majority-owned affiliates in satisfaction of Carvana’s risk retention obligations described under “Credit Risk Retention.” The Class XS Notes, the Class N Notes and the Certificates (other than any portion thereof retained to satisfy Carvana’s risk retention obligations) will be sold in one or more private placements or retained initially by the Depositor or one of its affiliates and are not offered under this prospectus.

GRANTOR TRUST

Carvana Auto Receivables Grantor Trust 2021-P1 is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The Issuing Entity formed the Grantor Trust. The Grantor Trust will acquire the Receivables from the Issuing Entity in exchange for a certificate that evidences 100% of the beneficial interests in the Grantor Trust (the “Grantor Trust Certificate”) issued pursuant to the Grantor Trust Agreement, dated on or before the Closing Date. The Grantor Trust Certificate will be pledged by the Issuing Entity to the Indenture Trustee for the benefit of the investors pursuant to the Indenture.

The Grantor Trust will not engage in any activity other than:

•	acquiring, holding and managing the Receivables and other assets of the Grantor Trust and any proceeds from the Receivables and other trust assets,

•	issuing the Grantor Trust Certificate,

•	making payments on the Grantor Trust Certificate, and

•	engaging in other activities and taking any actions necessary to fulfill the roles of the Grantor Trust in connection with the Grantor Trust Certificate.

The property of the Grantor Trust will include:

•	the Receivables,

•	security interests in the financed vehicles,

•	the right to proceeds, if any, of any credit life, credit disability, physical damage or other insurance policies covering the financed vehicles, and

•	the rights of the Issuing Entity under the Receivables Transfer Agreement, including the rights of the Depositor under the Receivables Purchase Agreement.

The Grantor Trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, N.A. as Grantor Trust Trustee at the address listed in “Owner Trustee and Grantor Trust Trustee” below.

SERVICER

Bridgecrest Credit Company, LLC, an Arizona limited liability company (“Bridgecrest”), or its affiliates have been servicing motor vehicle receivables for more than 20 years. Bridgecrest and its affiliates service motor vehicle receivables originated by DriveTime Car Sales Company, LLC and Carvana, including receivables securitized or sold in whole-loan purchases by DriveTime Car Sales Company, LLC, Carvana or their respective affiliates. Since 1996, Bridgecrest or its affiliates have serviced over 70 securitizations of motor vehicle receivables.

See “Servicing Procedures” for more information regarding Bridgecrest’s customary servicing practices.

As described more fully below under “The Transaction Documents,” the Servicer will be responsible for servicing and making collections on the Receivables in accordance with its customary servicing practices and applicable law. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of obligors, pursuing delinquencies, recovery and remarketing of financed vehicles if required, making available payment or other information to obligors, accounting for collections, administering insurance claim filings and providing monthly reports. The Servicer will not have custodial responsibility for the receivable files.

Bridgecrest is an affiliate of Carvana and services all of the receivables originated by Carvana, including receivables sold or securitized by Carvana. See “Affiliations and Relationships Among Transaction Parties” for more information regarding Bridgecrest’s relationship with Carvana.

Bridgecrest was formed on December 30, 2009 as an Arizona limited liability company. Bridgecrest’s principal executive offices are located at 7300 E Hampton Avenue, Mesa, Arizona 85209, and its telephone number is (602) 852-6600.

INDENTURE TRUSTEE

Wells Fargo Bank, National Association (“Wells Fargo Bank”), is the “Indenture Trustee” under the Indenture for the benefit of the investors. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at 600 S. 4th Street, MAC N9300-061, Minneapolis, MN 55415, Attn: Corporate Trust Services – Asset Backed Administration. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

Wells Fargo Bank has provided corporate trust services since 1934 and has acted, and continues to act, as trustee on numerous series of auto loan receivables backed securities.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York, against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the settlement agreement.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

Wells Fargo Bank is also subject to various legal proceedings that arise from time to time in the ordinary course of business. Wells Fargo Bank does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

The Indenture Trustee’s duties are limited to those duties specifically set forth in the Indenture. Carvana and its affiliates may maintain normal commercial and investment banking relations with the Indenture Trustee and its affiliates. The Indenture Trustee’s fees and indemnity payments against certain losses, liabilities or expenses incurred by the Indenture Trustee in connection with the Transaction Documents will be paid out of Available Funds as described under “Distribution Date Payments” and “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes.”

The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the Indenture Trustee will not be liable for interest on any money received by it except if it agrees in writing with the Issuing Entity and will have no liability or responsibility for the acts or omissions of any other party to any of the Transaction Documents. The Indenture Trustee does not have any obligation to independently verify or confirm any underlying data.

On each Distribution Date, Wells Fargo Bank or another paying agent under the Trust Agreement will be required to distribute to the Certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to the Indenture on or prior to such Distribution Date.

OWNER TRUSTEE AND GRANTOR TRUST TRUSTEE

Wilmington Trust, N.A. (“WTNA”) (formerly called M&T Bank, National Association) will be (1) the Owner Trustee under the Trust Agreement and (2) the Grantor Trust Trustee under the Grantor Trust Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

Pursuant to the Trust Agreement, the Owner Trustee will perform limited administrative functions of the Issuing Entity including the execution and delivery of the Transaction Documents and any related certificate or other document to which the Issuing Entity is a party. The Owner Trustee will also direct the Indenture Trustee to authenticate and deliver the Notes and will be authorized but not obligated to take all other actions required of the Issuing Entity pursuant to the Transaction Documents. The Owner Trustee is obligated to perform only those duties that are specifically assigned to it in the Trust Agreement, the Receivables Transfer Agreement, the Receivables Contribution Agreement or any other related documents.

Pursuant to the Grantor Trust Agreement, the Grantor Trust Trustee will perform limited administrative functions of the Grantor Trust including the execution and delivery of the Transaction Documents and any related certificate or other document to which the Grantor Trust is a party. The Grantor Trust Trustee is obligated to perform only those duties that are specifically assigned to it in the Grantor Trust Agreement, the Receivables Contribution Agreement or any other related documents.

The Owner Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement governing the Issuing Entity. The Owner Trustee will not be liable for the default or failure of any of Carvana, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Collateral Custodian, or other trustees to carry out their respective obligations under any of the Transaction Documents, nor will the Owner Trustee be liable under any Transaction Document under any circumstances, except for such liability and losses due to its willful misfeasance, bad faith or gross negligence (except errors in judgment) or from a breach of representation or warranties regarding itself in the Trust Agreement.

The Grantor Trust Trustee’s liability in connection with the issuance and sale of the Notes and certificates is limited solely to the express obligations of the Grantor Trust Trustee set forth in the Grantor Trust Agreement governing the Grantor Trust. The Grantor Trust Trustee will not be liable for the default or failure of any of the administrator, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Collateral Custodian or other trustees to carry out their respective obligations under any of the Transaction Documents, nor will the Grantor Trust Trustee be liable under any Transaction Document under any circumstances, except for such liability and losses due to its willful misfeasance, bad faith or gross negligence (except errors in judgment) or from a breach of representation or warranties regarding itself in the Grantor Trust Agreement.

The Owner Trustee may resign at any time, in which event Carvana, or a successor administrator, will be obligated to appoint a successor owner trustee. Carvana or the Depositor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as owner trustee under the Trust Agreement or if the Owner Trustee becomes insolvent. In those circumstances, Carvana, or a successor administrator, will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. Costs associated with the termination of the Owner Trustee and the appointment of a successor will be borne by the Issuing Entity.

The Grantor Trust Trustee may resign at any time, in which event Carvana, or a successor administrator, will be obligated to appoint a successor grantor trustee. The Issuing Entity or administrator of the Grantor Trust may also remove the Grantor Trust Trustee if the Grantor Trust Trustee ceases to be eligible to continue as grantor trust trustee under the Grantor Trust Agreement or if the Grantor Trust Trustee becomes insolvent. In those circumstances, Carvana, or a successor administrator, will be obligated to appoint a successor grantor trust trustee. Any resignation or removal of a grantor trust trustee and appointment of a successor grantor trust trustee will not become effective until acceptance of the appointment by the successor grantor trust trustee. Costs associated with the termination of the Grantor Trust Trustee and the appointment of a successor will be borne by the Issuing Entity.

COLLATERAL CUSTODIAN

Wells Fargo Bank will be collateral custodian under the Collateral Custodian Agreement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its principal offices are located at 600 S. 4th Street, MAC N9300-061, Minneapolis, MN, 55415.

Wells Fargo Bank is authorized to act as collateral custodian and to retain physical possession of the tangible records related to the Receivables or, in connection with the e-vault provider, maintain “control” over the electronic records held by the Grantor Trust for purposes of the UCC and other documents relating thereto as collateral custodian for the Issuing Entity.

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will act as the “asset representations reviewer” under the Asset Representations Review Agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 400 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not, and will not so long as the Offered Notes remain outstanding, be affiliated with Carvana, the Depositor, the Servicer, the Backup Servicer, the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee or any of their affiliates and none of the Asset Representations Reviewer’s affiliates has been hired by Carvana or the underwriters to perform pre-closing due diligence work on the Receivables. The Asset Representations Reviewer may be appointed as an asset representations reviewer on other transactions for Carvana or its affiliates.

For so long as the Offered Notes remain outstanding, the Asset Representations Reviewer must satisfy these eligibility criteria. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with any representation is a breach of the Transaction Documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to Carvana, the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “The Transaction Documents—Asset Representations Review Agreement.”

BACKUP SERVICER

Vervent Inc., a Delaware corporation, is the backup servicer of the Receivables pursuant to the Backup Servicing Agreement.

Vervent Inc. is headquartered in San Diego, California and was formed in July 2019 when First Associates Loan Servicing, LLC and Portfolio Financial Servicing Company combined operations to form a single servicing organization as a result of First Associates Loan Servicing, LLC’s investment round with Stone Point Capital (Vervent Inc. and its predecessors, “Vervent”). Vervent has been in business for more than 30 years, offering financial servicing support. It is the only consumer servicer to currently have a servicer rating from Morningstar, having received Morningstar’s top MOR ABS 1 ranking for three consecutive years. Vervent began servicing mobile home loans in 1986, small business and commercial loans and leases in 2005, consumer (non-mortgage) loans in 2008, auto loans in 2011, and credit cards in 2017. Vervent uses artificial intelligence driven speech analytics to monitor compliance and enhance performance. Vervent’s principal offices are located at 10182 Telesis Court, Suite 300, San Diego, CA 92121.

In certain circumstances, the Backup Servicing Agreement may be terminated. See “The Transaction Documents—Backup Servicing Agreement.”

UNDERWRITING OF RECEIVABLES

Application and Purchase Process

Carvana’s credit application volume consists exclusively of customers seeking financing for the purchase of a vehicle from Carvana. Approximately 80% of Carvana’s retail unit sales are directly financed by Carvana.

At any time during the shopping experience, customers may submit a pre-qualification application in order to receive precise, conditionally approved financing offers on all vehicles in Carvana’s available inventory. The application captures basic customer identity, contact, and income information that enables Carvana to obtain data about the customer from its credit data partners. Within seconds of pre-qualification application submission, Carvana’s data partners provide it with third-party credit scores, such as FICO, as well as raw credit and alternative data that Carvana uses in its proprietary risk models, which are described below. Carvana’s proprietary financing technology quickly iterates through each vehicle in its inventory to calculate personalized financing offers for the customer based on customer-specific attributes, such as CarvanaScore, income, and state of residence, as well as vehicle-specific attributes, such as price, mileage, and model year.

Customers who submit a pre-qualification application will see personalized financing terms, which are automatically generated through Carvana’s proprietary financing technology, displayed alongside vehicle pricing information on both Carvana’s search and vehicle detail pages. This calculation of offers on all vehicles in Carvana’s available inventory allows customers to leverage Carvana’s search page to rapidly identify vehicles that both meet desired vehicle criteria and monthly payment and down payment options. Once a customer has identified a vehicle of interest, he or she can choose from hundreds of permutations, specific to such customer, of down payment amount, monthly payment, interest rate, and term offered by Carvana on that specific vehicle, providing the customers with flexibility in choosing their financing options.

After selecting a vehicle, customers begin the “Purchase Process”, a series of steps that allows the customer to complete a purchase in a little as 10 minutes. During the Purchase Process, the customer will:

•	Review and select ancillary product options, including vehicle service contracts and GAP waiver coverage,

•	Value and apply a trade-in to the purchase, if desired,

•	Upload images of requested documents, such as his or her driver’s license or recent paystubs,

•	Provide bank account information for making the down payment and, if desired, enroll in auto-pay on the loan, and

•

Schedule the date, time, and location of the delivery of the purchased vehicle, including whether the vehicle is to be picked-up at one of Carvana’s patented car vending machine locations or delivered to the customer’s home.

The Purchase Process culminates in the customer confirming his or her order and financing application. Based on the information Carvana collects through the pre-qualification application and Purchase Process, Carvana’s proprietary financing technology automatically assesses the credit risk of the customer and determines the final terms of the financing offered by Carvana to the customer. Order confirmation triggers the generation of electronic contracts that the customer can sign immediately and must sign in advance of delivery, marking the beginning of Carvana’s Verification Process. None of the Receivables in the Pool were originated with exceptions to Carvana’s written underwriting guidelines or automated underwriting process.

Verification Process

Carvana has established a centralized “Verification Process” in which every order placed in the Purchase Process is verified by a team of specialized employees at its headquarters in Tempe, Arizona. In accordance with Carvana’s policies and procedures, all orders must successfully pass verification tests related to identity, income, employment, insurance, availability of down payment funds (if applicable), and residency prior to delivery of the vehicle and origination of the loan.

The Verification Process utilizes both manual and technology-enabled processes. For example, certain customers with lower expected credit risk may be eligible to pass income and employment verification tests based on information available from Carvana’s data partners, while other customers may be asked to provide paystubs, bank statements, or other information for manual verification of income and employment. Identity verification is a critical component of Carvana’s Verification Process, and generally involves review and image capture of the customer’s driver’s license by a Carvana employee at time of delivery, a web-based identity verification questionnaire, and review of identity information provided by Carvana’s data partners.

In addition to the verification processes described above, Carvana has developed multiple tools and processes to mitigate the risk of fraud in the origination process. One such tool is Carvana’s proprietary “FraudScore” model, which combines credit and alternative data obtained from data partners, details of the customer’s order and other proprietary data to score orders based on the risk of fraud. FraudScore highlights orders for additional review and diligence by specially-trained members of Carvana’s verifications team. Carvana’s “Red Flags” process involves comparison of information provided by the customer in the application with information obtained from data partners to detect inconsistencies which must be evaluated and cleared through research using vendor tools or additional documentation provided by the customer.

Delivery and Post-Sale

Carvana allows customers to pick-up vehicles from any of its patented car vending machine locations and provides as soon as next-day home delivery using its fulfillment network and delivery advocate employees to customers who live in one of Carvana’s established delivery markets. During the delivery, images of the customer’s driver’s license and proof of insurance are captured and reviewed by a Carvana employee. The customer and delivery advocate complete any outstanding paperwork, including execution of a title application and other documents needed to perfect Carvana’s security interest in the vehicle, which are then sent to Carvana’s headquarters in Tempe, Arizona for processing.

Every Carvana purchase comes with a “7 Day Money Back Guarantee”, which allows the customer to return the vehicle within seven days of purchase. When a vehicle is returned, the associated retail installment contract is voided and any accrued interest is waived. Generally, upon expiration of the seven day period, if the customer has decided to keep the vehicle, a team of Carvana employees initiate the title and registration process. Information regarding the motor vehicle receivable (including with respect to the related obligor and financed vehicle) is sent by Carvana to Bridgecrest for onboarding, together with copies (but not the originals) of the contract and certain related documentation.

Proprietary Risk Models

Carvana has developed multiple proprietary risk models to support various aspects of its vertically integrated automotive lending business.

Carvana utilizes a custom credit risk model in addition to traditional third-party credit scores such as FICO for the purpose of evaluating credit risk and determining financing offers. Carvana’s primary credit risk model, CarvanaScore, incorporates traditional and non-traditional data from multiple third party data partners. CarvanaScore has been developed exclusively on loan performance data from past Carvana originations, and places emphasis on customer attributes that Carvana’s sophisticated, machine learning techniques have found to be most predictive of loan performance. The model is significantly more predictive than third-party credit scores on Carvana’s customer population, and has been validated out of time and out of model training sample on both Carvana and non-Carvana originated loans.

Carvana has also developed a “Deal Score” model for internal and external reporting and portfolio monitoring purposes. The Deal Score model produces scores that range from 0 to 100, with higher scores indicating lower expected risk of negative loan performance. Deal Score combines a customer’s CarvanaScore with deal-specific attributes, such as down payment, monthly payment amounts, payment-to-income ratio and vehicle characteristics, to enhance predictive power. Like CarvanaScore, Deal Score has been developed exclusively on Carvana loan performance data.

All proprietary risk models used in Carvana’s lending business are regularly monitored and tested. The risk models are updated from time to time to adjust for new performance data, changes in customer and economic trends, and additional sources of third party data.

Security Interest in Vehicles

Each motor vehicle receivable underwritten by Carvana in connection with the sale of a used motor vehicle is secured by that vehicle. For more information, see “The Receivables—Certain Legal Considerations of the Receivables—Security Interests in the Financed Vehicles.”

Electronic Contracts and Electronic Contracting

Carvana employs electronic contracting under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors. Carvana contracts with third parties to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by a third-party on behalf of Carvana. These third-party’s technology systems permit transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify Carvana as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

SERVICING PROCEDURES

The Servicer will be responsible for servicing and making collections on the Receivables. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of obligors, pursuing delinquencies, recovery and remarketing of vehicles if required, making available payment or other information to obligors, accounting for collections, administering insurance claim filings and providing monthly reports.

The Servicer will generally be required to service the Receivables in accordance with its customary servicing practices, which are the customary servicing practices of the Servicer with respect to all comparable motor vehicle receivables that the Servicer services for itself or others, as such practices may be changed from time to time. The following discussion is a brief description of certain of the customary servicing practices, including the written servicing policy and procedures, of Bridgecrest applicable to its role as Servicer. The Servicer modifies these servicing practices from time to time to comply with applicable regulatory requirements and guidance. The Servicer most recently modified its written servicing policy and procedures in July 2020; however, the modifications to the written policy and procedures did not result in any material modifications to the Servicer’s servicing practices. In addition, the Servicer reviews its servicing practices periodically and revises them to improve the effectiveness or efficiency of its servicing and collection activities.

Payment Channels and Methods

The Servicer maintains a website where obligors can access information about their accounts. Obligors have a variety of available payment options, including through an online portal, by phone with a representative or through an automated phone system, mail, an app and third-party payment processing services. Currently, debit card, credit card, check (through mail) and automated clearing house (“ACH”) payments are accepted through these payment avenues. The Servicer continually evaluates emerging trends and payment technologies and may modify its accepted payment methods from those described above.

Payment Application and Partial Payments

Unless otherwise required by law or the applicable contract, payments received on an obligor’s account are generally applied in the following order: past due interest, past due principal, current scheduled payments, any assessed late fees and non-sufficient fund (“NSF”) fees and then to future scheduled payments. An obligor must pay at least 90% of a scheduled payment and all past due amounts to be considered current. The Servicer may waive accumulated late fees, NSF fees and other Supplemental Servicing Fees in its discretion and in accordance with its servicing practices.

Collections

The Servicer maintains its primary servicing centers in Mesa, Arizona and Dallas, Texas. In addition, the Servicer continues to invest in and consider alternate strategies for its servicing functions, including work-from-home options, and may have agents performing certain servicing functions from remote or alternate locations. The mission of the Servicer’s loan servicing department is to assist obligors to remain current on their payments. The Servicer generally works with obligors that are having difficulties making payments to bring the account current by either securing a payment or creating a plan to bring the account current. The loan servicing department is organized into several different teams based on payment and delinquency stage. The front end collections group generally handles delinquencies by contacting obligors and responding to inbound calls. The mid-range group relies primarily on contacting obligors with the goal of determining if the obligor is eligible for payment assistance (such as an extension). A late-stage collections group will continue to work with obligors to determine when the related vehicles should be assigned for repossession and/or reinstated.

Modification of Contracts-Due Date Changes and Extensions

The Servicer may change the due dates for payments to accommodate the date the obligor feels best suits its ability to make timely payments. Due date changes generally are not treated as extensions.

The Servicer’s servicing policy and procedures sets forth requirements for when the term of a receivable may be extended. Extensions are granted when an obligor’s payments are deferred to the end of the term to bring the account current. This extends the contract maturity date but does not affect any other terms of the receivable. Generally, extensions are granted after a determination is made that the extension will likely alleviate an obligor’s temporary hardship. Under the current customary servicing practices, extensions generally may not extend the final payment more than six months past the original maturity date of the contract and may not be available to an obligor until six monthly equivalent payments have been made. On a monthly pay frequency, an obligor may receive up to 6 payment extensions over the life of the loan or up to 3 payment extensions in a 12-month period as long as it is not extending 6 months beyond the original maturity date. Extensions may be processed within system and rule constraints without manual intervention or approval. Exceptions may also be granted by an authorized approver beyond the guidelines and established limits within specified parameters. Any extension or other permissible modification could have an impact on the amount and timing of collections on Receivables and, consequently, the amount and timing of Available Funds to make payments on the Securities. See “Risk Factors—Risks Related to the Transaction Parties—The Servicer’s discretion over the servicing of the Receivables, including the sale of Charged-Off Receivables, may impact the amount and timing of funds available to make payments on the Securities.”

Disaster Relief and Recovery

In the event of a natural or manmade disaster (including a pandemic such as the outbreak of COVID-19), the Servicer may implement a range of actions with respect to impacted obligors and the related receivables, including the cessation of repossession and collection efforts, offering assistance through modification or extension of the receivable and assisting with the processing of insurance claims. The scope of any such action may exceed the general requirements for eligibility with respect to such action outside of a natural or manmade disaster situation.

Charge-off Guidelines

The Servicer’s charge-off policy is designed to provide a consistent approach in compliance with applicable law to the charge-off of delinquent receivables, as well as accounts for which insurance proceeds have been applied following a casualty or for which a vehicle has been abandoned. Generally, receivables in default are charged-off at the earlier of (a) the date which the obligor is 120 days past due at the end of the month or (b) the expiration of the notice of intent (i.e., notice to the obligor of the intent to sell the vehicle to recoup part of the loss from the default) following a repossession of the related vehicle. Vehicles abandoned by an obligor or with applied insurance proceeds are charged off at 120 days past due. In the event the customer presents GAP coverage at time of loss, proceeds are applied to the account and the leftover balance is written down to reflect the GAP coverage. If the GAP payment is applied prior to the account becoming 120 days past due, then the receivable will be noted as paid/settled and the balance will not be charged-off. Once an account charges-off, the obligor is no longer responsible for late fees and interest previously accrued on the receivable, nor will the obligor accrue any additional late fees and interest; instead, the obligor is only responsible for the principal balance.

Sales of Deficiency Balances

The Servicer may from time to time sell deficiency balances remaining after a receivable is charged-off to third-parties on either a flow or portfolio purchase basis.

Repossession, Reinstatements and Liquidations

The Servicer’s servicing policy and procedures includes guidance with respect to repossessions, the handling of an obligor’s voluntary surrender of a vehicle, the handling of vehicles that have been impounded and notice requirements related to the foregoing. Generally, the Servicer may repossess a vehicle if the obligor has missed a monthly payment or has otherwise defaulted under a receivable, but a decision to repossess a vehicle is determined on an account-by-account basis in accordance with guidelines that consider, among other things, the risk of loss associated with the account. If the Servicer determines that a vehicle should be repossessed, then the Servicer will assign the vehicle for repossession to an approved repossession agent. In certain states and in some circumstances, the Servicer must send a “right to cure” notice prior to repossessing the vehicle and, in some states, the Servicer must send a “notice of intent” letter informing the obligor of the intent to sell the repossessed vehicle. If a vehicle is submitted for repossession and has not been recovered, the customer is offered options to cancel the repossession through payment of the full principal balance (which is referred to as “redeemed”) or, for customers in certain states, payment of the full past due balance (which is referred to as “reinstated”). If the related obligor is in bankruptcy or subject to the Servicemembers Civil Relief Act, then the account will be referred to the Servicer’s bankruptcy department or military group within loan servicing prior to any repossession to ensure compliance with applicable legal requirements. Additionally, an obligor has the ability to voluntarily surrender a vehicle to the Servicer by requesting that the Servicer retrieve the vehicle, which is considered a voluntary repossession.

If a repossessed vehicle is not redeemed or reinstated, then the Servicer will sell the vehicle at auction and apply the net liquidation proceeds of the sale to the outstanding balance of the receivable. If the net liquidation proceeds exceed the outstanding balance, then the Servicer will refund the excess to the obligor; if the net liquidation proceeds are less than the outstanding balance, then the obligor will remain liable for the deficiency balance after rebates and credits, if any, are applied to the account.

Bankruptcy

The Servicer’s bankruptcy department is assigned to manage all receivables with obligors that have filed for bankruptcy. Once notice is received that an obligor has filed for bankruptcy, the account is moved to the bankruptcy department and all collection efforts are halted until the bankruptcy department reviews the account and determines the next steps. For obligors in bankruptcy, the Servicer will not engage in any collection efforts unless an oral notification of bankruptcy was not confirmed by documentation within a specified time period, the bankruptcy case has been dismissed (and not reinstated or appealed), the vehicle is sold and no amount remains due on the account or the account is reaffirmed and reaffirmation is approved by the bankruptcy court.

Impounds

From time to time vehicles are impounded. When an obligor abandons a vehicle by failing to retrieve the vehicle from the impound lot, the Servicer will determine whether to secure possession of the vehicle to satisfy the outstanding amounts under the related receivable. If the Servicer’s impound department determines that the cost of securing possession of the vehicle outweighs the benefit, the Servicer may abandon/forfeit the vehicle. If the vehicle is abandoned/forfeited, the account can be charged-off in accordance with the Servicer’s policies.

Insurance Policies and Processing

Although the retail installment contracts require obligors to insure the vehicle, the Servicer is not obligated to monitor compliance with this requirement or to force-place insurance. However, once the Servicer becomes aware of a damaged or totaled vehicle, the Servicer’s total loss department is responsible for ensuring insurance settlements are applied to the account and repair checks are distributed to an approved repair facility. In the event the customer presents GAP coverage at time of loss, proceeds are applied to the account and the leftover balance is written down to reflect the GAP coverage. Vehicles abandoned by a customer or with applied insurance proceeds are charged off according to the Servicer’s policies and procedures. If a GAP payment posts prior to the account charging off, the account will reflect as paid/settled.

HISTORICAL PERFORMANCE

Delinquencies and Net Losses

The information below includes historical performance data of (1) all motor vehicle receivables that were originated by Carvana, whether or not such receivables have been previously sold or securitized (but are still serviced by Bridgecrest) or may be sold or securitized in the future, including receivables that do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization transaction under the captions “All Obligors” and (2) all motor vehicle receivables that were originated by Carvana relating to obligors with a Deal Score of 50 or higher at the time of origination whether or not such receivables have been previously sold or securitized (but are still serviced by Bridgecrest) or may be sold or securitized in the future under the captions “Prime Obligors.”

There can be no assurance that the delinquency and net loss experience of the Pool will be comparable to that set forth below.

A Receivable is considered delinquent when a payment in excess of 10% of any scheduled payment has not been received by the payment due date as of the end of the monthly period.

The amounts included in the delinquency experience tables represent Principal Balances only. The delinquency periods included in the delinquency experience tables are calculated based on the number of days a payment is contractually past due.

Delinquency Experience (All Obligors)

	As of December 31, (1)
	2020		2019		2018		2017		2016
Principal Balances of Outstanding Receivables	$5,415,077,937		$3,359,895,920		$1,568,341,287		$648,549,452		$258,574,163
Delinquencies(2)
31-60 Days	$199,242,420	3.68%	$162,370,095	4.83%	$67,419,569	4.30%	$21,246,977	3.28%	$8,346,731	3.23%
61-90 Days	$77,206,736	1.43%	$53,638,264	1.60%	$24,286,651	1.55%	$8,323,593	1.28%	$3,404,384	1.32%
91 Days or more	$16,693,581	0.31%	$17,031,374	0.51%	$8,734,642	0.56%	$3,847,511	0.59%	$727,006	0.28%
Total 31+ Delinquencies	$293,142,737	5.41%	$233,039,732	6.94%	$100,440,862	6.40%	$33,418,081	5.15%	$12,478,121	4.83%
Total 61+ Delinquencies	$93,900,317	1.73%	$70,669,637	2.10%	$33,021,293	2.11%	$12,171,104	1.88%	$4,131,390	1.60%

(1) All amounts and percentages are based on the principal balance of the motor vehicle receivables.

(2) Delinquencies do not include bankruptcies and repossessions.

Delinquency Experience (Prime Obligors)

	As of December 31, (1)
	2020		2019		2018		2017		2016
Principal Balances of Outstanding Receivables	$2,719,223,935		$1,532,860,259		$731,518,484		$320,907,855		$138,298,799
Delinquencies(2)
31-60 Days	$18,103,978	0.67%	$14,845,014	0.97%	$6,206,274	0.85%	$1,806,395	0.56%	$372,351	0.27%
61-90 Days	$6,335,290	0.23%	$4,377,507	0.29%	$1,774,945	0.24%	$798,488	0.25%	$209,586	0.15%
91 Days or more	$1,569,339	0.06%	$1,760,677	0.11%	$841,359	0.12%	$262,408	0.08%	$9,154	0.01%
Total 31+ Delinquencies	$26,008,606	0.96%	$20,983,198	1.37%	$8,822,578	1.21%	$2,867,291	0.89%	$591,092	0.43%
Total 61+ Delinquencies	$7,904,628	0.29%	$6,138,184	0.40%	$2,616,304	0.36%	$1,060,896	0.33%	$218,741	0.16%

(1) All amounts and percentages are based on the principal balance of the motor vehicle receivables.

(2) Delinquencies do not include bankruptcies and repossessions.

Net Loss Experience (All Obligors)

	Year Ended December 31, (1)
	2020	2019	2018	2017	2016
Outstanding Principal Balances at Period End	$5,415,077,937	$3,359,895,920	$1,568,341,287	$648,549,452	$258,574,163
Average Month-End Amount During the Period	$4,395,408,756	$2,499,850,505	$1,096,969,841	$449,809,395	$176,904,208
Net Charge-Offs(2)	$93,448,535	$74,006,927	$32,795,310	$11,293,289	$6,870,265
Net Charge-Offs as a Percentage of Average Month-End Principal Balances Outstanding	2.13%	2.96%	2.99%	2.51%	3.88%

(1) All amounts and percentages are based on the principal balances of the motor vehicle receivables.

(2) Net charge-offs represent the outstanding Principal Balance of Charged-Off Receivables in the period less recovery payments received during the period with respect to charged-off accounts. Net charge-offs reflect expenses associated with collection, repossession, or disposition of the related vehicle.

Net Loss Experience (Prime Obligors)

	Year Ended December 31, (1)
	2020	2019	2018	2017	2016
Outstanding Principal Balances at Period End	$2,719,223,935	$1,532,860,259	$731,518,484	$320,907,855	$138,298,799
Average Month-End Amount During the Period	$2,094,885,911	$1,144,664,904	$516,045,504	$233,212,152	$89,031,177
Net Charge-Offs(2)	$11,768,401	$9,147,575	$3,479,394	$1,089,521	$473,528
Net Charge-Offs as a Percentage of Average Month-End Principal Balances Outstanding	0.56%	0.80%	0.67%	0.47%	0.53%

(1) All amounts and percentages are based on the principal balances of the motor vehicle receivables.

(2) Net charge-offs represent the outstanding Principal Balance of Charged-Off Receivables in the period less recovery payments received during the period with respect to charged-off accounts. Net charge-offs reflect expenses associated with collection, repossession, or disposition of the related vehicle.

See “Underwriting of Receivables,” “Servicer” and “Servicing Procedures” for a discussion of Carvana’s and Bridgecrest’s experience with and overall procedures for originating, underwriting and servicing Receivables.

Static Pool Information

Information regarding Carvana’s delinquencies, prepayments and cumulative net losses with respect to (a) historical loan originations relating to all obligors, regardless of Deal Score, by vintage origination year within the preceding six years and (b) historical loan originations relating to Prime Obligors (obligors with Deal Scores of 50 or higher at the time of origination) by vintage origination year within the preceding six years are included in Annex I to this prospectus. Additional historical loan originations relating to Prime Obligors (obligors with Deal Scores of 50 or higher at the time of origination) has been filed by the Depositor with the SEC. See “Incorporation of Certain Documents by Reference.” The static pool data set forth in Annex I is incorporated by reference into this prospectus.

The characteristics of Receivables included in the static pool data presented in Annex I to this prospectus, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the transaction described in the prospectus and the social, economic and other conditions existing at the time when these Receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of Receivables in the transaction described in the prospectus may differ from the information shown in Annex I.

To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—Carvana’s proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables”, “Risk Factors— Market factors may reduce the value of used vehicles, which could result in increased losses on the Receivables”, “Risk Factors— Geographic concentrations of the Receivables may result in more risk to you and adversely affect payments on the Receivables and Notes”, “Risk Factors— Economic developments may adversely affect the performance of the Receivables and the market value of your Securities” and “Risk Factors—Adverse events arising from the global Coronavirus outbreak could result in delays in payment or losses on your Securities.”

THE RECEIVABLES

The discussion below describes certain material features of the Receivables, eligibility criteria for the Receivables, the characteristics of the Pool, and certain reviews the Depositor makes of the Receivables before it purchases them from Carvana.

Interest Accrual and Allocation

The Receivables are simple interest Receivables. Each monthly payment under a simple interest receivable consists of an amount of interest, which is calculated on the basis of the outstanding Principal Balance multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made. Payments received under a simple interest receivable generally are allocated between interest and principal based on the actual date on which the payment is received.

Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid Principal Balance will be correspondingly less.

The amount of the scheduled monthly payment will not change as a result of an early or late payment, although a late fee may be assessed to the obligor. The Servicer is entitled to receive any late fees collected from obligors as Supplemental Servicing Fees.

In either case, the obligor under a simple interest receivable pays fixed monthly installments until the its final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding Principal Balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Criteria Applicable to the Selection of the Receivables

The Pool was selected from Carvana’s portfolio based on several criteria, including that each Receivable:

•	was originated by Carvana in the ordinary course of business,

•	is secured by a used car or light duty truck,

•	was originated in the United States,

•	had an original term to maturity of not more than 75 months,

•	is a simple interest receivable,

•	has a fixed annual percentage rate of not more than 28%,

•

provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity except for last payment, which may be smaller or greater than the level payments,

•	did not have more than 10% of any scheduled payment that was more than 30 days past due,

•	has a Deal Score equal to or greater than 50 at the time of origination;

•	with respect to any Obligor with a FICO score, has a FICO score equal to or greater than 590 at the time of origination;

•	is not secured by a financed vehicle that has been repossessed without reinstatement of the related contract and

•	to Carvana’s knowledge, does not relate to an obligor who is currently the subject of a bankruptcy proceeding.

Each Receivable in the Pool meets the criteria described above and other criteria set forth in the Receivables Purchase Agreement. Carvana does not believe that the Pool was constructed using selection procedures adverse to investors. No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds. Carvana did not incur any third party expenses constructing the Pool.

The information presented throughout this prospectus pertains to Receivables that satisfied, as of the Cutoff Date, the criteria for transfer to the Issuing Entity.

Characteristics of the Receivables

The following tables set forth information with respect to the Pool as of the Cutoff Date.

Composition of the Receivables as of the Cutoff Date

Pool Balance	$415,000,001.42
Number of Receivables	21,606
Average Principal Balance	$19,208
Range of Principal Balances	$1,038.69 to $73,061.53
Weighted Average APR(1)	8.19%
Range of APRs	3.73% to 27.20%
Weighted Average Remaining Term(1)	69 months
Range of Remaining Terms	3 to 75 months
Weighted Average Original Term(1)	70 months
Range of Original Terms	12 to 75 months
Non-Zero Weighted Average FICO Score(1)(2)	707
Range of FICO Scores	598 to 897

(1)	Weighted by Principal Balance of the Receivables as of the Cutoff Date.
(2)

Reflects only the Receivables with at least one obligor that has a FICO score at the time of application. The FICO score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application, if both co-obligors have FICO scores at that time.

As of the Cutoff Date, the non-zero weighted average FICO score of the Receivables was 707, with the minimum FICO score being 598 and the maximum FICO score being 897. The calculations in this paragraph reflect only Receivables with obligors that have a FICO score at the time of application.

The percentage of Receivables with obligors that did not have a FICO score at the time of application was 0.62% based on the Initial Pool Balance.

A FICO score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO score, is one of several factors that Carvana may use in its credit scoring system to assess the credit risk associated with each applicant. See “Underwriting of Receivables.” FICO scores are based on independent third party information, the accuracy of which cannot be verified. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

Since the time of origination, in accordance with the Servicer’s customary servicing practices, 0.03% of the Receivables included in the Pool have been subject to an extension based on the Initial Pool Balance.

Distribution of the Receivables by Remaining Term to Maturity

as of the Cutoff Date

Remaining Term to Maturity Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
0 - 12 months	58	0.27%	$265,957.17	0.06%
13 - 24 months	164	0.76%	1,321,152.98	0.32%
25 - 36 months	375	1.74%	4,153,845.54	1.00%
37 - 48 months	717	3.32%	9,475,967.99	2.28%
49 - 60 months	1,310	6.06%	21,206,068.22	5.11%
61 - 72 months	17,511	81.05%	345,834,125.24	83.33%
73 - 75 months	1,471	6.81%	32,742,884.28	7.89%

Total	21,606	100.00%	$415,000,001.42	100.00%

Distribution of the Receivables by Original Term to Maturity

as of the Cutoff Date

Original Term to Maturity Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
0 - 12 months	34	0.16%	$181,082.71	0.04%
13 - 24 months	130	0.60%	1,049,240.05	0.25%
25 - 36 months	350	1.62%	3,840,538.69	0.93%
37 - 48 months	678	3.14%	8,927,367.26	2.15%
49 - 60 months	1,196	5.54%	19,370,086.12	4.67%
61 - 72 months	17,575	81.34%	345,699,299.52	83.30%
73 - 75 months	1,643	7.60%	35,932,387.07	8.66%

Total	21,606	100.00%	$415,000,001.42	100.00%

The following table sets forth the percentage of the Pool Balance in the states with the largest concentration of Receivables.

The following breakdown by state is based on the billing addresses of the obligors of the Receivables in the Pool:

Distribution of the Receivables by Obligor Billing Address State

as of the Cutoff Date

Obligor Billing Address State	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
California	2,099	9.71%	$42,616,397.57	10.27%
Texas	1,724	7.98%	32,936,414.47	7.94%
Georgia	1,578	7.30%	29,727,393.77	7.16%
Florida	1,520	7.04%	29,560,589.62	7.12%
Arizona	1,172	5.42%	23,623,555.53	5.69%
Pennsylvania	1,080	5.00%	20,815,497.27	5.02%
North Carolina	1,056	4.89%	19,694,166.84	4.75%
New York	1,029	4.76%	19,693,293.53	4.75%
New Jersey	841	3.89%	16,082,442.03	3.88%
Tennessee	754	3.49%	14,440,544.86	3.48%
Virginia	704	3.26%	13,941,014.37	3.36%
Ohio	726	3.36%	13,727,323.70	3.31%
Illinois	689	3.19%	13,151,912.30	3.17%
Michigan	611	2.83%	11,670,461.75	2.81%
Colorado	609	2.82%	11,374,844.34	2.74%
Indiana	517	2.39%	9,466,725.16	2.28%
South Carolina	519	2.40%	9,312,637.14	2.24%
Massachusetts	436	2.02%	8,452,002.68	2.04%
Connecticut	415	1.92%	7,988,054.46	1.92%
Missouri	407	1.88%	7,077,267.50	1.71%
Alabama	365	1.69%	6,825,265.90	1.64%
Wisconsin	286	1.32%	5,509,334.78	1.33%
Nevada	265	1.23%	5,354,208.21	1.29%
Kentucky	273	1.26%	5,020,945.76	1.21%
Oklahoma	235	1.09%	4,259,377.25	1.03%
Other(1)	1,696	7.85%	32,678,330.63	7.87%

Total	21,606	100.00%	$415,000,001.42	100.00%

(1)	Each state included in the “other” category accounted for not more than approximately 1.00% of the Initial Pool Balance.

Distribution of the Receivables by Annual Percentage Rate

as of the Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
2.001% - 4.000%	1,426	6.60%	$29,985,183.84	7.23%
4.001% - 6.000%	5,551	25.69%	108,861,329.30	26.23%
6.001% - 8.000%	4,586	21.23%	91,631,257.64	22.08%
8.001% - 10.000%	3,487	16.14%	67,016,663.05	16.15%
10.001% - 12.000%	2,938	13.60%	55,291,363.65	13.32%
12.001% - 14.000%	1,916	8.87%	34,533,352.38	8.32%
14.001% - 16.000%	1,058	4.90%	17,909,401.69	4.32%
16.001% - 18.000%	436	2.02%	6,717,041.85	1.62%
18.001% - 20.000%	142	0.66%	2,135,108.69	0.51%
20.001% - 22.000%	48	0.22%	691,211.71	0.17%
22.001% - 24.000%	11	0.05%	137,783.64	0.03%
24.001% - 26.000%	5	0.02%	63,098.01	0.02%
26.001% - 28.000%	2	0.01%	27,205.97	0.01%

Total	21,606	100.00%	$415,000,001.42	100.00%

Distribution of the Receivables by Original Principal Balance

as of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
$0.01 - $5,000.00	156	0.72%	$562,920.76	0.14%
$5,000.01 - $10,000.00	1,287	5.96%	10,286,525.38	2.48%
$10,000.01 - $15,000.00	5,083	23.53%	64,237,163.04	15.48%
$15,000.01 - $20,000.00	6,614	30.61%	113,164,918.87	27.27%
$20,000.01 - $25,000.00	4,031	18.66%	88,340,003.00	21.29%
$25,000.01 - $30,000.00	2,154	9.97%	57,935,907.24	13.96%
$30,000.01 and above	2,281	10.56%	80,472,563.13	19.39%

Total	21,606	100.00%	$415,000,001.42	100.00%

The average original Principal Balance of the Receivables was $19,533.21 as of the Cutoff Date.

Distribution of the Receivables by Remaining Principal Balance

as of the Cutoff Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
$0.01 - $5,000.00	220	1.02%	$809,593.84	0.20%
$5,000.01 - $10,000.00	1,395	6.46%	11,470,188.42	2.76%
$10,000.01 - $15,000.00	5,295	24.51%	68,143,104.55	16.42%
$15,000.01 - $20,000.00	6,542	30.28%	113,657,954.40	27.39%
$20,000.01 - $25,000.00	3,904	18.07%	86,812,106.52	20.92%
$25,000.01 - $30,000.00	2,105	9.74%	57,427,339.86	13.84%
$30,000.01 and above	2,145	9.93%	76,679,713.83	18.48%

Total	21,606	100.00%	$415,000,001.42	100.00%

The average remaining Principal Balance of the Receivables was $19,207.63 as of the Cutoff Date.

Distribution of the Receivables by FICO Score

as of the Cutoff Date

FICO Score Range (1)	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
No FICO	215	1.00%	$2,590,100.36	0.62%
551 - 600	206	0.95%	3,880,105.13	0.93%
601 - 650	5,166	23.91%	99,004,044.49	23.86%
651 - 700	5,666	26.22%	110,849,311.67	26.71%
701 - 750	4,422	20.47%	84,693,671.36	20.41%
751 and above	5,931	27.45%	113,982,768.41	27.47%

Total	21,606	100.00%	$415,000,001.42	100.00%

(1)	The FICO score with respect to any Receivable with co-obligors is calculated as the average of each obligor’s FICO score at the time of application, if both co-obligors have FICO scores at that time.

Distribution of the Receivables by Deal Score

as of the Cutoff Date

Deal Score Range(1)	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance	Percentage of Initial Pool Balance
50 - 59	4,053	18.76%	$76,972,892.71	18.55%
60 - 69	3,701	17.13%	72,366,868.11	17.44%
70 - 79	5,088	23.55%	101,673,049.20	24.50%
80 - 89	5,082	23.52%	102,768,195.13	24.76%
90 - 100	3,682	17.04%	61,218,996.27	14.75%

Total	21,606	100.00%	$415,000,001.42	100.00%

(1)          The Deal Score is a proprietary score used by Carvana. The range of Deal Scores for Carvana’s proprietary score system is not comparable to a score from a credit bureau or a FICO score. Further, a Deal Score may not be an accurate predictor of the likely risk or quality of the related Receivable. See “Risk Factors—Risks Related to the Receivables—Carvana’s proprietary credit scoring system may not perform as expected and may fail to properly quantify the credit risks associated with Carvana’s customers, resulting in higher than anticipated delinquencies and credit losses on the Receivables” and “Underwriting of Receivables—Proprietary Risk Models.”

Depositor Review of the Pool

In connection with this offering, the Depositor performed a review of the Receivables in the Pool as of the Cutoff Date (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, Carvana identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by Carvana senior management to ensure the accuracy of such descriptions in all material respects. Carvana also reviewed the Rule 193 Information consisting of descriptions of portions of the Transaction Documents and compared that Rule 193 Information to the related Transaction Documents to provide reasonable assurance the descriptions were accurate in all material respects. Carvana officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

In addition, Carvana employees performed a review of the Rule 193 Information to confirm that the Receivables in the Pool, as of the Cutoff Date, satisfied the criteria set forth under “The Receivables—Criteria Applicable to the Selection of Receivables.” Statistical information relating to the Receivables was recalculated using data tapes containing information from Carvana’s and Bridgecrest’s information systems, which includes databases containing certain attributes of the Receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals consisted of the application of Carvana’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding, and data systems to ensure accuracy of data and that previously originated Receivables complied with underwriting guidelines. In addition, 150 Receivables were randomly selected in order to compare certain characteristics selected by the Depositor to the applicable information on the data tapes. Based on this review, there were no discrepancies related to the Receivable files selected.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the Depositor. The Depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor found and concluded that it has reasonable assurance that the Rule 193 Information is accurate in all material respects.

None of the Receivables were originated with exceptions to Carvana’s written underwriting guidelines.

Dispute Resolution

If a request is made for the repurchase of a Receivable due to a breach of a representation or warranty made by Carvana or the Depositor about the Receivables, and the repurchase request is not resolved within 180 days after receipt by Carvana or the Depositor of notice of the repurchase request, the requesting party, including a Noteholder, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right applies to all repurchase requests made in accordance with the Transaction Documents and is not limited to repurchase requests made in connection with a review pursuant to the asset representations review process described herein. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of the Receivable or other market conditions. Carvana or the Depositor will not repurchase a Receivable with respect to which the related breach of a representation or warranty did not result in a material and adverse effect on the interests of the investors taken as a whole. Each notice must be given in writing to the other parties in accordance with the Transaction Documents and must specifically identify the Receivable(s) to be repurchased and specify the representations or warranties allegedly breached. The notice must also identify the alleged loss related to the Receivable and the material adverse effect on the requesting party. General allegations relating to the Pool or an unspecified subset of the Pool are not a sufficient description for purposes of the notice. If a Receivable is paid off, satisfied, substituted or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that Receivable. None of the representations and warranties related to the Receivables relate to the performance of the Receivables or to any credit losses that may occur as a result of a default by the related obligor on the Receivable. Furthermore, the dispute resolution procedures described herein only to the specific Receivables that are related to the dispute. In order for a Receivable to be subject to repurchase, there must be a breach of a representation and warranty related to such Receivable which materially and adversely affects the requesting party. In the event that the Asset Representations Reviewer determines that the representations and warranties related to a Receivable have not failed, any repurchase request related to that Receivable will be deemed to be resolved.

The requesting party may choose either mediation (including non-binding arbitration) or third-party binding arbitration at its discretion. In each case, the process will be administrated by the American Arbitration Association (“AAA”) pursuant to the AAA’s Commercial Arbitration Rules and Mediation Procedures or any successor rules or procedures (the “AAA Rules”). The mediation or arbitration will take place in Phoenix, Arizona or such other location as agreed to by the parties. The Indenture Trustee, after direction from Carvana, will notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. Within 30 days of the delivery of the notice indicating that a repurchase demand has not been resolved following the end of the 180-day period, the requesting party must initiate the proceedings and provide notice (as defined by the AAA Rules) to Carvana and the Depositor of its intent to pursue resolution through mediation or arbitration at abs-transactions@carvana.com. Carvana or the Depositor must respond to the notice within 30 days and must submit to the method of dispute resolution requested.

If the requesting party chooses to refer the matter to mediation, Carvana or the Depositor and the requesting party will agree on a neutral mediator approved by the AAA within 15 days of notice service. If the parties cannot agree on a mediator, one will be appointed by the AAA in accordance with the applicable AAA Rules. For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The parties will mutually agree on the allocation of expenses incurred in connection with the mediation and, should the parties not agree on the allocation of expenses, the expenses will be determined in accordance with AAA Rules. If the requesting party is unsatisfied with the result of the mediation, the requesting party may choose to submit the matter to binding arbitration or adjudicate the dispute in court.

If the requesting party chooses to refer the matter to binding arbitration, the matter will be referred to a panel of three arbitrators. The panel will be comprised of one arbitrator appointed by the requesting party, one arbitrator appointed by the Depositor and a third arbitrator appointed by the two arbitrators that are appointed by the requesting party and the Depositor, in each case selected in accordance with the Transaction Documents. Carvana and the Depositor will provide a notice of the commencement of any arbitration on the Form 10-D related to the monthly period in which the arbitration proceeding commences and will give other Noteholders or parties to the Transaction Documents the right to participate in the arbitration proceeding. The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of appointment of the panel and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary or with the consent of all the parties. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will commence no later than 60 days following the appointment of the panel and will proceed for no more than 10 consecutive Business Days, with equal time allotted to each side for the presentation of direct evidence and cross examination. The panel will render its decision on the matter within 90 days of the selection of the panel. In each case, the panel will have discretion to modify these timeframes if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. The panel will decide the matter in accordance with the terms of the contract, including choice-of-law provisions, and the panel may not modify the Transaction Documents in any way or award remedies not consistent with the Transaction Documents. The panel will not be permitted to award punitive or special damages. The panel will also determine which party will be responsible for paying the dispute resolution fees, including attorneys’ fees, incurred in this process. Judgment on the award will be entered in any court having jurisdiction. Once the panel makes a decision with respect to a Receivable, the panel’s decision will be binding with respect to that Receivable, and such Receivable may not be the subject of any additional mediation or binding arbitration. By selecting binding arbitration, the requesting party will be giving up its right to adjudicate the dispute in court, including the right to a trial by jury.

No personally identifiable customer information will be provided for the purposes of any mediation or arbitration. In all cases, the proceedings of the mediation or binding arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except as necessary in connection with the investor communications and reports to investors described under “Statements to Investors”, in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

Asset-Level Data for the Receivables

The Issuing Entity has provided asset-level data information for the Receivables and filed this information as an exhibit on Form ABS-EE. The Form ABS-EE is incorporated by reference into this prospectus. The asset-level data includes information with respect to each Receivable, the related financed vehicle, the related obligor, activities on the Receivables, charge offs, repossessions and modifications of the Receivables. Asset-level data will be provided each month as an exhibit to the monthly distribution reports filed on Form 10-D. Investors should carefully review the asset-level data.

The Issuing Entity will also prepare asset-level data about the Receivables for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to the Form ABS-EE will be incorporated by reference into the related Form 10-D.

Certain Legal Considerations of the Receivables

The transfer of Receivables by Carvana to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Grantor Trust, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states.

Security Interests in the Financed Vehicles

The Receivables evidence the credit sale of motor vehicles and related products by Carvana to obligors. The Receivables also constitute personal property security agreements and include grants of security interests in the related financed vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

Carvana will be obligated to have taken all actions necessary under the laws of the state in which a financed vehicle is located to perfect the security interest in the financed vehicle, including, where applicable, by having a notation of the lien recorded on the financed vehicle’s certificate of title. Because the Servicer will continue to service the Receivables, the obligors on the Receivables will not be notified of the sales from Carvana to the Depositor, from the Depositor to the Issuing Entity or from the Issuing Entity to the Grantor Trust, and no action will be taken to record the transfer of the security interest from Carvana to the Depositor, from the Depositor to the Issuing Entity or from the Issuing Entity to the Grantor Trust by amendment of the certificates of title for the financed vehicles or otherwise.

The Receivables Purchase Agreement will provide that Carvana will assign to the Depositor its interests in the financed vehicles securing the related Receivables. The Receivables Transfer Agreement will provide that the Depositor will assign its interests in the financed vehicles securing the related Receivables to the Issuing Entity. The Receivables Contribution Agreement will provide that the Issuing Entity will assign its interests in the financed vehicles securing the related Receivables to the Grantor Trust. Nevertheless, because of the administrative burden and expense, none of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, or the Indenture Trustee will amend any certificate of title to identify either the Depositor, the Issuing Entity, the Grantor Trust, or the Indenture Trustee as the new secured party on the certificate of title relating to a financed vehicle nor will any entity execute and file any transfer instrument. In addition, the Collateral Custodian will continue to hold any certificates of title relating to the financed vehicles in its possession as collateral custodian for the Grantor Trust and the Indenture Trustee in accordance with the Collateral Custodian Agreement.

In most states, the assignments under the Receivables Purchase Agreement, the Receivables Transfer Agreement and the Receivables Contribution Agreement will be effective to convey the security interest of Carvana in a financed vehicle without amendment of any lien noted on a vehicle’s certificate of title or re-registration of the vehicle, the Issuing Entity will succeed to Carvana’s rights as secured party upon the transfer from the Depositor, and the Grantor Trust will succeed to Carvana’s rights as secured party upon the transfer from the Issuing Entity. In those states in which re-registration of a financed vehicle is not necessary to convey a perfected security interest in the financed vehicle to the Grantor Trust, the Grantor Trust’s security interest could be defeated through fraud or negligence because the Grantor Trust will not be listed as legal owner on the related certificate of title. Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the financed vehicles may not have been effectively conveyed to the Grantor Trust. Nevertheless, in most of those other states, in the absence of fraud, forgery or administrative error by state recording officials, the notation of Carvana or its affiliate as lienholder on the certificate of title will be sufficient to protect the Grantor Trust against the rights of subsequent purchasers of a financed vehicle or subsequent creditors who take a security interest in a financed vehicle. UCC financing statements with respect to the transfer of Carvana’s security interest in the financed vehicles to the Depositor, with respect to the transfer of the Depositor’s security interest in the financed vehicles to the Issuing Entity, and with respect to the transfer of the Issuing Entity’s security interest in the financed vehicles to the Grantor Trust will be filed.

If Carvana failed to obtain a first priority perfected security interest in a financed vehicle, its security interest and, therefore, that of the Issuing Entity and the Grantor Trust would be subordinate to, among others, subsequent purchasers of that financed vehicle or subsequent creditors who take a perfected security interest in that financed vehicle. Carvana will represent and warrant to the Depositor in the Receivables Purchase Agreement, that all action necessary for Carvana to obtain a perfected security interest in each financed vehicle has been taken. If this representation and warranty is breached and not cured with respect to a financed vehicle and the interests of the investors, taken as a whole, in such Receivable are materially and adversely affected by such breach, Carvana will be required to repurchase the related Receivable from the Depositor, the Depositor will be required to repurchase the related Receivable from the Issuing Entity, and the Issuing Entity will be required to repurchase the related Receivable from the Grantor Trust.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states that require a secured party to take possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment contract to surrender possession of the certificate of title so he could re-register the vehicle. In the case of vehicles registered in states that provide for the notation of a lien on the certificate of title but do not require possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to maintain perfection of its security interest in the vehicles in the state of relocation. These procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. Under the Servicing Agreement, the Servicer is required, in accordance with its customary servicing practices, to take such steps as are necessary to re-perfect or continue the priority and perfection of the security interest created by each Receivable in the related financed vehicle (it being understood that the Servicer has no obligation to monitor or otherwise maintain the perfection of the security interest created by a Receivable in the related financed vehicle).

Transfer and release of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. Failure to comply with these detailed requirements could result in liability to the Issuing Entity or the Grantor Trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the Servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the Receivable.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the vehicle. The Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. Carvana will represent and warrant to the Depositor in the Receivables Purchase Agreement, that, as of the Closing Date, the Servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a financed vehicle that are prior to or equal to the security interest in such financed vehicle created by the related Receivable. If this representation and warranty is breached and not cured with respect to a financed vehicle, Carvana will be required to repurchase the related Receivable from the Depositor, the Depositor will be required to repurchase the related Receivable from the Issuing Entity, and the Issuing Entity will be required to repurchase the related Receivable from the Grantor Trust, if such breach in each case materially and adversely affects the interest of the Noteholders or the Certificateholders taken as a whole, subject to applicable cure periods. However, a prior or equal lien for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Owner Trustee, the Indenture Trustee, the Grantor Trust Trustee, the Issuing Entity, the Grantor Trust, or the Noteholders or the Certificateholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date would not give rise to a repurchase obligation.

Repossession

In the Event of Default by an obligor, the holder of the related Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the Servicer, as agent on behalf of the secured party, has the right to perform self-help repossession unless the act would constitute a breach of the peace. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement after cure may be exercised on a limited number of occasions.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing and content requirement on the notices. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation and accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the liquidation proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s Receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s Receivable and is later called to active duty) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, may be entitled to a stay of proceedings on foreclosures and similar actions and may have the maturity of the loan extended or the payments lowered and the payment schedule adjusted. In addition, pursuant to the laws of various states, under certain circumstances residents thereof called into active duty with the National Guard or the reserves can apply to a court to delay payments on retail installment contracts or installment loans such as the Receivables. Application of any of the foregoing acts or other similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to repossess a financed vehicle during the obligor’s period of active duty status. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Grantor Trust’s rights with respect to the Receivable and the related financed vehicle in a timely fashion.

REPURCHASE HISTORY

The Transaction Documents contain covenants requiring the Depositor and Carvana to repurchase a Receivable for the breach of representation or warranty in certain circumstances. No assets securitized by the Depositor were the subject of a demand to repurchase or replace for a breach of any representation or warranty for the three-year period ending December 31, 2020. The Depositor, as a securitizer, discloses all demands, if any, to repurchase any motor vehicle receivable securitized by it on Form ABS-15G.

The Depositor filed its most recent Form ABS-15G with the SEC on January 25, 2021. The Depositor’s CIK number is 0001770373. For more information on obtaining a copy of the report, see “Where You Can Find More Information.”

PREPAYMENT AND YIELD CONSIDERATIONS

The weighted average life of the Notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayment” includes:

•	prepayments by obligors, who may prepay at any time without penalty,

•	charge-offs,

•	liquidations of the Receivables due to defaults,

•	repurchases by the Depositor due to breaches of representations and warranties regarding the Receivables which materially and adversely affect the Issuing Entity,

•	certain indemnification payments by the Servicer with respect to actual losses arising from breaches of certain covenants in the Servicing Agreement, and

•	receipt of proceeds from credit life and casualty insurance policies.

The rate of prepayment of motor vehicle receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without paying the outstanding balance of the receivable in full.

Any reinvestment risk resulting from prepayment of Receivables will be borne entirely by investors. See also “Risk Factors—Risks Related to the Receivables—Prepayments on and purchases of the Receivables could shorten the average life of the Notes.”

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus to present the projected weighted average life of each class of Notes, the Absolute Prepayment Model, or “ABS,” assumes a rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables assumed to originally contain 10,000 uniform receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Pool.

Because the rate of payment of principal of each class of Notes will depend on the rate of payment, including prepayments, of the Principal Balance of the Receivables, final payment of each class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for each class of Notes.

The tables under the heading “—Percent of Initial Note Principal Amount Outstanding at Various ABS Percentages” have been prepared on the basis of indicated ABS percentages.

The “Hypothetical Pool of Receivables” is a pool of Receivables equal to those Receivables expected to be owned by the Grantor Trust on the Closing Date, but no assurance can be given that the Receivables owned by the Grantor Trust on the Closing Date will have the same characteristics. The table below represents a pool of Receivables that have been further disaggregated into 35 smaller hypothetical pools having the characteristics set forth in the table below. The level scheduled monthly payment for each of the hypothetical pools is based on aggregate Principal Balance, annual percentage rate and remaining term to maturity as of the Cutoff Date such that each hypothetical pool set forth below will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
1	$8,015.27	12.016%	72	8
2	$26,409.15	11.264%	25	24
3	$299,545.99	11.212%	38	34
4	$530,075.29	13.377%	49	47
5	$1,384,085.88	12.164%	61	58
6	$69,311,476.71	12.078%	71	70
7	$5,413,284.42	11.975%	75	74
8	$5,740.56	11.414%	45	9
9	$84,623.62	11.239%	34	22
10	$192,555.57	9.991%	40	33
11	$754,458.85	10.406%	50	46

Hypothetical Pool	Aggregate Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)
12	$2,157,264.53	9.587%	62	58
13	$63,299,483.74	10.082%	71	70
14	$5,872,741.24	9.554%	75	74
15	$27,607.01	7.577%	36	11
16	$108,960.40	8.032%	37	21
17	$326,615.56	8.108%	42	33
18	$1,306,858.66	7.350%	49	46
19	$3,390,356.29	7.797%	60	58
20	$87,754,396.63	8.086%	71	70
21	$8,758,254.65	7.742%	75	74
22	$46,661.96	5.576%	32	10
23	$256,835.57	6.465%	30	22
24	$1,281,739.79	5.675%	38	34
25	$2,769,213.27	5.727%	49	46
26	$6,411,446.34	5.736%	60	58
27	$83,331,320.25	6.114%	71	70
28	$8,670,977.95	5.956%	75	74
29	$177,932.37	4.382%	15	11
30	$844,324.24	4.461%	26	22
31	$2,053,388.63	4.507%	37	34
32	$4,115,361.92	4.688%	48	46
33	$7,862,915.18	4.736%	60	58
34	$42,137,447.91	5.029%	71	70
35	$4,027,626.02	5.145%	75	74
Total	$415,000,001.42

In addition, the following assumptions have been used in preparing the tables below:

1.	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases on any of the Receivables,

2.

each monthly payment on the Receivables is made on the last day of each month, whether or not such day is a Business Day, and each month has 30 days (including the initial Collection Period), commencing in March 2021,

3.

prepayments on the Receivables each month are made in full on the last day of each month at the specified monthly ABS and include 30 days of interest, and there are no delinquency, defaults, losses, or repurchases, commencing in March 2021,

4.

interest accrues on the Notes at a per annum fixed rate for the Class A-1 Notes of 0.13088%, for the Class A-2 Notes of 0.22%, for the Class A-3 Notes of 0.41%, for the Class A-4 Notes of 0.71%, for the Class B Notes of 1.03%, for the Class C Notes of 1.30%, for the Class D Notes of 1.66% and for the Class N Notes of 2.15%,

5.

interest accrues on the Class A-1 Notes on each Distribution Date based on the actual number of days elapsed during the period for which interest is payable and a 360-day year and interest accrues on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class N Notes on each Distribution Date based on a 360-day year consisting of twelve 30-day months (or in the case of the first Distribution Date, 22 days),

6.	the principal amounts of each class of Notes is equal to the principal amount for that class of Notes set forth on the cover of this prospectus,

7.	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the 10th day of each applicable month), commencing April 10, 2021,

8.	except as indicated in the following tables, the Servicer (or its designee) exercises the 5% clean-up call option to purchase the Receivables at the earliest opportunity,

9.	no investment earnings are earned on any account,

10.

the Servicing Strip Amount is paid monthly and calculated to be an amount equal to the product of (i) 1.00% of the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of February 27, 2021) times (ii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 31/360), and indemnities are equal to zero,

11.

the Indenture Trustee, the Collateral Custodian and the administrator fees, expenses and indemnities equal $2,583.33 per Distribution Date in the aggregate; the Backup Servicing Fee is $2,841.67 for the April 2021 Distribution Date and $2,750 for each Distribution Date thereafter; the Hired Rating Agencies fees equal $42,500 for each annual Distribution Date starting in March 2022; the Owner Trustee fees equal $6,500 for each annual Distribution Date starting in March 2022; the Grantor Trust Trustee fees equal $6,500 for each annual Distribution Date starting in March 2022; the Owner Trustee Certificate Administration (Tax) Fee equal $7,500 for each annual Distribution Date starting in March 2022; the Asset Representations Reviewer fees equal $5,000 for each annual Distribution Date starting in March 2022; $3,000 for regulatory filing fees for each Distribution Date, and all other fees and expenses equal zero per Distribution Date,

12.	no Asset Representations Review has been triggered,

13.	the Closing Date occurs on March 18, 2021,

14.	no Event of Default occurs, and

15.	each of the hypothetical pools described above have an assumed cutoff date of February 27, 2021.

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of Receivables will prepay at the same level of ABS. Any difference between each of those assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.

Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

Percent of Initial Note Principal Amount Outstanding at Various ABS Percentages

The weighted average life of each class of Notes as set forth in each of the tables below is determined by:

•	multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related Distribution Date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of each class of the Notes.

The calculation in the row in each of the tables below labeled “Weighted Average Life (Years) to Call” assumes that the Servicer (or its designee) exercises the 5% clean-up call option to purchase the Receivables on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the Servicer (or its designee) does not exercise its 5% clean-up call option. If the Servicer (or its designee) were to exercise the clean-up call option, Noteholders would receive all unpaid principal on their Notes at the time of the respective call and the Notes would cease to be outstanding.

Percent of the Initial Note Principal Amount Outstanding—Class A-1 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	76%	76%	75%	74%	73%
05/10/21	53%	52%	50%	48%	47%
06/10/21	35%	32%	30%	27%	25%
07/10/21	16%	13%	10%	6%	3%
08/10/21	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	0.21	0.20	0.20	0.19	0.18
Weighted Average Life (Years) to Maturity	0.21	0.20	0.20	0.19	0.18

Percent of the Initial Note Principal Amount Outstanding—Class A-2 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	100%	100%	100%	100%	100%
05/10/21	100%	100%	100%	100%	100%
06/10/21	100%	100%	100%	100%	100%
07/10/21	100%	100%	100%	100%	100%
08/10/21	99%	98%	96%	95%	93%
09/10/21	92%	90%	89%	87%	85%
10/10/21	85%	83%	81%	79%	77%
11/10/21	78%	76%	74%	71%	69%
12/10/21	72%	69%	66%	64%	61%
01/10/22	65%	62%	59%	56%	53%
02/10/22	58%	55%	52%	49%	46%
03/10/22	52%	48%	45%	42%	38%
04/10/22	45%	42%	38%	35%	31%
05/10/22	39%	35%	31%	27%	24%
06/10/22	32%	28%	24%	20%	16%
07/10/22	26%	22%	18%	14%	9%
08/10/22	20%	16%	11%	7%	2%
09/10/22	14%	9%	5%	0%*	0%
10/10/22	8%	3%	0%	0%	0%
11/10/22	2%	0%	0%	0%	0%
12/10/22	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	1.05	1.01	0.97	0.93	0.90
Weighted Average Life (Years) to Maturity	1.05	1.01	0.97	0.93	0.90

*	Represents a value less than 0.5% but greater than 0.0%.

Percent of the Initial Note Principal Amount Outstanding—Class A-3 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	100%	100%	100%	100%	100%
05/10/21	100%	100%	100%	100%	100%
06/10/21	100%	100%	100%	100%	100%
07/10/21	100%	100%	100%	100%	100%
08/10/21	100%	100%	100%	100%	100%
09/10/21	100%	100%	100%	100%	100%
10/10/21	100%	100%	100%	100%	100%
11/10/21	100%	100%	100%	100%	100%
12/10/21	100%	100%	100%	100%	100%
01/10/22	100%	100%	100%	100%	100%
02/10/22	100%	100%	100%	100%	100%
03/10/22	100%	100%	100%	100%	100%
04/10/22	100%	100%	100%	100%	100%
05/10/22	100%	100%	100%	100%	100%
06/10/22	100%	100%	100%	100%	100%
07/10/22	100%	100%	100%	100%	100%
08/10/22	100%	100%	100%	100%	100%
09/10/22	100%	100%	100%	100%	95%
10/10/22	100%	100%	98%	93%	89%
11/10/22	100%	97%	92%	87%	82%
12/10/22	96%	91%	86%	81%	75%
01/10/23	90%	85%	80%	74%	69%
02/10/23	84%	79%	73%	68%	63%
03/10/23	79%	73%	68%	62%	57%
04/10/23	73%	67%	62%	56%	50%
05/10/23	67%	62%	56%	50%	45%
06/10/23	62%	56%	50%	45%	39%
07/10/23	57%	51%	45%	39%	33%
08/10/23	51%	45%	39%	33%	27%
09/10/23	46%	40%	34%	28%	22%
10/10/23	41%	35%	29%	23%	17%
11/10/23	36%	30%	24%	17%	11%
12/10/23	31%	25%	19%	12%	6%
01/10/24	26%	20%	14%	7%	1%
02/10/24	21%	15%	9%	3%	0%
03/10/24	17%	10%	4%	0%	0%
04/10/24	12%	6%	0%	0%	0%
05/10/24	8%	1%	0%	0%	0%
06/10/24	3%	0%	0%	0%	0%
07/10/24	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	2.48	2.38	2.29	2.21	2.13
Weighted Average Life (Years) to Maturity	2.48	2.38	2.29	2.21	2.13

Percent of the Initial Note Principal Amount Outstanding—Class A-4 Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	100%	100%	100%	100%	100%
05/10/21	100%	100%	100%	100%	100%
06/10/21	100%	100%	100%	100%	100%
07/10/21	100%	100%	100%	100%	100%
08/10/21	100%	100%	100%	100%	100%
09/10/21	100%	100%	100%	100%	100%
10/10/21	100%	100%	100%	100%	100%
11/10/21	100%	100%	100%	100%	100%
12/10/21	100%	100%	100%	100%	100%
01/10/22	100%	100%	100%	100%	100%
02/10/22	100%	100%	100%	100%	100%
03/10/22	100%	100%	100%	100%	100%
04/10/22	100%	100%	100%	100%	100%
05/10/22	100%	100%	100%	100%	100%
06/10/22	100%	100%	100%	100%	100%
07/10/22	100%	100%	100%	100%	100%
08/10/22	100%	100%	100%	100%	100%
09/10/22	100%	100%	100%	100%	100%
10/10/22	100%	100%	100%	100%	100%
11/10/22	100%	100%	100%	100%	100%
12/10/22	100%	100%	100%	100%	100%
01/10/23	100%	100%	100%	100%	100%
02/10/23	100%	100%	100%	100%	100%
03/10/23	100%	100%	100%	100%	100%
04/10/23	100%	100%	100%	100%	100%
05/10/23	100%	100%	100%	100%	100%
06/10/23	100%	100%	100%	100%	100%
07/10/23	100%	100%	100%	100%	100%
08/10/23	100%	100%	100%	100%	100%
09/10/23	100%	100%	100%	100%	100%
10/10/23	100%	100%	100%	100%	100%
11/10/23	100%	100%	100%	100%	100%
12/10/23	100%	100%	100%	100%	100%
01/10/24	100%	100%	100%	100%	100%
02/10/24	100%	100%	100%	100%	93%
03/10/24	100%	100%	100%	96%	84%
04/10/24	100%	100%	99%	87%	75%
05/10/24	100%	100%	91%	79%	67%
06/10/24	100%	94%	82%	71%	59%
07/10/24	98%	86%	74%	62%	51%
08/10/24	90%	78%	66%	55%	43%
09/10/24	82%	70%	59%	47%	35%
10/10/24	74%	63%	51%	40%	28%
11/10/24	66%	55%	44%	33%	21%
12/10/24	59%	48%	37%	26%	14%
01/10/25	52%	41%	30%	19%	8%
02/10/25	45%	34%	23%	13%	2%
03/10/25	38%	28%	17%	7%	0%
04/10/25	32%	21%	11%	1%	0%

05/10/25	25%	15%	5%	0%	0%
06/10/25	19%	9%	0%	0%	0%
07/10/25	13%	4%	0%	0%	0%
08/10/25	7%	0%	0%	0%	0%
09/10/25	2%	0%	0%	0%	0%
10/10/25	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	3.90	3.77	3.64	3.51	3.38
Weighted Average Life (Years) to Maturity	3.90	3.77	3.64	3.51	3.38

Percent of the Initial Note Principal Amount Outstanding—Class B Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	100%	100%	100%	100%	100%
05/10/21	100%	100%	100%	100%	100%
06/10/21	100%	100%	100%	100%	100%
07/10/21	100%	100%	100%	100%	100%
08/10/21	100%	100%	100%	100%	100%
09/10/21	100%	100%	100%	100%	100%
10/10/21	100%	100%	100%	100%	100%
11/10/21	100%	100%	100%	100%	100%
12/10/21	100%	100%	100%	100%	100%
01/10/22	100%	100%	100%	100%	100%
02/10/22	100%	100%	100%	100%	100%
03/10/22	100%	100%	100%	100%	100%
04/10/22	100%	100%	100%	100%	100%
05/10/22	100%	100%	100%	100%	100%
06/10/22	100%	100%	100%	100%	100%
07/10/22	100%	100%	100%	100%	100%
08/10/22	100%	100%	100%	100%	100%
09/10/22	100%	100%	100%	100%	100%
10/10/22	100%	100%	100%	100%	100%
11/10/22	100%	100%	100%	100%	100%
12/10/22	100%	100%	100%	100%	100%
01/10/23	100%	100%	100%	100%	100%
02/10/23	100%	100%	100%	100%	100%
03/10/23	100%	100%	100%	100%	100%
04/10/23	100%	100%	100%	100%	100%
05/10/23	100%	100%	100%	100%	100%
06/10/23	100%	100%	100%	100%	100%
07/10/23	100%	100%	100%	100%	100%
08/10/23	100%	100%	100%	100%	100%
09/10/23	100%	100%	100%	100%	100%
10/10/23	100%	100%	100%	100%	100%
11/10/23	100%	100%	100%	100%	100%
12/10/23	100%	100%	100%	100%	100%
01/10/24	100%	100%	100%	100%	100%
02/10/24	100%	100%	100%	100%	100%
03/10/24	100%	100%	100%	100%	100%
04/10/24	100%	100%	100%	100%	100%
05/10/24	100%	100%	100%	100%	100%
06/10/24	100%	100%	100%	100%	100%
07/10/24	100%	100%	100%	100%	100%
08/10/24	100%	100%	100%	100%	100%
09/10/24	100%	100%	100%	100%	100%
10/10/24	100%	100%	100%	100%	100%
11/10/24	100%	100%	100%	100%	100%
12/10/24	100%	100%	100%	100%	100%
01/10/25	100%	100%	100%	100%	100%
02/10/25	100%	100%	100%	100%	100%
03/10/25	100%	100%	100%	100%	81%
04/10/25	100%	100%	100%	100%	54%
05/10/25	100%	100%	100%	77%	28%
06/10/25	100%	100%	98%	51%	4%
07/10/25	100%	100%	72%	26%	0%
08/10/25	100%	91%	47%	3%	0%
09/10/25	100%	65%	23%	0%	0%
10/10/25	81%	41%	0%*	0%	0%
11/10/25	55%	17%	0%	0%	0%
12/10/25	31%	0%	0%	0%	0%

*	Represents a value less than 0.5% but greater than 0.0%.

01/10/26	7%	0%	0%	0%	0%
02/10/26	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	4.71	4.57	4.43	4.28	4.12
Weighted Average Life (Years) to Maturity	4.71	4.57	4.43	4.28	4.12

Percent of the Initial Note Principal Amount Outstanding—Class C Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	100%	100%	100%	100%	100%
05/10/21	100%	100%	100%	100%	100%
06/10/21	100%	100%	100%	100%	100%
07/10/21	100%	100%	100%	100%	100%
08/10/21	100%	100%	100%	100%	100%
09/10/21	100%	100%	100%	100%	100%
10/10/21	100%	100%	100%	100%	100%
11/10/21	100%	100%	100%	100%	100%
12/10/21	100%	100%	100%	100%	100%
01/10/22	100%	100%	100%	100%	100%
02/10/22	100%	100%	100%	100%	100%
03/10/22	100%	100%	100%	100%	100%
04/10/22	100%	100%	100%	100%	100%
05/10/22	100%	100%	100%	100%	100%
06/10/22	100%	100%	100%	100%	100%
07/10/22	100%	100%	100%	100%	100%
08/10/22	100%	100%	100%	100%	100%
09/10/22	100%	100%	100%	100%	100%
10/10/22	100%	100%	100%	100%	100%
11/10/22	100%	100%	100%	100%	100%
12/10/22	100%	100%	100%	100%	100%
01/10/23	100%	100%	100%	100%	100%
02/10/23	100%	100%	100%	100%	100%
03/10/23	100%	100%	100%	100%	100%
04/10/23	100%	100%	100%	100%	100%
05/10/23	100%	100%	100%	100%	100%
06/10/23	100%	100%	100%	100%	100%
07/10/23	100%	100%	100%	100%	100%
08/10/23	100%	100%	100%	100%	100%
09/10/23	100%	100%	100%	100%	100%
10/10/23	100%	100%	100%	100%	100%
11/10/23	100%	100%	100%	100%	100%
12/10/23	100%	100%	100%	100%	100%
01/10/24	100%	100%	100%	100%	100%
02/10/24	100%	100%	100%	100%	100%
03/10/24	100%	100%	100%	100%	100%
04/10/24	100%	100%	100%	100%	100%
05/10/24	100%	100%	100%	100%	100%
06/10/24	100%	100%	100%	100%	100%
07/10/24	100%	100%	100%	100%	100%
08/10/24	100%	100%	100%	100%	100%
09/10/24	100%	100%	100%	100%	100%
10/10/24	100%	100%	100%	100%	100%
11/10/24	100%	100%	100%	100%	100%
12/10/24	100%	100%	100%	100%	100%
01/10/25	100%	100%	100%	100%	100%
02/10/25	100%	100%	100%	100%	100%
03/10/25	100%	100%	100%	100%	100%
04/10/25	100%	100%	100%	100%	100%
05/10/25	100%	100%	100%	100%	100%
06/10/25	100%	100%	100%	100%	100%
07/10/25	100%	100%	100%	100%	83%
08/10/25	100%	100%	100%	100%	64%
09/10/25	100%	100%	100%	83%	0%
10/10/25	100%	100%	100%	65%	0%
11/10/25	100%	100%	81%	0%	0%
12/10/25	100%	95%	63%	0%	0%

01/10/26	100%	76%	0%	0%	0%
02/10/26	87%	59%	0%	0%	0%
03/10/26	69%	0%	0%	0%	0%
04/10/26	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	5.02	4.92	4.76	4.60	4.43
Weighted Average Life (Years) to Maturity	5.11	4.99	4.85	4.68	4.51

Percent of the Initial Note Principal Amount Outstanding—Class D Notes

Distribution Date	1.10%	1.20%	1.30%	1.40%	1.50%
Closing Date	100%	100%	100%	100%	100%
04/10/21	100%	100%	100%	100%	100%
05/10/21	100%	100%	100%	100%	100%
06/10/21	100%	100%	100%	100%	100%
07/10/21	100%	100%	100%	100%	100%
08/10/21	100%	100%	100%	100%	100%
09/10/21	100%	100%	100%	100%	100%
10/10/21	100%	100%	100%	100%	100%
11/10/21	100%	100%	100%	100%	100%
12/10/21	100%	100%	100%	100%	100%
01/10/22	100%	100%	100%	100%	100%
02/10/22	100%	100%	100%	100%	100%
03/10/22	100%	100%	100%	100%	100%
04/10/22	100%	100%	100%	100%	100%
05/10/22	100%	100%	100%	100%	100%
06/10/22	100%	100%	100%	100%	100%
07/10/22	100%	100%	100%	100%	100%
08/10/22	100%	100%	100%	100%	100%
09/10/22	100%	100%	100%	100%	100%
10/10/22	100%	100%	100%	100%	100%
11/10/22	100%	100%	100%	100%	100%
12/10/22	100%	100%	100%	100%	100%
01/10/23	100%	100%	100%	100%	100%
02/10/23	100%	100%	100%	100%	100%
03/10/23	100%	100%	100%	100%	100%
04/10/23	100%	100%	100%	100%	100%
05/10/23	100%	100%	100%	100%	100%
06/10/23	100%	100%	100%	100%	100%
07/10/23	100%	100%	100%	100%	100%
08/10/23	100%	100%	100%	100%	100%
09/10/23	100%	100%	100%	100%	100%
10/10/23	100%	100%	100%	100%	100%
11/10/23	100%	100%	100%	100%	100%
12/10/23	100%	100%	100%	100%	100%
01/10/24	100%	100%	100%	100%	100%
02/10/24	100%	100%	100%	100%	100%
03/10/24	100%	100%	100%	100%	100%
04/10/24	100%	100%	100%	100%	100%
05/10/24	100%	100%	100%	100%	100%
06/10/24	100%	100%	100%	100%	100%
07/10/24	100%	100%	100%	100%	100%
08/10/24	100%	100%	100%	100%	100%
09/10/24	100%	100%	100%	100%	100%
10/10/24	100%	100%	100%	100%	100%
11/10/24	100%	100%	100%	100%	100%
12/10/24	100%	100%	100%	100%	100%
01/10/25	100%	100%	100%	100%	100%
02/10/25	100%	100%	100%	100%	100%
03/10/25	100%	100%	100%	100%	100%
04/10/25	100%	100%	100%	100%	100%
05/10/25	100%	100%	100%	100%	100%
06/10/25	100%	100%	100%	100%	100%
07/10/25	100%	100%	100%	100%	100%
08/10/25	100%	100%	100%	100%	100%
09/10/25	100%	100%	100%	100%	0%
10/10/25	100%	100%	100%	100%	0%
11/10/25	100%	100%	100%	0%	0%
12/10/25	100%	100%	100%	0%	0%

01/10/26	100%	100%	0%	0%	0%
02/10/26	100%	100%	0%	0%	0%
03/10/26	100%	0%	0%	0%	0%
04/10/26	0%	0%	0%	0%	0%
Weighted Average Life (Years) to Call	5.06	4.98	4.81	4.64	4.48
Weighted Average Life (Years) to Maturity	5.50	5.40	5.25	5.09	4.90

USE OF PROCEEDS

The Depositor will use the net proceeds of the sale of the Offered Notes (1) to purchase the Receivables from Carvana, (2) to deposit the Reserve Account Initial Deposit into the Reserve Account, (3) to deposit the Class N Reserve Account Initial Deposit into the Class N Reserve Account and (4) to pay for certain expenses incurred in connection with the issuance and sale of the Offered Notes. No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

Carvana will use the net proceeds from the sale of the Offered Notes for general corporate purposes. Carvana will also use a portion of the net proceeds to repay certain “warehouse” debt, including debt owed to one or more of the underwriters or their respective affiliates, secured by the Receivables prior to their sale to the Issuing Entity. Certain underwriters or their respective affiliates act as administrator or provide credit lines for such warehouse debt.

DESCRIPTION OF THE NOTES

The Issuing Entity will issue the Notes under the Indenture. We have filed a form of the Indenture as an exhibit to the registration statement, but the form agreement does not describe the specific terms of the Notes. We will file a copy of the final form of the Indenture with the SEC no later than the date of the filing of the final prospectus. The following summary describes material terms of the Offered Notes and the Indenture. The summary does not purport to be complete and is subject, and qualified in its entirety by reference, to the Indenture.

All payments required to be made on the Notes will be made monthly on each Distribution Date. Distributions will be made to the Noteholders of record as of the close of business on the related record date.

The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, the Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. U.S. persons acquiring beneficial interests in the Notes will hold their interests through DTC and may also be held through Clearstream Luxembourg and Euroclear, as participants in DTC. Non-U.S. persons acquiring beneficial interests in the Notes will hold their interests through Clearstream Luxembourg and Euroclear, as participants in DTC. See “—Book-Entry Registration” below.

Interest Payments

Interest will accrue on the Notes from and including the Closing Date to but excluding the first Distribution Date and for each monthly Collection Period thereafter as set forth below:

•

Interest on the Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or from and including the Closing Date, in the case of the first Distribution Date) to but excluding the 10th day of the current month (assuming each month has 30 days) and

•

Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed during the period for which interest is payable and a 360-day year, and will be accrued from and including the prior Distribution Date (or from and including the Closing Date, in the case of the first Distribution Date) to but excluding the current Distribution Date.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each Distribution Date will be the product of:

•	the outstanding principal amount of a class of Notes,

•	the interest rate of that class of Notes and

•

(i) in the case of the Class A-1 Notes, the actual number of days in the interest period divided by 360; or (ii) in the case of the other classes of Notes, 30 (or, in the case of the first Distribution Date, 22) divided by 360.

The note interest rates are as follows:

•	for the Class A-1 Notes, the interest rate is 0.15590%,

•	for the Class A-2 Notes, the interest rate is 0.28%,

•	for the Class A-3 Notes, the interest rate is 0.54%,

•	for the Class A-4 Notes, the interest rate is 0.86%,

•	for the Class B Notes, the interest rate is 1.19%,

•	for the Class C Notes, the interest rate is 1.53%,

•	for the Class D Notes, the interest rate is 1.82%, and

•	for the Class N Notes, the interest rate is 2.16%.

An Event of Default will occur if the full amount of interest due on the Controlling Class of Notes is not paid within five Business Days of the related Distribution Date. See “The Transaction Documents—Indenture—Events of Default.”

Amounts on deposit in the Reserve Account will be available on each Distribution Date to pay interest on the Notes (other than the Class N Notes) to the extent that such interest is not paid from Available Funds. Amounts on deposit in the Class N Reserve Account will be available on each Distribution Date to pay interest on the Class N Notes to the extent that such interest is not paid from Available Funds.

Payments of Principal

On each Distribution Date, unless the Notes have been accelerated following the occurrence of an Event of Default under the Indenture when the priorities set forth under “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes” are applicable, the Issuing Entity will pay principal, (i) to the extent of funds allocated for payment of principal, sequentially to the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, Class B Notes, Class C Notes and the Class D Notes, in certain circumstances, respectively, and (ii) to the extent of funds available in accordance with clause (16) under “Distribution Date Payments”, to the Class N Notes. The Class XS Notes will not be entitled to any payments of principal.

The classes of Notes (other than the Class N Notes and the Class XS Notes) are “sequential pay” classes. On each Distribution Date, payments of principal will be distributed to the most senior outstanding class of Notes to maintain parity between the outstanding principal amount of the Notes (other than the Class N Notes and the Class XS Notes) and the Pool Balance. The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of Notes on that Distribution Date. See “Distribution Date Payments.”

On each Distribution Date, all amounts allocated to the payment of principal as described in clauses (5), (7), (9), (11) and (13) under “Distribution Date Payments” other than any Distribution Date when the priorities set forth under “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes” are applicable, will be aggregated and will be paid out in the following order:

•	first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

•	second, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

•	third, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero;

•	fourth, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero;

•	fifth, to the Class B Notes, until the principal amount of the Class B Notes has been reduced to zero;

•	sixth, to the Class C Notes, until the principal amount of the Class C Notes has been reduced to zero; and

•	seventh, to the Class D Notes, until the principal amount of the Class D Notes has been reduced to zero;

On each Distribution Date, to the extent of funds available in accordance with clause (16) under “Distribution Date Payments” other than any Distribution Date when the priorities set forth under “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes” are applicable, will be paid out to the Class N Notes, until the principal amount of the Class N Notes has been reduced to zero.

In addition, any outstanding principal amount of any class of Notes that has not been previously paid will be payable on the Final Scheduled Distribution Date for that class. The actual date on which the Aggregate Note Principal Amount of any class of Notes is paid may be earlier than the Final Scheduled Distribution Date for that class, depending on a variety of factors. See “Prepayment and Yield Considerations.”

Optional Redemption

On any Distribution Date after the last day of any Collection Period as of which the Pool Balance is less than or equal to 5% of the Initial Pool Balance, the Servicer will have the option to purchase (and/or to designate one or more other persons (other than Carvana and its subsidiaries)) to purchase the Receivables.

To exercise this option, the Servicer will deposit (or cause to be deposited) an amount not less than the greater of (a) the lesser of (1) the fair market value of the Receivables and (2) the sum of the Principal Balances of the Receivables plus accrued and unpaid interest as of the last day of the related Collection Period and (b) the amount necessary to pay in full (after giving effect to the distribution of Available Funds on such Distribution Date) the outstanding amount of all Notes (other than the Class XS Notes), including all accrued and unpaid interest thereon, the Servicing Strip Amount for the related Collection Period and all amounts then owed by the Issuing Entity to the Grantor Trust Trustee, the Owner Trustee, the Indenture Trustee, the Servicer, the Collateral Custodian, the Backup Servicer, the Asset Representations Reviewer and the Administrator.

It is expected that at the time this clean-up call option becomes available to the Servicer (or its designee), only the Class C Notes and Class D Notes will be outstanding.

Any outstanding Notes (other than the Class XS Notes) will be redeemed concurrently with this exercise of the optional purchase of the Receivables and the subsequent distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the certificates.

Controlling Class

The “Controlling Class” will be (i) if any of the Class A Notes are outstanding, the Class A Notes, (ii) if the Class A Notes have been paid in full, the Class B Notes, (iii) if the Class A Notes and the Class B Notes have been paid in full, the Class C Notes and (iv) if the Class A Notes, the Class B Notes, and the Class C Notes have been paid in full, the Class D Notes. The Class XS Notes and the Class N Notes will never be the Controlling Class.

Book-Entry Registration

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 thereafter. The Notes will be available only in book-entry form except in the limited circumstances described below. All Notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their Notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period.

Actions of Noteholders under the Indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to holders of book-entry Notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the Notes.

Definitive Notes Only in Limited Circumstances

With respect to any class of Notes issued in book-entry form, such Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•	DTC is no longer willing or able to discharge properly its responsibilities as the clearing agency with respect to the global Notes and Carvana is unable to locate a qualified successor;

•	Carvana advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an Event of Default, Requisite Noteholders advise the clearing agency that the continuation of a book-entry system through DTC is no longer in the best interests of the Noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify all applicable Noteholders of a given class through participants of the availability of such Notes being issued in the form of definitive notes (“Definitive Notes”). Upon surrender by DTC of the Definitive Notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the Noteholders.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the record date for such Notes. The distributions will be made by check mailed to the address of the Noteholder as it appears on the register maintained by the Indenture Trustee or by wire transfer to the account designated in writing to the Indenture Trustee by the Noteholder at least five Business Days prior to the related record date. The final payment on any Definitive Notes, however, will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Class XS Notes

The Issuing Entity will also issue the Class XS Notes. The Class XS Notes will not have a principal amount and will not be entitled to any payments of principal. This class of Notes will have a notional amount equal to the principal balance of the Receivables as of the end of the preceding Collection Period (or, as of the cutoff date in the case of the first Collection Period). The Class XS Notes will be paid to the extent the Servicing Strip Amount exceeds the fees owed to the Servicer. The Class XS Notes are not offered by this prospectus.

CREDIT ENHANCEMENT

The discussion below highlights important feature that enhance the likelihood that payments will be made to investors. The presence of reserve accounts is intended to enhance the likelihood of receipt by investors of the full amount of principal and interest due thereon and to decrease the likelihood that the Noteholders will experience losses. The overcollateralization, reserve accounts, excess collections and subordination of interests will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the Notes and interest thereon. If shortfalls in Available Funds occur and exceed the amount covered by overcollateralization, reserve accounts, excess collections and subordination of interests, investors will bear their allocable share of those deficiencies.

Subordination

A class of Notes that is lower in priority of payment provides credit support to those classes of Notes having higher priority of payment relative to that class. Consequently, to the extent collections on Receivables and other assets do not generate enough cash to satisfy the Issuing Entity’s obligations, including the obligations to make payments to investors, payments of excess cash flow that would otherwise be made to the Certificateholders will first be eliminated and any additional losses will generally then be absorbed as follows:

•	first, by the holders of the Class D Notes, to the extent then outstanding;

•	second, by the holders of the Class C Notes, to the extent then outstanding;

•	third, by the holders of the Class B Notes, to the extent then outstanding;

•	fourth, by the holders of the Class A-4 Notes, to the extent then outstanding;

•	fifth, by the holders of the Class A-3 Notes, to the extent then outstanding;

•	sixth, by the holders of the Class A-2 Notes, to the extent then outstanding; and

•	seventh, by the holders of the Class A-1 Notes, to the extent then outstanding.

Reserve Account

Amounts on deposit in the Reserve Account, if any, will be applied to make payments to Noteholders and Certificateholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other Available Funds.

The Reserve Account provides credit enhancement to the Notes (other than the Class N Notes and the Class XS Notes) by adding an additional potential source of funds available to make payments on the Notes. Pursuant to the Indenture, the Issuing Entity will establish the Reserve Account with the Indenture Trustee.

On the Closing Date $2,075,000 in cash or eligible investments will be deposited into the Reserve Account, which equals 0.50% of the Principal Balance of the Receivables as of the Cutoff Date. The “Specified Reserve Account Balance” will be the lesser of (1) 0.50% of the Principal Balance of the Receivables as of the Cutoff Date and (2) the aggregate principal amount of the Offered Notes.

Amounts on deposit in the Reserve Account will be invested in certain eligible investments that mature not later than the Business Day prior to the following Distribution Date. Eligible investments may not be purchased at a premium. Any net income from those investments will be paid to the Depositor.

On each Distribution Date, the amount on deposit in the Reserve Account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of the Issuing Entity’s expenses, interest payments on the Notes, principal payments on the Notes that are necessary to prevent the outstanding principal amount of the Notes amount from exceeding the Pool Balance and principal payments on each class of Notes that are necessary to pay off each class of Notes on its Final Scheduled Distribution Date. See “Distribution Date Payments.”

On any Distribution Date that the amount on deposit in the Reserve Account together with Available Funds is sufficient to pay all amounts due pursuant to clauses (1) through (13) set forth below under “Distribution Date Payments” and the aggregate outstanding principal amount of the Class A Notes, Class B Notes, Class C Notes and the Class D Notes, such amount will be used to repay all such outstanding classes of Notes in full on such Distribution Date.

Class N Reserve Account

The Class N Reserve Account provides credit enhancement solely to the Class N Notes and will not be available to make payments to the holders of the Offered Notes.

Overcollateralization

The Pool Balance will exceed the aggregate principal amount of the Notes issued by the Issuing Entity (other than the Class N Notes). See “Summary—Credit Enhancement—Overcollateralization.” This excess creates credit enhancement by allowing for some amount of losses on the Receivables before a shortfall in funds available to make payments on the Notes would occur. On the Closing Date, the initial amount of overcollateralization will be $1, or approximately 0.00% of the Initial Pool Balance. Collections on the Receivables will be applied to reach or maintain, as applicable, the Overcollateralization Target Amount. The Overcollateralization Target Amount will be an amount equal to 1.10% of the Initial Pool Balance.

Excess Collections

Excess collections are generally the excess of collections on the Receivables over the various fees and expenses of the Issuing Entity, including the Servicing Strip Amount, unpaid indemnity amounts and transition expenses due to the Backup Servicer, should it become the successor servicer, unpaid fees, expenses, and indemnity amounts due to each of Carvana, the Indenture Trustee, Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian and the Hired Rating Agencies, below the $200,000 aggregate cap, interest payments on the Notes and certain required principal payments on the Notes. Any excess collections will be applied on each Distribution Date to make principal payments on the Notes to the extent necessary to reach the Overcollateralization Target Amount.

DISTRIBUTION DATE PAYMENTS

On each Distribution Date, unless the Notes have been accelerated following the occurrence of an Event of Default under the Indenture, the Issuing Entity will pay from Available Funds for such Distribution Date, amounts withdrawn from the Reserve Account solely in connection with the payment of clauses (1) through (11) below, if any, and amounts withdrawn from the Class N Reserve Account solely in connection with the payment of clauses (14) and (16) below, if any, the following amounts in the following order of priority:

1.

the Servicing Strip Amount for the related Collection Period will be used to pay the Servicer or any successor servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;

2.

pro rata, (a) to the extent not previously paid, to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest as servicer, any unpaid indemnity amounts due to the Backup Servicer as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer (including any boarding fees or other expenses payable by the Issuing Entity), provided that the aggregate amount of such indemnity amounts, fees and expenses paid pursuant to this clause (2)(a) will only be payable during the calendar year beginning on the date that the Backup Servicer has replaced Bridgecrest as servicer and will not exceed $150,000 in such calendar year, (b) to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the administrator and the Collateral Custodian any fees, expenses and indemnity amounts due to each of Carvana, as administrator, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee and the Collateral Custodian and all unpaid fees, expenses and indemnity amounts from prior Collection Periods, provided that the aggregate amount of such indemnity amounts, fees and expenses paid pursuant to this clause (2)(b) will not exceed (A) $125,000 in any calendar year to the Indenture Trustee and Collateral Custodian and (B) $75,000 in any calendar year to the Grantor Trust Trustee and Owner Trustee combined, (c) to the Asset Representations Reviewer, the fees, expenses and indemnities due and owing under the Asset Representations Review Agreement, which have not been previously paid in full, up to a maximum of $175,000 per year (d) to the Hired Rating Agencies, annual surveillance fees not to exceed $42,500 in any calendar year and (e) $36,000 in any calendar year to the administrator for regulatory filing fees;

3.	to the Backup Servicer, the Backup Servicing Fee;

4.	to the Class A Notes, pro rata among the Class A Notes, accrued and unpaid interest on the Class A Notes;

5.	principal of the Notes (other than the Class N Notes and the Class XS Notes) an amount equal to the First Priority PDA;

6.	to the Class B Notes, accrued and unpaid interest on the Class B Notes;

7.	principal of the Notes (other than the Class N Notes and the Class XS Notes) an amount equal to the Second Priority PDA;

8.	to the Class C Notes, accrued and unpaid interest on the Class C Notes;

9.	principal of the Notes (other than the Class N Notes and the Class XS Notes) in an amount equal to the Third Priority PDA;

10.	to the Class D Notes, accrued and unpaid interest on the Class D Notes;

11.	principal of the Notes (other than the Class N Notes and the Class XS Notes) in an amount equal to the Fourth Priority PDA;

12.	to the Reserve Account, the amount, if any, necessary to fund the Reserve Account up to the required amount;

13.	principal of the Notes (other than the Class N Notes and the Class XS Notes) in an amount equal to the Regular PDA;

14.	to the Class N Notes, accrued and unpaid interest on the Class N Notes;

15.	to the Class N Reserve Account, the amount, if any, necessary to fund the Class N Reserve Account up to the required amount;

16.	to the Class N Notes, until the Class N Notes have been paid in full;

17.

pro rata, (a) to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest as servicer, any unpaid indemnity amounts due to the Backup Servicer as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer that are in excess of the related cap described under clause (2) above (including any boarding fees or other expenses payable by the Issuing Entity), (b) to the extent not previously paid, to each of Carvana, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer, and the Hired Rating Agencies any unpaid fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Hired Rating Agencies, the administrator (including for regulatory filing fees), the Asset Representations Reviewer and the Collateral Custodian that are in excess of the related caps described under clause (2), (c) to the Backup Servicer, any unpaid expenses and indemnity amounts due to the Backup Servicer and (d) to the Servicer, any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement; and

18.	to the holders of the certificates, any remaining amounts.

Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default relating solely to a breach of a covenant, representation or warranty, non-payment of principal of or interest on the Notes when due or a bankruptcy or insolvency event of the Issuing Entity but prior to acceleration of the Notes, the cap on the expenses and indemnities payable to the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee and the Collateral Custodian as set forth in clause (2)(b)(A) and clause 2(b)(B) above will not apply.

On and after the Final Scheduled Distribution Date for the Class A-1, the Class A-2, the Class A-3 Notes and the Class A-4 Notes, the amount distributable pursuant to clause (5) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class B Notes, the amount distributable pursuant to clause (7) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class B Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class C Notes, the amount distributable pursuant to clause (9) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class C Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class D Notes, the amount distributable pursuant to clause (11) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class D Notes then outstanding. On and after the Final Scheduled Distribution Date for the Class N Notes, the amount distributable pursuant to clause (16) above will be increased by an amount sufficient to pay in full the outstanding principal amount of any Class N Notes then outstanding.

Distribution Date Payments After Acceleration of the Notes

On each Distribution Date following the occurrence of an Event of Default, (i) amounts withdrawn from the Reserve Account will be used solely in connection with payment of clauses (1) through (12) below, if any, (ii) amounts withdrawn from the Class N Reserve Account will be used solely in connection with the payment of clauses (13) and (14) below, if any, and (iii) distributions will not be made in accordance with the priorities set forth above under “Distribution Date Payments” but will instead be made in the following order of priority:

1.

the Servicing Strip Amount for the related Collection Period will be used to pay the Servicer or any successor servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;

2.

pro rata, (a) to the extent not previously paid, to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest as servicer, any unpaid indemnity amounts due to the Backup Servicer as successor servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer, (b) to each of Carvana, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, and the Collateral Custodian any fees, expenses and indemnity amounts due to such party and all unpaid fees, expenses and indemnity amounts from the prior Collection Periods, (c) to the Hired Rating Agencies, annual surveillance fees not to exceed $42,500 in any calendar year, (d) to the Asset Representations Reviewer, any fees, expenses and indemnity amounts due to the Asset Representations Reviewer (e) to the Backup Servicer, any unpaid expenses and indemnity amounts due to the Backup Servicer and (f) to the Servicer, any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement;

3.	to the Backup Servicer, the Backup Servicing Fee;

4.	to the Class A Notes, pro rata, accrued and unpaid interest on the Class A Notes;

5.	to the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

6.	to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

7.	to the Class B Notes, accrued and unpaid interest on the Class B Notes;

8.	to the Class B Notes, until the Class B Notes have been paid in full;

9.	to the Class C Notes, accrued and unpaid interest on the Class C Notes;

10.	to the Class C Notes, until the Class C Notes have been paid in full;

11.	to the Class D Notes, accrued and unpaid interest on the Class D Notes;

12.	to the Class D Notes, until the Class D Notes have been paid in full;

13.	to the Class N Notes, accrued and unpaid interest on the Class N Notes;

14.	to the Class N Notes, until the Class N Notes have been paid in full; and

15.	to the holders of the certificates, any remaining amounts.

THE TRANSACTION DOCUMENTS

The following summary describes certain terms of the Transaction Documents (“Transaction Documents”) relating to the Issuing Entity consisting of:

•

the Receivables Purchase Agreement, to be dated as of the Closing Date, between Carvana, as seller and the Depositor, as purchaser (the “Receivables Purchase Agreement”) pursuant to which the Depositor will purchase the Receivables from Carvana,

•

the Receivables Transfer Agreement, to be dated as of the Closing Date, between the Depositor and the Issuing Entity (the “Receivables Transfer Agreement”), pursuant to which the Issuing Entity will purchase the Receivables from the Depositor,

•

the Receivables Contribution Agreement, to be dated as of the Closing Date, between the Issuing Entity and the Grantor Trust (the “Receivables Contribution Agreement”), pursuant to which the Grantor Trust will acquire the Receivables from the Issuing Entity,

•

the Servicing Agreement, to be dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, the Backup Servicer, the Indenture Trustee and the Servicer (the “Servicing Agreement”), pursuant to which the Servicer will agree to service the Receivables,

•	the Indenture, pursuant to which the Issuing Entity will issue the Notes,

•

the Trust Agreement, to be dated as of the Closing Date, between the Depositor and the Owner Trustee and acknowledged by Wells Fargo Bank, National Association as certificate registrar and paying agent (the “Trust Agreement”), pursuant to which the Issuing Entity will be operated and the Certificates will be issued,

•

the Grantor Trust Agreement, to be dated as of the Closing Date, between the Issuing Entity and the Grantor Trust Trustee (the “Grantor Trust Agreement”), pursuant to which the Grantor Trust will be operated and the Grantor Trust Certificate will be issued,

•

the Asset Representations Review Agreement, to be dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, the Servicer, Carvana, as administrator and the Asset Representations Reviewer (the “Asset Representations Review Agreement”), pursuant to which the Asset Representations Reviewer will be appointed and establish the procedures by which a review of Receivables will be conducted,

•

the Backup Servicing Agreement, to be dated as of the Closing Date, among the Backup Servicer, the Servicer, the Grantor Trust and the Issuing Entity (the “Backup Servicing Agreement”), pursuant to which the Backup Servicer will agree to serve as backup servicer,

•

the Administration Agreement, to be dated as of the Closing Date, among Carvana, as administrator, the Issuing Entity, the Grantor Trust and the Indenture Trustee (the “Administration Agreement”), pursuant to which Carvana will undertake administrative duties for the Issuing Entity, and

•

the Collateral Custodian Agreement, to be dated as of the Closing Date, among the Collateral Custodian, the Servicer, the Issuing Entity, the Grantor Trust, the Indenture Trustee and Carvana, as administrator (the “Collateral Custodian Agreement”), pursuant to which Wells Fargo Bank as collateral custodian, will agree to act as collateral custodian for the documents evidencing the Receivables.

We have filed forms of the Transaction Documents as exhibits to the registration statement, but the forms of the Transaction Documents do not describe the specific terms of the Notes. We will file a copy of the final form of the Transaction Documents with the SEC no later than the date of the filing of the final prospectus. Where particular provisions or terms used in the Transaction Documents are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The parties will enter into the Transaction Documents, each of which may be amended and supplemented from time to time, to be dated as of the Closing Date. The summaries below do not purport to summarize all material provisions of the Transaction Documents and are qualified in their entirety by reference to the actual Transaction Documents. See “Sponsor,” “Issuing Entity” and “Description of the Notes” for further discussion with respect to the Transaction Documents.

Sale and Assignment of Receivables

Carvana will sell the Receivables, including its security interests in the financed vehicles, to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement. The Depositor will transfer and assign to the Issuing Entity, without recourse, its entire interest in the Receivables, including its security interests in the financed vehicles, pursuant to the Receivables Transfer Agreement. The Issuing Entity will transfer the Receivables, including its security interest in the financed vehicles, to the Grantor Trust in exchange for the Grantor Trust Certificate.

Carvana will represent and warrant to the selection criteria set forth in “The Receivables—Criteria Applicable to Selection of Receivables.”

In the Receivables Transfer Agreement, the Depositor will assign the representations and warranties of Carvana, as set forth above, to the Issuing Entity, and will represent and warrant to the Issuing Entity that the Depositor has taken no action which would cause the representations and warranties of Carvana with respect to the Receivables to be false in any material respect as of the Closing Date.

Repurchases of Receivables

Unless (A) a breach of any representation or warranty of Carvana with respect to any Receivable, which materially and adversely affects the interests of the investors, taken as a whole, is cured in all material respects within 30 days following (i) the discovery of the breach or receipt of notice of such breach by the Depositor from the Issuing Entity or the Grantor Trust (which notice will provide sufficient detail so as to allow Carvana to reasonably investigate the alleged breach), or (ii) in the case of the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee, a responsible officer of such trustee has actual knowledge or receives written notice of a breach of such representation or warranty, then (B) the Issuing Entity will repurchase from the Grantor Trust or will enforce the obligation of the Depositor under the Receivables Transfer Agreement to repurchase, and the Depositor will repurchase or will enforce the obligation of Carvana under the Receivables Purchase Agreement to repurchase, as required, such Receivable from the Grantor Trust at a price equal to the aggregate principal balance of the repurchased Receivables, plus accrued and unpaid interest thereon. Any such breach will be deemed not to materially and adversely affect the interests of the investors, taken as a whole, if such breach does not affect the ability of the Issuing Entity to receive and retain timely payment in full on the related Receivable. The repurchase obligation constitutes the sole remedy available to the Depositor, the Issuing Entity or the Grantor Trust for any such uncured breach. The Indenture Trustee will not be responsible for determining whether a breach of any representation or warranty or document defect has occurred, or whether such breach constitutes a material breach or defect, or the enforcement of any repurchase obligations.

The Depositor will be entitled to receive collections received on a repurchased Receivable after the first day of the Collection Period during which such Receivable was repurchased by the Depositor. These repurchase obligations, if fulfilled, constitute the sole remedies available to the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee and the Grantor Trust Trustee for any uncured breaches with respect to the Receivables, except for certain limited indemnities.

The Servicing Agreement and Servicing of the Receivables

Duties of the Servicer

The Servicer will service and make collections on the Receivables held by the Grantor Trust in accordance with its customary servicing practices and applicable law, using the degree of skill and care that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. Subject to the restrictions set forth in the Servicing Agreement, as described below, the Servicer will follow its customary servicing practices and will have full power and authority to do any and all things in connection with such servicing and collection that it may deem necessary or desirable, including executing and delivering instruments of satisfaction or cancellation, or partial or full release or discharge, with respect to the Receivables or the related financed vehicles.

The Servicer will initially receive payments relating to the Receivables in a post-office box or depositary account subject to a master agency agreement for the benefit of, among other parties, the Grantor Trust and the Indenture Trustee. The Servicer is required to deposit any collections (other than Supplemental Servicing Fees) on the Receivables received in a post-office box or depository account into the Collection Account within two business days following identification. Pending deposit into the Collection Account, collections may be commingled with other funds and are not required to be segregated from the Servicer’s own funds.

The Servicer may in its discretion waive any Supplemental Servicing Fees. The Servicer is not required to make any advances of funds or guarantees regarding collections, cash flows or distributions, nor is the Servicer required to maintain a fidelity bond or error and omissions policy or to monitor whether obligors obtain or maintain an insurance policy on the financed vehicles.

Modifications

The Servicer may grant certain extensions and other modifications described in “Servicing Procedures—Modification of Contracts—Due Date Changes and Extensions.” Any extensions, deferrals amendments, modifications and other alterations granted could have an impact on the amount and timing of collections on Receivables and, consequently, the amount and timing of Available Funds to make payments on the Securities. See “Risk Factors—Risks Related to the Transaction Parties—The Servicer’s discretion over the servicing of the Receivables, including the sale of Charged-Off Receivables, may impact the amount and timing of funds available to make payments on the Securities.” The Servicer generally may not reduce the APR or principal balance with respect to any Receivable, other than in limited circumstances (such as when required by law or court order). Additionally, as a result of the transaction being structured such that the Issuing Entity and Grantor Trust are intended to be treated as grantor trusts for U.S. federal income tax purposes, the Servicer will be further restricted in making modifications to the Receivables. If the Servicer reduces the APR or principal balance of any Receivable other than as permitted, then the Servicer will be required to indemnify the Issuing Entity for the actual loss. Additionally, if the Servicer extends the date for final payment by the obligor of any Receivable beyond the last day of the collection period preceding the latest Final Scheduled Distribution Date of all classes of Notes, releases the financed vehicle securing the related Receivable from the security interest granted by such Receivable other than as permitted under the Servicing Agreement or materially impairs the rights of the Grantor Trust, the Issuing Entity or the Indenture Trustee in any Receivable, then the Servicer will be required to pay the actual loss (if any) with respect to such Receivable. These indemnification obligations constitute the sole remedy available to the Issuing Entity, the Grantor Trust, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, and the holders of the Securities for any uncured breaches of these covenants by the Servicer. See “—Limitation on Servicer Liability and Indemnification” for further discussion on the Servicer’s indemnification obligations.

Realization Upon Receivables

On behalf of the Grantor Trust, the Servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of the financed vehicle securing any Receivable as to which the Servicer has determined that eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession, that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance or that repossessing such financed vehicle would otherwise not be consistent with the Servicer’s customary servicing practices. Without limiting the foregoing, the Servicer will use commercially reasonable efforts consistent with its customary servicing practices to maximize net proceeds from the repossession of a financed vehicle, which may include selling the financed vehicle at public or private sale. In addition, the Servicer may from time to time (but is not required to) sell any Charged-Off Receivables on behalf of the Issuing Entity or the Grantor Trust in accordance with its customary servicing practices and such other conditions and requirements as set forth in the Servicing Agreement for a price equal to the fair market value of such Charged-Off Receivable.

Sale of Charge-Offs

The Servicer may from time to time, but is not required to, direct the Grantor Trust to sell retail installment contracts that have been charged-off in accordance with the servicing policy and procedures and the Servicing Agreement, to a third party that is unaffiliated with Carvana, the Depositor, the Issuing Entity, the Grantor Trust or Servicer and these may be sold to third parties.

Servicing Compensation and Payment of Expenses

On each Distribution Date, the Issuing Entity will pay to the Servicer the Servicing Fee, which will be payable from the Servicing Strip Amount.

In addition, the Servicer will also be entitled to receive or retain, as applicable, Supplemental Servicing Fees, which include any late fees, insufficient fund fees or similar fees and charges collected during a monthly Collection Period, as well as any investment earnings on its concentration accounts during a monthly Collection Period prior to transferring the collections on the Receivables to the Collection Account. The Servicer is entitled to be reimbursed for liquidation expenses, which are the reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable that is a charged-off contract and the related financed vehicle. These Supplemental Servicing Fees and liquidation expenses are not paid out of the Servicing Strip Amount. Supplemental Servicing Fees do not constitute Available Funds, and liquidation expenses reduce the amount of Available Funds available to be distributed on each Distribution Date.

To the extent there is an Excess Servicing Strip Amount available on any Distribution Date, such amount will be paid to the holders of the Class XS Notes. The relative priority of the Servicing Strip Amount and the Excess Servicing Strip Amount are set forth in “Distribution Date Payments.”

Delegation by and Resignation of the Servicer

The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation will relive the Servicer of its responsibility with respect to such duties and the Servicer will remain obligated for its duties under the Servicing Agreement as if the Servicer alone were performing such duties.

The Servicer may not resign from its obligations and duties as Servicer under the Servicing Agreement, except upon a determination that the Servicer’s performance of these duties as servicer is not permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer will be communicated to the Indenture Trustee and the Backup Servicer by the Servicer at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an opinion of counsel to such effect delivered to the Indenture Trustee and the Backup Servicer concurrently with or promptly after such notice. If, after the Servicer gives notice of its intent to resign or is removed, a successor servicer does not take office within the earlier of sixty days and the date that the Backup Servicer is required to assume the obligations of the predecessor servicer under the Backup Servicing Agreement, the retiring Servicer, the Issuing Entity or the Requisite Noteholders may petition a court of competent jurisdiction for the appointment and designation of a successor servicer (at the expense of the Issuing Entity).

Termination of the Servicer

If a Servicer Termination Event has occurred and is continuing, the Indenture Trustee may, and at the direction of the Requisite Noteholders will, by notice given to the Servicer, the Owner Trustee, the Issuing Entity, the Administrator, the Certificateholders and the Noteholders, terminate the rights and obligations of the Servicer under the Servicing Agreement with respect to the Receivables. In the event the Servicer is removed or resigns as Servicer, all authority and power of the Servicer under the Servicing Agreement will, without further action, pass to and be vested in (i) the Backup Servicer; or (ii) if the Backup Servicer has been terminated, a successor servicer approved as described below. The Indenture Trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation to the Servicer under the Servicing Agreement, unless consented to by the Requisite Noteholders. The Indenture Trustee will not be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee and the amount necessary to induce any successor Servicer to act as successor Servicer under the Transaction Documents.

In the event the Backup Servicer does not assume the role of successor servicer, the Requisite Noteholders will appoint another person as successor servicer, who will assume the obligations of the Servicer under the Servicing Agreement on the assumption date specified in the written notice. The Backup Servicer will act as successor servicer unless it is legally unable to do so, in which event the predecessor Servicer shall continue to act as Servicer until a successor acceptable to the Requisite Noteholders has been appointed and accepted such appointment. In the event that a successor Servicer has not been appointed and the Backup Servicer is legally unable to act at the time when the predecessor Servicer has ceased to act as Servicer, then the Indenture Trustee, the Issuing Entity or the Requisite Noteholders may appoint, or petition a court of competent jurisdiction to appoint, a successor servicer (at the expense of the Issuing Entity).

The occurrence and continuation of any one or more of the following events will constitute a “Servicer Termination Event”:

•

(1) any failure by the Servicer to deposit in the Collection Account any payment required to be so delivered by the Servicer under the terms of the Servicing Agreement, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the Servicer or receipt by a responsible officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Notes are outstanding, from the majority Certificateholders);

•

(2) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders, and which continues unremedied for 60 consecutive days after discovery thereof by a responsible officer of the Servicer or receipt by a responsible officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Notes are outstanding, from the majority Certificateholders);

•

(3) any representation or warranty made by the Servicer in the Servicing Agreement or any other Transaction Document will prove to have been incorrect or false in any respect when made, which breach materially and adversely affects the rights of the Issuing Entity, the Noteholders or the Certificateholders and such breach continues unremedied for 60 consecutive days after discovery thereof by a responsible officer of the Servicer or receipt by a responsible officer of the Servicer of written notice thereof from the Indenture Trustee or the Requisite Noteholders (or, if no Notes are outstanding, from the majority Certificateholders); and

•

(4) certain events of bankruptcy, insolvency or receivership of the Servicer (which, if involuntary, remain unstayed for a period of 60 consecutive days) or actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations;

provided, that (A) any delay or failure of performance referred to in clause (1) above shall have been caused by force majeure or other similar occurrence, the 5 Business Day grace period referred to in such clause (1) shall be extended for an additional 10 calendar days and (B) if any delay or failure of performance referred to in clauses (2) or (3) above shall have been caused by force majeure or other similar occurrence, the 60 day grace period referred to in such clause shall be extended for an additional 30 calendar days. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (1) or (2) above has occurred.

Waiver of Servicer Termination Events

The Requisite Noteholders, on behalf of all the Noteholders, Certificateholders and the Issuing Entity, may waive any Servicer Termination Event and its consequences. No waiver will impair the Noteholders’ or Certificateholders’ rights regarding subsequent defaults.

Evidence as to Compliance

The Servicing Agreement will provide for delivery on or before March 15 of each calendar year, beginning March 15, 2022, of a certificate signed by an officer of the Servicer stating that (1) a review of the Servicer’s activities during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date through December 31, 2021) and of its performance under the Servicing Agreement has been made under the supervision of such officer and (2) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations under the Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligations in any material respect, describing each such failure and the status thereof.

The Servicer will also give the Issuing Entity and the Indenture Trustee written notice of any event which has occurred and is continuing, with the giving of notice or lapse of time or both, unless cured, would become a Servicer Termination Event.

The Servicer will provide a report regarding its assessment of its compliance with certain servicing criteria specified in Item 1122(d) of Regulation AB as of the end of the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date through December 31, 2021). The report will address each of the servicing criteria specified in the Servicing Agreement as applicable to the Servicer or such other criteria as mutually agreed upon by the Depositor and the Servicer. The Servicer will provide a separate annual report of a firm of independent certified public accountants attesting to such servicer’s assessment of its compliance with such servicing criteria during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date through December 31, 2021).

Limitation on Servicer Liability and Indemnification

The Servicer will be liable under the Servicing Agreement only to the extent of the obligations specifically undertaken by the Servicer under the Servicing Agreement and the representations and warranties made by the Servicer thereunder. The Servicer will be required to indemnify, defend and hold harmless the Issuing Entity, the Grantor Trust, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Collateral Custodian, the Backup Servicer and Carvana and their respective officers, directors, employees and agents from and against any and all costs (including reasonable legal fees and related costs), expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such person through the negligence (other than errors in judgment), willful misfeasance or bad faith of the Servicer in the performance of its duties under the Transaction Documents, or by reason of its reckless disregard of its obligations and duties under the Transaction Documents to which it is a party, or by reason of breach of any representations or warranties made in the Servicing Agreement by the Servicer (excluding, however, costs, expenses, losses, claims, damages and liabilities to the extent resulting from the negligence (or gross negligence (except for errors in judgment) in the case where the Owner Trustee, Grantor Trust Trustee, Indenture Trustee or Collateral Custodian is seeking indemnification or willful misconduct on the part of the indemnified party or breach of any Transaction Document by the indemnified party (in the case of the Indenture Trustee and Collateral Custodian, resulting from the Indenture Trustee’s or the Collateral Custodian’s negligence or willful misconduct)). Such indemnification shall include any amounts incurred by an indemnified party in connection with the enforcement of the Servicer’s indemnification. Neither the Servicer (nor any of the directors, officers, employees or agents of the Servicer) will be under any liability to any person for any action taken or for refraining from the taking of any action pursuant to the Servicing Agreement or for errors in judgment, although the Servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of is failure to perform its obligations or of reckless disregard of obligations and duties under the Servicing Agreement or by reason of negligence in the performance of its duties under the Servicing Agreement (except for errors in judgment).

Indenture

The Indenture will provide for the issuance of the Notes, the terms of the Notes and payments to Noteholders as described in this prospectus. The following summary describes certain other material terms of the Indenture.

Material Covenants

The Indenture provides that the Issuing Entity it binds may not consolidate with or merge into any other entity, unless:

•	the entity (if other than the Issuing Entity) formed by or surviving the consolidation or merger is organized and existing under the laws of the United States, any state or the District of Columbia,

•	no Default or Event of Default has occurred and is continuing immediately after giving effect to such merger or consolidation,

•

none of Carvana, the Depositor, the Issuing Entity or the Indenture Trustee has been advised that the rating of the Notes then in effect would be reduced or withdrawn by the rating agencies hired to rate the Notes as a result of the merger or consolidation,

•	any action necessary to maintain the lien and security interest created by the Indenture has been taken, and

•

the Issuing Entity and the Indenture Trustee have received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuing Entity or to any noteholder or Certificateholder and that all conditions precedent have been complied with.

So long as any Notes are outstanding, the Issuing Entity and the Grantor Trust will not, among other things, except as expressly permitted by the Transaction Documents:

•	sell, convey, exchange, transfer or otherwise dispose of any of the assets of the Issuing Entity or the Grantor Trust,

•

claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld from such payments under the Code or applicable state, local or non-U.S. tax law) or assert any claim against any present or former holder of the Notes by reason of the payment of taxes levied or assessed upon any part of the Collateral of the Issuing Entity or the Grantor Trust,

•	dissolve or liquidate in whole or in part,

•

permit the validity or effectiveness of the Indenture or any other Transaction Document to be impaired or permit any person to be released from any covenants or obligations regarding the Notes under the Indenture except as may be expressly permitted by the Indenture, or

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of its assets, or any interest in its assets or the proceeds thereof.

The Issuing Entity may not engage in any activity other than as specified under “The Issuing Entity” above. The Issuing Entity may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes it issues and the Indenture which binds it or otherwise in accordance with the Transaction Documents.

Events of Default

The Indenture contains the following “Events of Default”:

1.	default in the payment of any interest when it becomes due and payable on any Note of the Controlling Class, and the default will continue for a period of five Business Days;

2.

default in the payment in full of all then outstanding principal of any class of Notes (other than the Class XS Notes) and accrued but unpaid interest due on any class of Notes (other than the Class XS Notes) on the related Final Scheduled Distribution Date;

3.

default in the payment in full of any other amount due on the Notes (other than the Class XS Notes), when such payment becomes due and payable, to the extent funds are available therefor, and such default continues for a period of five Business Days;

4.

a material default in the observance or performance by the Issuing Entity of any other covenant or agreement made in the Indenture proving to have been incorrect in any material respect as of the time when the same will have been made, subject to a grace period of 60 consecutive days after the Indenture Trustee or the holders of the Notes evidencing not less than 25% of the outstanding principal amount of the Controlling Class will have delivered notice of such default;

5.

a material default in the observance or performance by the Issuing Entity of any other representation or warranty made in the Indenture proving to have been incorrect in any material respect as of the time when the same will have been made, subject to a grace period of 60 consecutive days after the Indenture Trustee or the holders of the Notes evidencing not less than 25% of the outstanding principal amount of the Controlling Class will have delivered notice of such breach of representation or warranty; and

6.	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity or its property.

Notwithstanding the foregoing, there will be no Event of Default where an Event of Default would otherwise exist under clauses (1), (2) and (3) above for a period of an additional ten Business Days or under clauses (4) and (5) for a period of an additional 30 days if the delay or failure giving rise to the Event of Default was caused by an act of God or other similar occurrence.

Upon the occurrence and during the continuance of an Event of Default, the Indenture Trustee will declare all the Notes to be immediately due and payable if directed in writing by the Noteholders of Notes evidencing not less than the Requisite Noteholders.

If the Notes have been declared immediately due and payable following an Event of Default and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee, the Requisite Noteholders may rescind and annul such declaration and its consequences, if certain conditions specified in the Indenture are satisfied.

Upon the occurrence and continuation of an Event of Default, the Indenture Trustee may exercise certain remedies under the Indenture, including selling the property of the Issuing Entity if certain other conditions specified in the Indenture are satisfied. The Indenture Trustee may not cause the liquidation of the Issuing Entity’s property unless either (a) Noteholders representing 100% of the Aggregate Note Principal Amount consent thereto, or (b) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the principal of and the accrued interest on the Notes, at the date of such sale or liquidation, or (c) (1) there has been a payment Event of Default, (2) the Indenture Trustee determines that the Issuing Entity’s property will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as and when they would have become due if the Notes had not been declared due and payable and the Indenture Trustee provides notice to the Issuing Entity (who will deliver such notice to each rating agency hired by the Issuing Entity to rate the Notes) and (3) the Indenture Trustee obtains the consent of Noteholders evidencing not less than 66-2/3% of the outstanding principal amount of Notes.

If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money or property collected pursuant to the Indenture or otherwise and any money then held or thereafter received by the Indenture Trustee with respect to the property of the Issuing Entity will be applied in accordance with the priorities set forth in “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes” above, including, without limitation, amounts that would otherwise be released to the holders of the certificates.

The Requisite Noteholders may, on behalf of all Noteholders and the Issuing Entity, waive any Event of Default and its consequences. No such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon. The Indenture Trustee must notify each Hired Rating Agency of any waiver of any Event of Default.

Annual Compliance Statement

The Issuing Entity will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Satisfaction and Discharge of Indenture and Release of Collateral

Subject to the payment of its fees and expenses pursuant to the Indenture, the Indenture Trustee may, and when required by the provisions of the Indenture will, execute instruments to release property from the lien of the Indenture, or convey the Indenture Trustee’s interest in the same. The Indenture Trustee will be required, at such time as there are no Notes outstanding and all sums due to the Indenture Trustee have been paid to release any remaining portion of the collateral that secured the Notes from the lien of the Indenture and release to the Issuing Entity, the Grantor Trust, or any other person entitled thereto any funds then on deposit in the designated accounts. Upon notice prior to the redemption date from the Issuing Entity or the Servicer, the Indenture Trustee, based on such notice, will be required to withdraw from the Collection Account and deposit into the Note Distribution Account, on the redemption date, the aggregate redemption price of the Notes, whereupon all such Notes will be due and payable on the redemption date.

The Indenture Trustee will continue to act as Indenture Trustee under the Indenture and the Servicing Agreement for the benefit of Certificateholders until all payments in respect of the certificates have been paid in full.

Statements to Investors

On or prior to each Distribution Date, the Indenture Trustee will make available the related servicer’s statement to the investors detailing information required under the Transaction Documents. Each servicer’s statement that the Indenture Trustee delivers to the investors will include the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB) regarding the Securities on the related Distribution Date to the extent such information has been received from the Servicer:

1.	the amount of the distribution(s) allocable to principal;

2.	the amount of the distribution(s) allocable to interest;

3.	the Pool Balance as of the close of business on the last day of the related Collection Period;

4.	the outstanding principal amount of, and the note pool factor for, each class of Notes on that date, after considering all payments reported under (1) above;

5.	the amount of the distribution(s) allocable to the Certificateholders;

6.

the Servicing Strip Amount, Servicing Fee, Supplemental Servicing Fees, and liquidation expense reimbursements paid for the related Collection Period and the amount of any unpaid Servicing Strip Amount, Servicing Fee, Supplemental Servicing Fees and liquidation expenses and the change in that amount from the preceding statement;

7.	the Backup Servicing Fee paid for the related Collection Period and the amount of any unpaid Backup Servicing Fee and the change in that amount from the preceding statement;

8.	the amount of any related shortfalls in the payment of interest, if any, and the change in that amount from the preceding statement;

9.	the amount of the First PDA, Second PDA, Third PDA, Fourth PDA and Regular PDA, if any, and the change in that amount from the preceding statement;

10.

any amounts paid to the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Asset Representations Reviewer or the administrator pursuant to the requirements of the Indenture;

11.

the number of Receivables and the related principal balance for which the related obligors are delinquent in making scheduled payments between thirty-one (31) and sixty (60) days, sixty-one (61) and ninety (90) days and ninety-one (91) and one hundred twenty (120) days;

12.	the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables and any Receivables purchased pursuant to the optional redemption during the related Collection Period;

13.	the aggregate indemnification amounts paid, if any, by the Servicer during the related Collection Period;

14.

(i) the number of Receivables extended (computed as the number of whole months extended, or fractions thereof) during the preceding Collection Period, (ii) the aggregate principal balance (as of the beginning of the preceding Collection Period) for such Receivables, (iii) the number of all Receivables in the Grantor Trust as of the beginning of the preceding Collection Period, (iv) the Pool Balance as of the beginning of the preceding Collection Period and (v) the ratio of (i) over (iii) and the ratio of (ii) over (iv);

15.	the amount deposited in or withdrawn from the Reserve Account on that date and the amount on deposit in the Reserve Account, if any, before and after giving effect to such deposit or withdrawal;

16.	the amount withdrawn from the Class N Reserve Account on that date and the amount on deposit in the Class N Reserve Account after giving effect to such withdrawal;

17.	the amount of the distribution(s) payable out of amounts withdrawn from the Reserve Account;

18.	the amount of the distribution(s) payable out of amounts withdrawn from the Class N Reserve Account;

19.	delinquency and loss information on the Receivables for the related Collection Period, and whether the Delinquency Trigger occurred; and

20.

the number and amount of Receivables at the beginning and end of the related Collection Period, the weighted average annual percentage rate of the Receivables and the weighted average remaining term of the Receivables.

In addition, the following information will also be made available to investors, to the extent applicable:

1.	the amount of Receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred during the related Collection Period;

2.

any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the Collection Period or that, cumulatively, have become material over time;

3.

a statement that the administrator has received a communication request from a noteholder interested in communicating with other noteholders regarding the possible exercise of rights under the Transaction Documents, the name and contact information for the requesting noteholder and the date such request was received;

4.	information with respect to any change in the Asset Representations Reviewer;

5.	a summary of the findings and conclusions of any asset representations review conducted by the Asset Representations Reviewer;

6.	the nature and amount of any material change in Carvana’s or an affiliate’s interest in the Securities from their purchase, sale or other disposition;

7.	the commencement of an arbitration proceeding relating to a request to repurchase Receivables and instructions for the noteholders to participate in any such proceeding; and

8.	any voting instructions and procedures relating to a vote to require an asset representations review.

Investors will not receive a separate notification when changes are made to the Pool, such as when Receivables are removed from the pool pursuant to the provisions of the Transaction Documents providing for the repurchase of Receivables upon breaches of certain representations or warranties or covenants.

Unless and until Definitive Notes are issued, the Indenture Trustee will make available these reports to Cede & Co., as registered holder of the Notes and the nominee of DTC on the Issuing Entity’s behalf. See “Description of the Notes—Book-Entry Registration.”

If a responsible officer of the Indenture Trustee receives any written notice of a Servicer Termination Event or if the Servicer is terminated or a successor Servicer appointed pursuant to the Servicing Agreement, then the Indenture Trustee will give prompt notice of such event to the Owner Trustee, the Issuing Entity, the Grantor Trust Trustee, the Grantor Trust, the Administrator, the Asset Representations Reviewer and the Noteholders.

The Indenture Trustee will make available each month to each investors and the Hired Rating Agencies the above information (and certain other documents, reports and information regarding the Notes, the Certificates and the Receivables provided by the Servicer from time to time) via the Indenture Trustee’s internet website with the use of a password provided by the Indenture Trustee. The Indenture Trustee’s internet website will be located at www.CTSLink.com or at such other address as the Indenture Trustee will notify the investors from time to time. For assistance with regard to this service, you can call the Indenture Trustee’s Corporate Trust Office at (866) 846-4526.

The Indenture Trustee makes no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the Indenture Trustee for which it is not the original source. Noteholders should not rely upon any representations made on the Indenture Trustee’s website, as the website is not part of this prospectus. The Indenture Trustee shall not be liable for the dissemination of information made in accordance with the Transaction Documents.

After the end of each calendar year, within the required time period, the Indenture Trustee will furnish to each person who at any time during the calendar year was a noteholder or Certificateholder a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the Depositor deems necessary to enable the noteholder to prepare its tax returns.

Investor Communications

Investors may send a written request to Carvana stating that the investor is interested in communicating with other investors about the possible exercise of rights under the Transaction Documents. The investor should send its request to abs-transactions@carvana.com. The investor must include in its request the method by which other investors should contact it.

The administrator will cause the following information to be included in the Form 10-D related to the reporting Collection Period in which the request was received:

•	a statement that the administrator has received a communication request from a noteholder or beneficial owner of Notes;

•	the name of the requesting investor;

•	the date the request was received;

•	a statement that the investor is interested in communicating with the other investors about the possible exercise of rights under the Transaction Documents; and

•	a description of the method other investors may use to contact the requesting investor.

The administrator will bear any costs associated with including the above information in the Form 10-D. The requesting investor will pay any costs associated with communicating with other investors, and no other transaction party, including the Issuing Entity, will be responsible for such costs.

If the requesting investor is not the record holder of any Notes and is instead a beneficial owner of Notes, then the request must include (1) a written certification from such investor that it is a beneficial owner of Notes and (2) an additional form of documentation to prove ownership, such as a trade confirmation, an account statement, a letter from a broker or dealer or other similar document. If Definitive Notes are issued and the requesting investor is the record holder of any Notes, no verification procedures will be required.

Establishment of Certain Accounts

The Indenture Trustee will establish and maintain the following accounts:

•	a Collection Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or for the Receivables will be deposited,

•

a Note Distribution Account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account and the Reserve Account for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made,

•

if the certificates are sold by the Depositor, a Certificate Distribution Account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account and the Reserve Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made,

•

a Reserve Account, which will be a segregated trust account held by the Indenture Trustee, in which funds will be deposited by the Depositor and from which payments to the Noteholders, the Servicer and, in some cases, the Depositor and the Certificateholders, will be made, and

•

a Class N Reserve Account, which will be a segregated trust account held by the Indenture Trustee, in which funds will be deposited by the Depositor and from which payments to the Class N Noteholders and, in some cases, the Depositor, will be made.

Funds on deposit in the Certificate Distribution Account will not constitute property of the Issuing Entity available to the Noteholders. Upon and after any distribution to the Certificate Distribution Account of any amounts, the Noteholders will not have any rights in or claims to those amounts.

The Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth under “Credit Enhancement—Reserve Account” and on each Distribution Date thereafter up to the Specified Reserve Account Balance to the extent of funds available in accordance with clause (12) under “Distribution Date Payments.” The Class N Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth under “Credit Enhancement—Class N Reserve Account” and on each Distribution Date thereafter up to the Class N Reserve Account Required Amount to the extent of funds available in accordance with clause (15) under “Distribution Date Payments.” If the amount required to be withdrawn from the Reserve Account or the Class N Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account or the Class N Reserve Account, as applicable, a temporary shortfall in the amounts distributed to the Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the certificates. Investment earnings on funds deposited in the Collection Account, the Reserve Account and the Class N Reserve Account, net of losses and investment expenses, will be payable to the Depositor.

The Designated Accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an eligible institution. Eligible institutions are:

•	the corporate trust department of the Indenture Trustee or the Owner Trustee, as applicable, or

•

a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

•

has either (X) a long-term unsecured debt rating of AA or better by S&P Global Ratings (“S&P”), or such other rating that is acceptable to each rating agency or (Y) a short-term unsecured debt rating or certificate of deposit rating of A-1+ by S&P or such other rating that is acceptable to each rating agency, and

•	has its deposits insured by the FDIC or any successor thereto.

The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade or such higher rating as required by the rating agencies hired to rate the Notes.

Investment of Funds

Funds deposited in the Designated Accounts will be invested in Eligible Investments. “Eligible Investments” generally include obligations of the United States, certain demand deposits, time deposits or certificates of deposit of (subject to certain eligibility requirements) any depository institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Hired Rating Agencies rating the Notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market funds having a rating from each of the applicable Hired Rating Agencies rating the Notes in the highest investment grade category or in money market or common trust funds having a rating from each of the applicable Hired Rating Agencies rating the Notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States; and commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Hired Rating Agencies rating the Notes in the highest investment category for short-term unsecured debt obligations; and in any other investment permitted by each of the Hired Rating Agencies rating the Notes. If any of the Hired Rating Agencies fails to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency.

Any such Eligible Investments must mature or if such Eligible Investment does not mature, be liquidated not later than the Business Day immediately preceding the next Distribution Date.

The Servicer is entitled to receive all investment earnings (net of losses and investment expenses) on the funds in its concentration accounts prior to remittance of collections to the Collection Account.

The Depositor is entitled to receive all investment earnings (net of losses and investment expenses) on the funds in the Collection Account, the Reserve Account and the Class N Reserve Account.

Distribution of Reserve Accounts Following Payment in Full of the Notes

Following payment in full of the Offered Notes and payment of liabilities of the Issuing Entity in accordance with applicable law, any remaining amounts in the Reserve Account will be distributed to the Certificateholders. Following payment in full of the offered Class N Notes, any remaining amount in the Class N Reserve Account will be distributed to the Depositor.

Replacement of the Indenture Trustee

Under the Indenture, the Indenture Trustee may resign at any time by giving notice to the Issuing Entity. The Requisite Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee upon at least thirty (30) days prior written notice and may appoint a successor Indenture Trustee. Additionally, the Issuing Entity will remove the Indenture Trustee if:

•	at any time, the Indenture Trustee will cease to be eligible under the Indenture;

•

a court of competent jurisdiction will have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs;

•	an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee;

•

the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the Indenture Trustee otherwise becomes incapable of acting.

•

If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason, the Issuing Entity will promptly appoint a successor indenture trustee and the Indenture Trustee will promptly transfer all Issuing Entity accounts to an institution that meets the eligibility requirements set forth in the Indenture. Additionally, if the Indenture Trustee ceases to be eligible under the Indenture, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor indenture trustee. If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee gives notice of its intent to resign or is removed, the Issuing Entity, the retiring Indenture Trustee or the Requisite Noteholders may petition any court of competent jurisdiction for the appointment and designation of a successor indenture trustee (at the expense of the Issuing Entity).

Amendment of Indenture

The Issuing Entity, the Grantor Trust and, upon receipt of an order from the Issuing Entity, the Indenture Trustee, with prior notice to each Hired Rating Agency, but without consent of the Noteholders, may enter into one or more supplemental indentures for any of the following purposes:

•

to correct or amplify the description of any property at any time subject to the lien under the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien under the Indenture;

•	with the consent of the Certificateholders, to subject additional property to the lien under the Indenture;

•	to add to the covenants of the Issuing Entity or the Grantor Trust for the benefit of the investors or to surrender any right or power conferred upon the Issuing Entity under the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
•

to cure any ambiguity or to correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in any supplemental indenture, any other Transaction Document or this prospectus;

•	to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act, or

•

to evidence and provide for the acceptance of the appointment under the Indenture of a successor or additional indenture trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as is necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture.

In addition, the Issuing Entity, the Grantor Trust, and, upon receipt of an order from the Issuing Entity, the Indenture Trustee, with prior notice to the Hired Rating Agencies, may enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provisions of the Indenture, or modify in any manner the rights of the Noteholders provided that such action will not, as evidenced by an acceptable opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

In each case, no supplemental indenture will be permitted unless, as evidenced by an opinion of counsel, the supplemental indenture would not cause either of the Issuing Entity or the Grantor Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

The Issuing Entity and the Indenture Trustee also may, with prior notice to the Hired Rating Agencies and with the consent of the Requisite Noteholders, enter into a supplemental indenture or indentures subject to limitations described in the Indenture regarding certain fundamental changes.

Notwithstanding the foregoing, without the consent of each Noteholder affected thereby, the Issuing Entity and the Indenture Trustee may not change the Class A-1 Note interest rate, the Class A-2 Note interest rate, the Class A-3 Note interest rate, the Class A-4 Note interest rate, the Class B Note interest rate, the Class C Note interest rate, the Class D Note interest rate, or the Class N Note interest rate (it being understood that a waiver of any Event of Default by the Requisite Noteholders will not in and of itself be deemed to have any of the foregoing effects) or change the percentage of Notes required to be held by the Requisite Noteholders to consent to any such action.

Asset Representations Review Agreement

The Issuing Entity will enter into the Asset Representations Review Agreement with the Asset Representations Reviewer pursuant to which Clayton will be authorized to act as the Asset Representations Reviewer for the review of the Receivables.

General

The Asset Representations Reviewer will conduct a review of Receivables that are more than 60 days delinquent for their compliance with asset level representations and warranties provided by Carvana and the Depositor upon the satisfaction of each of the following conditions:

•	the Delinquency Trigger (as defined below) is met or exceeded, and

•	if the Delinquency Trigger is met or exceeded, the Noteholders (including beneficial owners of the Notes) vote to cause a review of the Receivables that are more than 60 days delinquent by:

•

at least 5% of Noteholders (other than Carvana and its affiliates), measured by the aggregate Outstanding Amount of the respective Notes (other than the Class N Notes), demanding a vote to determine if a review should be performed, and

•

subject to a 5% voting quorum, at least a majority of Noteholders (other than Carvana and its affiliates), measured by the aggregate Outstanding Amount of the respective Notes (other than the Class N Notes) of the Noteholders voting, choosing to initiate an asset representations review.

For more information regarding the Asset Representations Reviewer, see “Asset Representations Reviewer.”

Delinquency Trigger

The first condition to a review will be satisfied if the aggregate Principal Balance of all Receivables that are more than 60 days delinquent, divided by the Pool Balance (in each case, measured as of the end of the related Collection Period) meets or exceeds the Delinquency Trigger. If the Delinquency Trigger is met or exceeded, it will be reported on the Servicer’s monthly report for that month and reported in the Form 10-D for that month.

A Receivable is delinquent when a payment in excess of 10% of a scheduled payment has not been received by the payment due date as of the end of the monthly period (each, a “Delinquent Receivable”). Charged-Off Receivables are not considered delinquent and therefore are not included in the Delinquency Trigger calculation.

If the delinquency rate for any Collection Period exceeds the related Delinquency Trigger Rate then the Delinquency Trigger (the “Delinquency Trigger”) will have occurred for that Collection Period. The “Delinquency Trigger Rates” will be as follows:

Collection Period	Delinquency Trigger Rate
1-12	2.00%
13-24	2.50%
25-36	3.50%
37-48	4.00%
49+	4.50%

Carvana derived Delinquency Trigger Rates by considering observations of comparable loans originated by Carvana since 2014 and reviewing performance of securitizations of similar loans completed by other issuers. The Delinquency Trigger Rates have been set at levels Carvana believes are sufficient to avoid the Delinquency Trigger being exceeded based on normal economic fluctuations through business cycles.

Information regarding Receivables that are more than 60 days delinquent for Carvana’s comparable vintage pools is included in “Annex I—Static Pool Information.”

Voting

Within 90 days of publication that the Delinquency Trigger has been met or exceeded in the statement to investors on Form 10-D, the Noteholders may determine whether to initiate a vote to determine whether a review of Receivables that are more than 60 days delinquent should be initiated by the Asset Representations Reviewer. Investors may exercise this right by contacting the Indenture Trustee. For the purpose of the vote, Notes held by Carvana or any affiliates thereof, are not included in the calculation of determining whether investors have elected to initiate a vote.

If the requesting investor is the record holder of any Notes (other than the Class N Notes), no verification procedures will be required. If the requesting investor is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee will require verification in the form of (1) a written certification from the Noteholder that it is a beneficial owner of a specified outstanding principal amount of the Notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document. If less than 5% of investors by outstanding principal amount of the Notes demand that a review be initiated within 90 days of publication of the Delinquency Trigger being met, no additional vote will be required and no asset representations review will be conducted.

If at least 5% of the Noteholders by outstanding principal amount of the Notes (other than the Class N Notes) demand that a vote be conducted, the Indenture Trustee will initiate a vote of all the Noteholders by posting a notice through DTC and the Issuing Entity will disclose on the Form 10-D related to the Collection Period in which the Noteholders and beneficial owners of Notes demand that a vote be conducted the voting procedures that will be used and how to cast a vote. The Noteholders will be allowed to vote for 150 days after publication that the Delinquency Trigger has been met or exceeded in the monthly report to Noteholders on Form 10-D. If at the end of such 150 day period, at least a majority of the Noteholders by outstanding principal amount of the Notes who have voted choose to approve initiating the asset representations review and at least 5% of the Noteholders by outstanding principal amount of the Notes (other than the Class N Notes) cast a vote, the Asset Representations Reviewer will be notified to conduct a review as set forth below. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

Regardless of (i) whether a vote to conduct an asset representations review is called and (ii) the result of any such vote that is conducted, a subsequent vote may be called in the same manner and subject to the same conditions described in this section if a Delinquency Trigger is breached again with respect to a future Collection Period.

The Asset Representations Review Process

Upon the approval of the Noteholders as set forth above under “—Voting”, the Asset Representations Reviewer will conduct its review of all Receivables that are more than 60 days delinquent as of the end of the most recent Collection Period. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of such Receivables and complete its review within 60 days after receiving access to all review materials. The review period will be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided or receives additional review materials.

The review will consist of performing specific tests for each applicable asset level representation and each reviewed Receivable and determining whether each test was passed, failed or was unable to be completed as a result of missing or incomplete review materials. If a Receivable is paid off, satisfied or repurchased due to a breach of a covenant, representation or warranty, the Asset Representations Reviewer will immediately terminate all tests of such Receivable and the review of such Receivable will be considered complete.

The tests were designed by Carvana to determine whether a reviewed Receivable was not in compliance with the asset level representations made about it in the Transaction Documents at the relevant time, which is usually at origination of the Receivable, the Cutoff Date, or Closing Date. There may be multiple tests for each representation. The Asset Representations Reviewer will not determine whether any noncompliance with the representations and warranties resulted in breaches of the representations and warranties or whether Carvana or the Depositor would be required to repurchase any Receivables. Additionally, the Asset Representations Reviewer will not determine the reason for the delinquency of any Receivable, the creditworthiness of any obligor, the overall quality of any Receivable or the compliance of the Servicer with its covenants with respect to the servicing of the Receivables. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether Carvana’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Within five Business Days after completion of the review, the Asset Representations Reviewer will deliver to Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer and the Indenture Trustee a report indicating the test results for each reviewed Receivable, including any reviewed Receivable for which the tests were considered failed or complete and the related reason. A summary of the Asset Representations Reviewer’s report, including a description of each test that failed or each test that was considered complete, will be included in the Form 10-D for the Collection Period in which such report was provided. The Indenture Trustee will have no obligation to forward the review report to any investor or any other person.

Carvana and the Depositor will evaluate the Asset Representations Reviewer’s report and any repurchase request received from any party to the Transaction Documents, or any Noteholder in order to determine whether a repurchase of a Receivable is required. After reviewing the report, Carvana and the Depositor will determine if there were breaches of representations and warranties, and Carvana and the Depositor will then decide whether to repurchase the Receivable. Except for the Asset Representations Reviewer in connection with an asset representations review, none of the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, or the Asset Representations Reviewer is obligated to investigate the accuracy of the representations and warranties with respect to the Receivables subject to the asset representations review. The Transaction Documents require that any uncured breach of the representations and warranties must materially and adversely affect the interest of the Issuing Entity or investors taken as a whole in the Receivable before Carvana and the Depositor would be required to repurchase such Receivable. Any Noteholder will be entitled to make a repurchase request regarding a breach of the representations and warranties related to a Receivable to the Indenture Trustee. Carvana or the Depositor will report any repurchase request received from a Noteholder, the Indenture Trustee, the Owner Trustee and the Grantor Trust Trustee, and the disposition of the request, on a Form ABS-15G that will be filed with the SEC. For more information regarding the exercise of rights by the Indenture Trustee, see “—Indenture.” For the avoidance of doubt, the Indenture Trustee will not be responsible for determining whether a breach of any representation or warranty or document defect constitutes a breach or defect, or whether such breach constitutes a material breach or defect, or the enforcement of any repurchase obligations.

Limitation of Liability and Termination

The Asset Representations Reviewer’s liability in connection with the Asset Representations Reviewer is limited solely to the express obligations of the Asset Representations Reviewer set forth in the Asset Representations Review Agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except in connection with a review under the Asset Representations Review Agreement or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents, or if any Receivable is required to be repurchased.

The Asset Representations Reviewer will not be liable for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment. The Asset Representations Reviewer, however, will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement. The Issuing Entity will, or will cause Carvana to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents for all costs, expenses, losses, damages and liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement (including the reasonable out-of-pocket fees and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from the Asset Representations Reviewer’s (i) willful misconduct, bad faith or negligence, (ii) breach of any of its representations or warranties in the Asset Representations Review Agreement or (iii) breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The Asset Representations Reviewer may not resign unless it becomes legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law. Carvana may also remove the Asset Representations

Reviewer if the asset representations reviewer (1) ceases to be eligible to continue as an Asset Representations Reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the Asset Representations Review Agreement or (3) becomes subject to a bankruptcy event.

The Asset Representations Reviewer will be paid an annual fee equal to $5,000 and, should a review be initiated, the review fee will be $200 per Receivable reviewed. The fees, expenses and amounts owing for indemnification of the Asset Representations Reviewer will be payable by Issuing Entity on each Distribution Date from Available Funds up to the limit of $175,000 per year and, to the extent any fees, expenses and indemnification amounts of the Asset Representations Reviewer are not paid by the Issuing Entity, any such unpaid amounts will be paid by Carvana. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Distribution Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the Reserve Account and the Class N Reserve Account have been made. Following an Event of Default, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes.”

Backup Servicing Agreement

The Issuing Entity and the Grantor Trust will appoint the Backup Servicer under the Backup Servicing Agreement, dated as of the Closing Date, among the Issuing Entity, the Grantor Trust, the Servicer, and the Backup Servicer (the “Backup Servicing Agreement”), to review and recalculate the information related to the Receivables set forth in the monthly servicer report. The Backup Servicer will also be prepared to replace the Servicer in the event the Servicer resigns or is terminated under the terms of the Servicing Agreement. The Backup Servicer is not assuming any obligation to supervise, verify, monitor or administer the performance of the Servicer and has no liability for any action taken or omitted by the Servicer.

If the Servicer is terminated or resigns, the Indenture Trustee will appoint the Backup Servicer as successor servicer. If the Indenture Trustee delivers a notice appointing the Backup Servicer as servicer (a “Transfer Notice”), upon the effectiveness of the appointment (the “Successor Servicer Appointment Effective Date”), the Backup Servicer will perform the functions, duties, obligations, undertakings and responsibilities of the Servicer under the Servicing Agreement as the successor servicer, except to the extent set forth in the Backup Servicing Agreement. Before the Backup Servicer receives a Transfer Notice, the Backup Servicer will only receive information related to the Receivables and stand ready to act as successor servicer. Additionally, the Backup Servicer will assume within 30 days after the date a Transfer Notice is delivered by the Indenture Trustee the duties and rights of the Servicer under the Servicing Agreement.

Upon its appointment as successor servicer, the Backup Servicer will be entitled to receive a one-time servicing transfer fee not to exceed $150,000 in the aggregate (including any boarding fees or other expenses payable by the Issuing Entity) as well as the related servicing fee received by the Servicer.

The Backup Servicer may resign under the Backup Servicing Agreement if (A) the performance of the Backup Servicer’s duties under the Backup Servicing Agreement is no longer permissible under applicable law in a manner which would result in a material adverse effect as evidenced by an opinion of counsel delivered to the Issuing Entity, the Grantor Trust and the Indenture Trustee and (B) the Indenture Trustee, at the direction of the Requisite Noteholders, does not elect to waive the obligations of the Backup Servicer to perform the duties that render the Backup Servicer legally unable to act or allow the Backup Servicer to delegate those duties to another person. The Indenture Trustee, at the direction of the Requisite Noteholders, may terminate the Backup Servicing Agreement following notice to the Backup Servicer and the Hired Rating Agencies in the event of (i) the Backup Servicer admitting in writing its inability to pay its debts, generally as they become due, filing an insolvency petition or making an assignment for the benefit if its creditors or voluntarily suspends payment of its obligations, or (ii) a material breach of the Backup Servicing Agreement by the Backup Servicer which remains uncured for 60 days after notice from the Indenture Trustee. Otherwise, the Backup Servicing Agreement will remain in effect until (x) the payment in full of the Notes (other than the Class XS Notes) and the Certificates, (y) the Backup Servicer becomes the successor servicer or (z) other bankruptcy events with respect to the Backup Servicer.

The Issuing Entity will indemnify and hold harmless the Backup Servicer and its officers, managers, members, employees or agents against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees, and expenses, arising out of or in connection with any third party claims against the Backup Servicer arising out of the Backup Servicing Agreement except to the extent that such indemnified losses are the result of (i) the breach of the Backup Servicing Agreement or any other Transaction Document by the Backup Servicer, (ii) the Backup Servicer’s failure to comply with requirements of federal, state and local laws and regulations, in performing its duties as backup servicer, (iii) the gross negligence, bad faith, or willful misconduct of the Backup Servicer, or (iv) any failure of the representations and warranties made by the Backup Servicer in the Backup Servicing Agreement to be true and correct in all material respects when made.

The Backup Servicer will indemnify and hold harmless each of the Issuing Entity, the Owner Trustee, the Grantor Trust, the Grantor Trust Trustee, the Indenture Trustee, and the Servicer and their respective shareholders, members, managers, directors, affiliates, assignees, agents, and employees harmless from and against any and all indemnified losses directly arising from gross negligence, bad faith or willful misconduct of the Backup Servicer, the Backup Servicer’s material breach of the Backup Servicing Agreement (including any failure of the Backup Servicer’s representations and warranties to be true and correct in all material respects), the Backup Servicer’s failure to comply with applicable law or its standard operating procedures in performing its duties under the Backup Servicing Agreement or any action or omission of the Backup Servicer that compromises the confidential or security of confidential information.

If the Backup Servicer becomes the successor servicer, from and after the Successor Servicer Appointment Effective Date, the indemnification provisions described under “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables—Limitation on Servicer Liability and Indemnification” will be effective rather than the indemnification provisions described in the prior paragraph (except for a matter that would be subject to indemnification arising prior to such date).

Any amounts payable by the Issuing Entity under the Backup Servicing Agreement will be payable solely from funds available therefore as described under “Distribution Date Payments” and “Distribution Date Payments—Distribution Date Payments After Acceleration of the Notes.”

Collateral Custodian Agreement

To facilitate the servicing of the Receivables, the Issuing Entity will enter into the Collateral Custodian Agreement with Wells Fargo Bank pursuant to which Wells Fargo Bank will be authorized to act as collateral custodian and to retain physical possession of the tangible records related to the Receivables or, in connection with the e-vault provider, “control” for purposes of the Uniform Commercial Code over the electronic records held by the Issuing Entity and other documents relating thereto as collateral custodian for the Issuing Entity.

Amendment

Each of the Transaction Documents (other than the Indenture) may be amended, waived, supplemented or modified by the parties thereto without the consent of the Noteholders or Certificateholders:

•	to cure any ambiguity,

•

to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements, or in any other related document, or with any description thereof in this Prospectus,

•	to add to the covenants, restrictions or obligations of the Depositor, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee or the Servicer,

•

to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of the Noteholders or the Certificateholders, or

•

if the Rating Agency Condition is satisfied with respect to such amendment and the Depositor or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

Additionally, each of the Transaction Documents (other than the Indenture) may also be amended, waived, supplemented or modified to the extent applicable, to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of the Noteholders of any class or the Certificateholders (provided that if any such addition would affect any class of Noteholders differently from any other class of Noteholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of Noteholders), and provided that in the case of this paragraph, the consent of the Certificateholders will be required.

Each of the Transaction Documents (other than the Indenture) may also be amended, waived, supplemented or modified by the parties thereto with the consent of the Requisite Noteholders, or if no Notes (other than the Class XS Notes) are Outstanding, the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the Noteholders or Certificateholders. No amendment may:

•

increase or reduce the interest rate or principal amount of any note or change the Final Scheduled Distribution Date of any note or distributions on the certificates without the consent of the holder thereof, any interest rate, the Specified Reserve Account Balance or the Class N Reserve Account Required Amount, or

•	reduce the percentage required of Noteholders or Certificateholders to consent to any amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.

An opinion of counsel must be delivered to the effect that any amendment would not cause either of the Issuing Entity or the Grantor Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes. The Hired Rating Agencies will be provided notification of the substance of any such amendment prior to the execution of any such amendment.

TRANSACTION FEES AND EXPENSES

Asset Representations Reviewer Annual Fee	$5,000 per annum plus reasonable expenses for each annual Distribution Date starting in March 2022
Asset Representations Review Fee	$200 per receivable
Servicing Strip Amount

An amount equal to the product of (i) 1.00% of the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of February 27, 2021) times (ii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 31/360)

Servicing Fee

An amount equal to the product of (i) 0.57% times (ii) the Pool Balance as of the first day of that Collection Period (or, in the case of the first Distribution Date, the Pool Balance as of February 27, 2021) times (iii) a fraction equal to 1/12 (or, in the case of the first Distribution Date, 31/360)

Backup Servicing Fee	$2,750 per month plus reasonable expenses (or, in the case of the first Distribution Date, $2,841.67)
Indenture Trustee	$1,500 per month plus reasonable expenses
Collateral Custodian Fee	At least $1,000 per month plus reasonable expenses
Owner Trustee Fee	$6,500 per annum plus reasonable expenses for each annual Distribution Date starting in March 2022
Owner Trustee Certificate Administration (Tax) Fee	Up to $7,500 per annum plus reasonable expenses for each annual Distribution Date starting in March 2022
Grantor Trust Trustee Fee	$6,500 per annum plus reasonable expenses for each annual Distribution Date starting in March 2022
Administrator Fee	$1,000 per annum plus reasonable expenses
Hired Rating Agency Annual Surveillance Fees	Up to $42,500 per annum for each annual Distribution Date starting in March 2022
Regulatory Filing Fee	$3,000 per month plus reasonable expenses

The Servicing Strip Amount will be paid out of Available Funds on each Distribution Date. The Servicing Strip Amount will cover the Servicing Fee owed by the Issuing Entity to the Servicer pursuant to the Servicing Agreement. In addition, with respect to any Charged-Off Receivable and the related financed vehicle, the Servicer will be entitled to reimbursement for reasonable out-of-pocket expenses (exclusive of overhead) incurred by the Servicer with respect to the collection, repossession, enforcement, disposition and liquidation of a Receivable. Further, the Servicer will also be entitled to receive or retain, as applicable, Supplemental Servicing Fees, which include any late fees, insufficient funds fees and other administrative fees and expenses or similar charges collected with respect to the Receivables, and investment earnings on the Servicer’s concentration accounts prior to such collection funds being transferred to the Collection Account. These Supplemental Servicing Fees, investment earnings and liquidation expenses are not paid out of the Servicing Strip Amount. Supplemental Servicing Fees do not constitute Available Funds, and liquidation expenses reduce the amount of Available Funds available to be distributed on each Distribution Date. Any amounts payable by the Issuing Entity under the Backup Servicing Agreement will be payable solely from funds available therefore as described under “Summary—Priority of Distributions (Pre-Acceleration).” The Servicer will further be entitled to be paid out of Available Funds for any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement. If the Backup Servicer assumes the role of successor servicer, the Backup Servicer will be entitled to be paid out of collections for reimbursement of expenses incurred in assuming the role of successor servicer. Each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Asset Representations Reviewer, the Administrator, the Collateral Custodian and the Hired Rating Agencies will be entitled to be paid out of Available Funds for any unpaid fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Asset Representations Reviewer, the Administrator, the Collateral Custodian and the Hired Rating Agencies.

CERTAIN REGULATORY CONSIDERATIONS

Certain Bankruptcy Considerations

The Depositor has been created as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the Depositor’s business and a restriction on the Depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any certificates, notes or other securities of any subsidiary of the Depositor or any other indebtedness, liability or obligation of the Depositor is outstanding, the Depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.” If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Depositor should be consolidated with the assets and liabilities of Carvana in the event of the application of the federal bankruptcy laws to Carvana, a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the Depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the Depositor and Carvana, then delays in distributions on the Notes, and possible reductions in the amount of these distributions, could occur. See also “Risk Factors—Risks Related to the Transaction Parties—Bankruptcy or insolvency of Carvana could adversely affect the performance, liquidity and market value of the Notes.”

The Dodd-Frank Act

Orderly Liquidation Authority. The Dodd-Frank Act established Orderly Liquidation Authority (“OLA”), under which the FDIC is authorized to act as receiver of a non-bank financial company and its subsidiaries. OLA differs from the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Carvana, the Depositor, the Issuing Entity or the Grantor Trust, or such company’s creditors.

Potential Applicability to Carvana, the Depositor, the Issuing Entity and the Grantor Trust. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that:

•	the company is in default or in danger of default;

•	the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States;

•	no viable private sector alternative is available to prevent the default of the company; and

•	an OLA proceeding would mitigate these effects.

There can be no assurance that the OLA provisions would not be applied to Carvana, although we expect that OLA will be used only very rarely. The Depositor, the Issuing Entity or the Grantor Trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If Carvana were to become subject to OLA, there is an interpretation under OLA that previous transfers of Receivables by Carvana perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers, with the result that the Receivables securing the Notes could be reclaimed by the FDIC and Noteholders may have only an unsecured claim against Carvana.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. On July 6, 2011, the FDIC adopted a final regulation which, among other things, codifies the advisory opinion. This final regulation went into effect on August 15, 2011. Based on the advisory opinion and this regulation, the transfer of Receivables by Carvana to the Depositor (so long as such transfer has been perfected by the filing of a UCC financing statement) should not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•

that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Depositor, the Issuing Entity, and the Grantor Trust; and

•

that, until the FDIC adopts a regulation addressing the application of the FDIC’s powers of repudiation under OLA, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the Bankruptcy Code.

Carvana and the Depositor intend that the sale of the Receivables by Carvana to the Depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, Carvana believes that the FDIC would not be able to recover the Receivables using its repudiation power.

The advisory opinion does not bind the FDIC and could be modified or withdrawn in the future. There can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving Carvana, the Depositor, the Issuing Entity or the Grantor Trust would not be contrary to this opinion.

Regardless of whether the sale of the Receivables by Carvana to the Depositor, is respected as a legal true sale, as receiver for Carvana, the FDIC could, among other things:

•

require the Grantor Trust, as assignee of Carvana, the Depositor and the Issuing Entity, to go through an administrative claims procedure to establish its rights to payments collected on the Receivables;

•	if the Grantor Trust were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payment on the Notes;

•	request a stay of legal proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Carvana or a covered subsidiary, including the Issuing Entity; or

•

if the Grantor Trust were a covered subsidiary, assert that the Indenture Trustee was subject to a 90-day stay on its ability to liquidate claims or otherwise enforce contractual and legal remedies against the Issuing Entity.

If the FDIC, as receiver for Carvana, the Depositor, the Issuing Entity or the Grantor Trust, were to take any of the actions described above, payments on the Notes would be delayed and may be reduced.

If the Grantor Trust were placed in receivership under OLA, the FDIC would have the power to repudiate the Notes. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the Notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the Notes is greater than the principal amount of the Notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Indenture Trustee to enforce consumer finance contracts such as the Receivables.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the Receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the Grantor Trust, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable.

If an obligor were successful in asserting any such claim or defense as described above, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement, and would create an obligation of Carvana to repurchase the Receivable from the Depositor unless the breach were cured in all material respects.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Carvana will represent and warrant to the Depositor in the Receivables Purchase Agreement that, to its knowledge, each Receivable complies as of the Closing Date in all material respects with all requirements of law. If an obligor has a claim against the Grantor Trust for violation of any law and any claim that materially and adversely affects the interests of the investors, taken as a whole, and that violation is not cured, Carvana would be required to repurchase the Receivable from the Depositor.

EU Securitization Rules and UK Securitization Rules

Legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance and any national implementation measures in respect of such regulation (together with the EU Securitization Regulation, the “EU Securitization Rules”) imposes certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the EU Securitization Regulation). The EU Securitization Rules are in force throughout the EU (and the EU Securitization Regulation is expected also to be implemented in the non-EU member states of the European Economic Area (“EEA”)).

The EU Securitization Rules impose certain requirements (the “EU Investor Requirements”) with respect to any “institutional investor”, defined by the EU Securitization Regulation to include (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) certain alternative investment fund managers as defined in Directive 2011/61/EU which manage and market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such credit institutions and investment firms).

In addition, in the UK, legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and guidance (together with the UK Securitization Regulation, the “UK Securitization Rules”) imposes certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the UK Securitization Regulation).

The UK Securitization Rules impose certain requirements (the “UK Investor Requirements”) with respect to any “institutional investor”, defined by the UK Securitization Regulation to include (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA (and the UK Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such CRR firms). Certain temporary transitional arrangements are in effect, such that, until March 31, 2022, subject to applicable conditions and in certain respects, an investor may be permitted to comply with a provision of the EU Securitization Rules to which it would have been subject before the UK Securitization Rules came into effect, in place of a corresponding provision of the UK Securitization Rules.

Any person subject to the EU Investor Requirements or the UK Investor Requirements (an “SR Investor”) is required (amongst other things), prior to investing in a securitization, to verify certain matters, including that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest in the securitization which, in any event, will not be less than 5%, in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable to the relevant SR Investor), and discloses that risk retention, and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made available information in accordance with the EU Securitization Rules or the UK Securitization Rules (as applicable).

Failure by any SR Investor to comply with any applicable requirements of the EU Securitization Rules or the UK Securitization Rules with respect to an investment in the Securities may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.

Neither Carvana, the Depositor nor any other person intends, or is required under the Transaction Documents, to retain a material net economic interest in the securitization constituted by the issuance of the Securities, or to take any other action with regard to such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any person with any applicable requirement of, the EU Securitization Rules or the UK Securitization Rules.

The arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with the requirements of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the Securities may not be a suitable investment for any SR Investor. As a result, the price and liquidity of the Securities in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the Securities for investment and, in particular, the scope, applicability and compliance requirements of the EU Securitization Rules and the UK Securitization Rules.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Qualifications on Opinion of Tax Counsel

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United Sates Department of the Treasury regulations (“Treasury Regulations”) promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Issuing Entity will be provided with an opinion of Kirkland & Ellis, LLP, as Tax Counsel, regarding certain U.S. federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (“IRS”). Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Securities. As a result, the IRS may disagree with all or a part of the discussion below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to Noteholders. Prospective investors should consult their own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies, regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements, holders that hold the Offered Notes as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for U.S. federal income tax purposes, and traders in securities that have elected to use the mark-to-market method of accounting for their securities. This information is directed to prospective purchasers who purchase Offered Notes in the initial distribution thereof, who are citizens or residents of the U.S., including domestic corporations and partnerships, and who hold the Offered Notes as “capital assets” within the meaning of Section 1221 of the Code. The Depositor strongly recommends that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of the Offered Notes. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Offered Notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A Noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of its Offered Notes.

Tax Characterization of the Issuing Entity

Upon the issuance of the Offered Notes and based on customary assumptions included in its opinion, Kirkland & Ellis LLP, will deliver its opinion on the Closing Date to the effect that under then-existing law and assuming compliance by Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Servicer, the Backup Servicer, and any other parties to the transaction with all provisions of the Indenture, the Trust Agreement, the Grantor Trust Agreement, and the other Transaction Documents, relying and contingent upon the delivery of certain representations (or deemed representations) and covenants of the transaction participants and the beneficial owners of the Securities, and although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulations, revenue ruling or judicial decision, (a) the Issuing Entity will not be taxable as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes; (b) the Issuing Entity should be treated as a “grantor trust” within the meaning of subtitle A, Chapter 1, subchapter J, Part I, subpart E of the Code for U.S. federal income tax purposes; (c) the Grantor Trust will be treated as a “grantor trust” within the meaning of subtitle A, Chapter 1, subchapter J, Part I, subpart E of the Code for U.S. federal income tax purposes; and (d) the activities of the Issuing Entity should not cause it to be considered to be engaged in a United States trade or business. Therefore, neither the Issuing Entity nor the Grantor Trust itself will be subject to tax for U.S. federal income tax purposes. Opinions of counsel are not binding on the IRS or courts and are based on certain assumptions, representations and covenants, and there cannot be any assurance that the IRS will not challenge any opinions, or that courts will not uphold any challenge by the IRS. If the Issuing Entity were an association taxable as a corporation for U.S. federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Offered Notes and the interests treated as equity for tax purposes.

Under the Code, if the Issuing Entity is classified as a partnership for U.S. federal income tax purposes, unless the partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, the exceptions available under these provisions (including Treasury Regulations promulgated thereunder) so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

The Issuing Entity is treating the Grantor Trust, which owns the Receivables, as a “grantor trust” for U.S. federal income tax purposes where beneficial ownership of the Grantor Trust is reflected in book entry system. As a result of this grantor trust arrangement, the payments made by the Grantor Trust to the Issuing Entity are considered to be made on interests that are in registered form for purposes of applying the portfolio interest rules. Consequently, subject to the discussion herein, if an offered note issued by the Issuing Entity is held by a nonresident alien, foreign corporation or other person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Person”), that noteholder will generally not be subject to withholding tax on the gross interest received by the Issuing Entity from the Grantor Trust. Moreover, subject to the discussion herein, if an offered note issued by the Issuing Entity held by a Foreign Person is recharacterized as equity of the Issuing Entity for income tax purposes, that noteholder will generally not be subject to withholding tax on its distributive share of the gross interest received by the Issuing Entity from the Grantor Trust. In such a situation, if the Grantor Trust itself were to not be treated as a grantor trust for federal income tax purposes, the distributive share of gross interest received by the Issuing Entity (i.e., interest received on the Receivables unreduced by interest expense or other expense of the Issuing Entity) from the Receivables may be subject to a 30% withholding tax if such noteholder is a Foreign Person. This would have an adverse impact on the holders of the Offered Notes and the Offered Notes issued by the Issuing Entity.

The Offered Notes

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Offered Notes except for any Offered Notes which is specifically identified as receiving different tax treatment in the accompanying supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related Notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying supplement.

Characterization as Indebtedness. Upon the issuance of the Offered Notes and based on customary assumptions included in its opinion, Tax Counsel will deliver its opinion on the Closing Date to the effect that under then-existing law and assuming compliance by Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, and any other parties to the transaction with all provisions of the Indenture, the Trust Agreement, the Grantor Trust Agreement, and the other Transaction Documents, relying and contingent upon the delivery of certain representations concerning payment projections related to the Receivables and the Notes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulations, revenue ruling or judicial decision, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be characterized as indebtedness for U.S. federal income tax purposes to the extent the Notes are treated as beneficially owned by a person other than the beneficial owner of the Certificates or its affiliates for such purposes.

Stated Interest. The stated interest on the Notes that constitutes “qualified stated interest” will be taxable to a noteholder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (“U.S. Holder”) as ordinary interest income when received or accrued in accordance with the U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount. The Offered Notes offered hereunder may be issued with more than a de minimis amount of OID. In general, original issue discount (“OID”) is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A Note’s stated redemption price at maturity is the aggregate of all payments required to be made under the Note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuing Entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. Unconditionally payable means that reasonable legal remedies exist to compel timely payment or that the terms of the instrument make late payment or non-payment sufficiently remote. The Issuing Entity intends to treat for OID reporting purposes the potential that interest could be deferred on the Class B Notes, the Class C Notes and the Class D Notes as sufficiently remote for purposes of the OID rules so as to not cause the stated interest on those Offered Notes to fail to qualify as qualified stated interest.

The issue price will be the first price at which a substantial amount of Offered Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers. If an offered note were treated as being issued with more than a de minimis amount of OID, a U.S. Holder would be required to include OID in income as interest over the term of the Note under a constant yield method using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Code. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest payment and is not allocated to prior payments, or as a repayment of principal. If any stated interest were required to be accrued under the OID rules, this treatment would have no significant effect on U.S. Holders using the accrual method of accounting (except to require the accrual of any discount to par on the Offered Notes). However, cash method U.S. Holders would be required to report such stated interest income on the Offered Notes in advance of the receipt of cash attributable to that income. Even if an offered note was issued at a discount falling within the de minimis exception to the OID accrual rules, the U.S. Holder must include that discount in income (as gain on sale) proportionately as principal payments are made on that Note. Prospective investors should consult their tax advisors as to the operation of these rules.

Market Discount. Whether or not the Offered Notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires an offered note at a sufficient discount to its issue price will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Code. In general, these rules provide that if the noteholder purchases the Note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the Offered Notes multiplied by a fraction, the numerator of which is the interest or OID, if the Note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the Final Scheduled Distribution Date of the Note. The noteholder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of an offered note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Noteholders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry an offered note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on an offered note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the stated redemption price of the Note at maturity multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Short Term Note. It is possible that certain Offered Notes will be treated as “Short-Term Notes,” which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of an offered note is not an accrual method taxpayer, a bank, a broker or dealer that holds an offered note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on an offered note in gross income upon a sale or exchange of an offered note or at maturity, or if an offered note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry an offered note to the extent it exceeds the sum of the interest income, if any, and OID accrued on an offered note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Amortizable Bond Premium. In general, if a noteholder purchases an offered note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Note. Such noteholder’s tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on an offered note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such Note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the Note.

Net Investment Income. A tax of 3.8% is generally imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Election to Treat All Interest as Original Issue Discount. A noteholder may elect to include in gross income all interest that accrues on an offered note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to an offered note with respect to which this election has been made, the issue price of the Note will equal the electing noteholder’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing noteholder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Noteholders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Disposition of Notes. If a noteholder sells an offered note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular noteholder will equal the noteholder’s cost for the Note, increased by any OID and market discount previously included by the noteholder in income from the Note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will generally be short-term. However, a three year holding period applies for long-term capital gain purposes to certain indirect holders who received their interest in the entity holding the Offered Notes in connection with substantial services. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Backup Withholding and Information Reporting

Each noteholder, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the Issuing Entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Issuing Entity will report to Noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the Offered Notes.

Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax, as long as the Foreign Person satisfies certain requirements of the Code, including the requirements that the Foreign Person:

•

is not (A) actually or constructively a “10 percent shareholder” of the Issuing Entity or the Depositor, including a holder of 10 percent of the applicable outstanding certificates, (B) a “controlled foreign corporation” with respect to which the Issuing Entity or the Depositor is a “related person” within the meaning of the Code or (C) a bank within the meaning of Section 881(c)(3)(A) of the Code, and

•

provides an appropriate statement signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Issuing Entity within 30 days of the change.

If an offered note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the signed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), to the withholding agent. If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to U.S. federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered note by a Foreign Person will be exempt from U.S. federal income and withholding tax, provided that

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year of the sale.

If the interest, gain or income on an offered note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty. A Foreign Person other than an individual or corporation (or an entity treated as such for U.S. federal income tax purposes) holding the Offered Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Offered Notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Possible Alternative Treatments of the Notes.

If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more classes of the Offered Notes did not represent debt for U.S. federal income tax purposes, those Offered Notes would be treated as equity interests in the Issuing Entity. If so treated, the Issuing Entity might (contrary to the opinion of Tax Counsel) be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on any such Offered Notes recharacterized as equity. Alternatively, the Issuing Entity could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Payments on the Offered Notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, might be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of Issuing Entity expenses.

Treasury Regulations under Section 385 of the Code treat, in certain circumstances, an instrument that otherwise would be treated as debt for U.S. federal income tax purposes as equity during periods in which the instrument is held by a member of an “expanded group” that includes the issuer of the instrument. An expanded group is generally a group of corporations or controlled partnerships connected through 80% or greater direct or indirect ownership links.

The Issuing Entity does not believe that these regulations will apply to any of the Offered Notes. However, the regulations are complex and thus have not yet been applied by the IRS or any court. If the Offered Notes were treated as equity under these rules, they may once again be treated as debt when acquired by a holder that is not a member of an expanded group including the Issuing Entity. Offered Notes treated as newly issued under this rule may have tax characteristics differing from Offered Notes that were not previously treated as equity. The Issuing Entity does not intend to separately track any such Offered Notes.

The documents will require that each purchaser of a Class A Note, Class B Note, Class C Note or Class D Note acknowledges and represents that it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns 80% or more of the capital or profits of the Issuing Entity.

Potential investors in the Offered Notes should consult with their own tax advisors regarding the possible effect of the Section 385 regulations on them, including without limitation with regard to tax consequences where Offered Notes held by them are treated as having tax characteristics that differ from other Offered Notes.

Foreign Account Tax Compliance. FATCA generally imposes a U.S. federal withholding tax of 30% on interest income paid on a debt obligation to: (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold certain amounts and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, in each case, unless another exemption applies. The FATCA withholding rules were initially also applicable to gross proceeds from a sale, exchange or other disposition of debt instruments on or after January 1, 2019. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of this 30% withholding tax that would have applied to all such payments of gross proceeds. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the Offered Notes.

An intergovernmental agreement between the U.S. and the applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. In many cases, Foreign Persons may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed revised Form W-8BEN or W 8BEN-E, as applicable, to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Prospective investors should consult with their own tax advisors regarding the implications of FATCA on their investment in an offered note.

Tax Shelter Disclosure and Investor List Requirements

Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and promoters of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. The Code imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any tax partnership, Offered Notes or Noteholders under any state, local or foreign laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state may assert its right to impose tax on the Issuing Entity with respect to its income related to Receivables collected from customers located in such state or require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to Receivables collected from customers located in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state, local and foreign tax consequences for them of purchasing, holding and disposing of Offered Notes.

CERTAIN ERISA CONSIDERATIONS

The discussion under this heading “Certain ERISA Considerations” does not apply to any Offered Notes that are held by the Depositor or one or more affiliates not treated as a separate entity from the Depositor for federal income tax purposes.

Subject to the following discussion, the Class A Notes, the Class B Notes, the Class C Notes, and the Class D Notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities and accounts deemed to hold plan assets of the foregoing (each of the foregoing, “Benefit Plan Investors”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan Investor from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are, among other things, prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan Investor by taking into account the particular circumstances of the Benefit Plan Investor and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Offered Notes should the Benefit Plan Investor purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the Offered Notes will mean the acquisition, holding or disposition of a beneficial interest in such Offered Notes. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental and church plans may be subject to federal, state or local law restrictions similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that purchased the Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan Investor. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Plan Asset Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is characterized as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Class A, Class B, Class C and Class D Notes should not be treated as equity interests of the Issuing Entity for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the Class A, Class B, Class C and Class D Notes, including the reasonable expectation of purchasers of such Offered Notes that such Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the Class A, Class B, Class C and Class D Notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of the Class A, Class B, Class C and Class D Notes by, or on behalf of, a Benefit Plan Investor could be considered to give rise to a prohibited transaction if Carvana, the Servicer, the Depositor, the Issuing Entity, the Grantor Trust, the Administrator, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee or any underwriter or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. In making the determination of whether the acquisition or holding of the Class A, Class B, Class C and Class D Notes by or on behalf of a Benefit Plan Investor could give rise to a prohibited transaction, each Benefit Plan Investor should consider whether any of the Transaction Parties will act as a fiduciary, or render investment advice for a fee or other compensation, direct or indirect, or has authority to do so, pursuant to ERISA, Section 4975 of the Code or otherwise, with respect to the acquisition or holding of such Offered Notes by such Benefit Plan Investor (or by any fiduciary acting on behalf of such Benefit Plan Investor). A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides an exemption for some transactions between Benefit Plan Investors and a person or entity that is a party in interest or disqualified person to such Benefit Plan Investor solely by reason of providing services to the Benefit Plan Investor (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction), provided that there is adequate consideration for the transaction. In addition, certain class exemptions could offer broader relief for the purchase and holding of the Class A, Class B, Class C and Class D Notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such Offered Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Class A, Class B, Class C and Class D Notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption. Each purchaser and transferee of a Class A, Class B, Class C or Class D

Note or a beneficial interest therein, will be deemed to represent and warrant that either (i) it is not (and, for so long as it holds such note or beneficial interest will not be) a Benefit Plan Investor or a governmental, non-U.S. or church plan that is subject to Similar Law or (ii) its acquisition and holding of such note or beneficial interest therein will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

Each Benefit Plan Investor or other plan fiduciary considering the purchase of the Class A, Class B, Class C or Class D Notes should consult with its counsel and carefully review the ERISA considerations applicable to the Notes. The sale of any Notes to a Benefit Plan Investor or other plan or arrangement subject to Similar Law (together, “Plans”) is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Plans generally or by a particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

None of Carvana, the Servicer, the Depositor, the Issuing Entity, the Grantor Trust, the Administrator, the Owner Trustee, the Grantor Trust Trustee, Indenture Trustee, the underwriters or any of their respected affiliated entities will act as a fiduciary to a plan with respect to such Plan’s decision to invest in the Offered Notes, to provide impartial investment advice or to give advice in a fiduciary capacity, in connection with the acquisition of any of the Offered Notes by any Plan.

MONEY MARKET INVESTMENTS

On the Closing Date, the Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

PLAN OF DISTRIBUTION

Under the terms and subject to the conditions contained in an underwriting agreement to be dated before the Closing Date, among the Sponsor, the Depositor and Credit Suisse Securities (USA) LLC as representative of the underwriters, the Depositor has agreed to sell to the underwriters named below and each of the underwriters has severally and not jointly agreed to purchase, the principal amount of the Notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Class D Notes
Credit Suisse Securities (USA) LLC	$28,500,000	$74,100,000	$74,100,000	$38,760,000	$7,980,000	$9,120,000	$3,992,000
Citigroup Global Markets Inc.	$7,125,000	$18,525,000	$18,525,000	$9,690,000	$1,995,000	$2,280,000	$997,000
Wells Fargo Securities, LLC	$7,125,000	$18,525,000	$18,525,000	$9,690,000	$1,995,000	$2,280,000	$997,000
Amherst Pierpont Securities LLC	$2,375,000	$6,175,000	$6,175,000	$3,230,000	$665,000	$760,000	$332,000
Deutsche Bank Securities Inc.	$2,375,000	$6,175,000	$6,175,000	$3,230,000	$665,000	$760,000	$332,000

Total	$47,500,000	$123,500,000	$123,500,000	$64,600,000	$13,300,000	$15,200,000	$6,650,000

Some or all of one or more classes of Notes may be retained initially by the Depositor or one or more affiliates, and, in any event, the Sponsor or one or more of its majority-owned affiliates will retain 5% of the certificates and 5% of each class of Notes in satisfaction of Carvana’s risk retention obligations under Regulation RR as described in “Credit Risk Retention.” If retained, such retained Notes may be sold, subject to certain limitations and the risk retention requirements, from time to time to purchasers, directly by the Depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or from the purchases of such retained Notes. If such retained Notes are sold through underwriters, broker-dealers or agents, the Depositor or such affiliate will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Offered Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Offered Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession	Reallowance
Class A-1 Notes	0.15%	0.05%
Class A-2 Notes	0.15%	0.05%
Class A-3 Notes	0.15%	0.05%
Class A-4 Notes	0.15%	0.05%
Class B Notes	0.15%	0.05%
Class C Notes	0.15%	0.05%
Class D Notes	0.15%	0.05%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the Offered Notes if any of such notes are purchased.

The Notes are a new issue of securities with no established trading market. Carvana and the Depositor do not intend to apply for listing of the Notes on a national securities exchange. The underwriters have advised Carvana and the Depositor that they intend to act as market makers for the Offered Notes (other than any Notes that are initially retained by the Depositor or one or more affiliates thereof on the Closing Date). Nevertheless, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given that a secondary market for the Offered Notes will develop. If a secondary market for the Offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Offered Notes.

Until the distribution of the Offered Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, an underwriter is permitted to engage in certain transactions that stabilize the prices of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Offered Notes.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions under Regulation M of the Exchange Act, pursuant to which an underwriter may bid for or purchase the Offered Notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Offered Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

The Sponsor and the Depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

It is expected that delivery of the Offered Notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Notes on the date hereof will be required, by virtue of the fact that the Offered Notes initially will settle more than two Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of Offered Notes who wish to trade Offered Notes on the date hereof consult their own advisors.

As discussed under “Use of Proceeds” above, Carvana will use the net proceeds from the sale of the Offered Notes for general corporate purposes. Carvana will also use a portion of the net proceeds to repay certain “warehouse” debt, including debt owed to one or more of the underwriters or their respective affiliates, secured by the Receivables prior to their sale to the Issuing Entity. Certain underwriters or their respective affiliates act as administrator or provide credit lines for such warehouse debt.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the Offered Notes.

		As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$394,213,399	99.99072%
Aggregate Underwriting Discount	$985,625	0.25%
Aggregate Proceeds to Depositor	$393,227,774	99.74072%

Notice to Investors: United Kingdom

The Offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor (as defined below) in the UK. Consequently, no key information document required by Regulation (EU) No 1286/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK PRIIPs Regulation”) for offering or selling the Offered Notes or otherwise making them available to UK Retail Investors in the UK has been prepared; and therefore offering or selling the Offered Notes or otherwise making them available to any UK Retail Investor in the UK may be unlawful under the UK PRIIPS Regulation.

This prospectus is not a prospectus for purposes of the UK Prospectus Regulation (as defined below). This prospectus has been prepared on the basis that any offer of Offered Notes in the UK will be made only to a UK Qualified Investor (as defined below). Accordingly, any person making or intending to make an offer in the UK of Offered Notes may do so only with respect to UK Qualified Investors. Neither the Issuing Entity, the Depositor nor any underwriter has authorized, nor do they authorize, the making of any offer of Offered Notes in the UK other than to UK Qualified Investors.

In the UK, this prospectus is being communicated only to, and is directed only at, (1) persons which have professional experience in matters relating to investments and which fall within article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (2) persons which fall within Article 49(2)(a) to (d) of the Order; or (3) persons to which it may otherwise lawfully be communicated or directed (each such person, a “Relevant Person”). In the UK, any investment or investment activity to which this prospectus relates, including the Offered Notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus must not be acted on or relied on by any person in the UK which is not a Relevant Person.

In addition, the Class A-1 Notes have not been, and will not be, offered in the UK or to UK persons, and no proceeds of any Class A-1 Notes will be received in the UK.

Each underwriter, severally but not jointly, has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Offered Notes which are the subject of the offering to any UK Retail Investor in the UK. For these purposes: (a) the expression “UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of the domestic law of the

United Kingdom (“UK”) by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended; or (iii) not a qualified investor (a “UK Qualified Investor”) as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

In addition, each underwriter, severally but not jointly, has represented and agreed that (a) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the UK.

Notice to Investors: European Economic Area

The Offered Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EU Retail Investor (as defined below) in the EEA. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Offered Notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering or selling the Offered Notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPS Regulation.

This prospectus is not a prospectus for purposes of the EU Prospectus Regulation (as defined below). This prospectus has been prepared on the basis that any offer of Offered Notes in the EEA will be made only to an EU Qualified Investor (as defined below). Accordingly, any person making or intending to make an offer in the EEA of Offered Notes may do so only with respect to EU Qualified Investors. Neither the Issuing Entity, the Depositor nor any underwriter has authorized, nor do they authorize, the making of any offer of Offered Notes in the EEA other than to EU Qualified Investors.

Each underwriter, severally but not jointly, has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Offered Notes which are the subject of the offering to any EU Retail Investor in the EEA. For these purposes: (a) an “EU Retail Investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97(as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (an “EU Qualified Investor”), as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

Notice to Investors: Canada

The Offered Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, Ontario and Quebec purchasing, or deemed to be purchasing, as principals that are “accredited investors” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Offered Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

CREDIT RISK RETENTION

Carvana, as sponsor, or one of its majority-owned affiliates (each, a “MOA”) is required to retain an economic interest in the credit risk of the Receivables sold to the Depositor on the Closing Date under the risk retention regulations in 17 C.F.R. § 246.1, et seq. (“Regulation RR”).

Eligible Vertical Interest

The Sponsor intends to satisfy its obligations under Regulation RR by retaining or causing the MOA to retain at least 5% of each class of Notes and the certificates, which satisfies the requirements for an “eligible vertical interest” under Regulation RR (the “EVI”). The Sponsor or the MOA is required to retain this interest until the later of two years from the Closing Date, the date the Pool Balance is one-third or less of the initial Pool Balance, or the date the principal amount of the outstanding Notes is one-third or less of the initial principal amount. The Sponsor, the Depositor, or any of their affiliates may not hedge the credit risk of the retained interest during this period. In contrast, Regulation RR allows the Sponsor or the MOA to enter into certain arrangements to finance the acquisition of risk retention interests, including through a repurchase agreement. Nevertheless, there is no guidance from any regulatory agency as to whether the terms and conditions of certain methods of financing arrangements the Sponsor or the MOA may enter into comply or do not comply with Regulation RR. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of any financing arrangement entered into by the Sponsor or the MOA fail to comply with Regulation RR on the effective date of such facility or at any other time during the term of such facility.

By retaining the EVI, the Sponsor or the MOA will be a noteholder of approximately 5% of each class of Notes and will be entitled to receive approximately 5% of all payments of interest and principal made on each class of Notes and, if any class of Notes incurs losses, will bear approximately 5% of those losses. Each class of Notes retained by the Sponsor or the MOA as part of the EVI will have the same terms as all other Notes in that class, except that the Notes retained by the Sponsor or the MOA will not be included for purposes of determining whether a required percentage of any class of Notes have taken any action under the Indenture or any other Transaction Document. For a description of the Notes, and thus of the “eligible vertical interest,” and the credit enhancement available for Notes, see “Credit Enhancement” and “Description of the Transaction Documents.”

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

Neither the Owner Trustee nor the Grantor Trust Trustee is an affiliate of any of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee or the Asset Representations Reviewer. The Owner Trustee and the Grantor Trust Trustee and one or more of their affiliates may, from time to time, engage in transactions with Carvana, the Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee or Grantor Trust Trustee, including transactions both related and unrelated to the securitization of motor vehicle receivables.

The Indenture Trustee is not an affiliate of any of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Owner Trustee, the Grantor Trust Trustee or the Asset Representations Reviewer. The Indenture Trustee and one or more of its affiliates, however, may, from time to time, engage in transactions with Carvana, the Depositor, the Servicer, the Backup Servicer, the Owner Trustee, the Grantor Trust Trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of motor vehicle receivables.

The Asset Representations Reviewer is not an affiliate of any of Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee. Nevertheless, Carvana, the Depositor and the Servicer may, from time to time, engage in arm’s-length transactions with the Asset Representations Reviewer or its affiliates, including transactions both related and unrelated to the securitization of motor vehicle receivables.

Wells Fargo Securities, LLC, an underwriter for the Offered Notes, and Wells Fargo Bank, National Association are affiliates and engage in transactions with each other involving securitizations.

Carvana and the Depositor are affiliates and may in the future engage in other transactions with each other involving securitizations and sales of motor vehicle receivables. Carvana caused the Depositor to form the Issuing Entity and the Grantor Trust.

The Servicer is an affiliate of Carvana and services all of the motor vehicle receivables originated by Carvana, including contracts that Carvana has securitized or sold. Carvana has also contracted with affiliates of the Servicer for certain administrative services.

RATINGS

The Depositor expects that the Offered Notes will receive credit ratings from three Hired Rating Agencies.

The Hired Rating Agencies have discretion to monitor and adjust the ratings on the Offered Notes.

In addition, the Offered Notes may receive an unsolicited rating from a rating agency not hired by Carvana that is different from the ratings provided by the Hired Rating Agencies. As of the date of this prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Risks Related to the Notes and the Issuing Entity—The ratings for the Notes are limited in scope, may be unsolicited, may not continue to be issued and do not consider the suitability of the Notes for you.”

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the knowledge of management of such entity, threatened, against Carvana, the Depositor, the Issuing Entity, the Grantor Trust, the Servicer, or the Backup Servicer, or against the property of any such transaction party, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “Indenture Trustee” and “Owner Trustee and Grantor Trust Trustee,” each of the Indenture Trustee, the Owner Trustee, and the Grantor Trust Trustee has represented to the Depositor and the Issuing Entity that as of the date of this prospectus, there are no current legal proceedings, nor is management aware of any legal proceedings threatened, involving the Indenture Trustee, the Owner Trustee, and the Grantor Trust Trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the Notes or the certificates.

LEGAL OPINIONS

Some legal matters relating to the Offered Notes, including certain federal income tax matters with respect to the Notes (other than any Notes retained by Carvana or one or more of its majority-owned affiliates on the Closing Date), will be passed upon for Carvana and the Depositor by Kirkland & Ellis LLP. Some legal matters relating to the Notes (other than any Notes retained by Carvana or one or more of its majority-owned affiliates on the Closing Date) will be passed upon for the underwriters by Sidley Austin LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it by Carvana or the Depositor on behalf of the Issuing Entity, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information incorporated by reference that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

The Issuing Entity incorporates by reference (i)  the asset level data and information included as exhibits to the Form ABS-EE filed with the SEC by the date of filing of this prospectus with the SEC, and (ii) the Current Report on Form 8-K filed with the SEC on March 5, 2021, regarding certain additional static pool information.

The Issuing Entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Issuing Entity before the termination of this offering. Any Form ABS-15G furnished by Carvana pursuant to Rule 15Ga-2 of the Exchange Act is not, and will not be, incorporated by reference into this prospectus or the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement relating to the Offered Notes with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes additional information.

The Depositor will file with the SEC all required annual reports on Form 10-K, including registered public accounting firm attestation reports and servicer compliance statements, monthly distribution reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE, current reports on Form 8-K, and amendments to those reports about the Issuing Entity under Carvana Auto Receivables Trust 2021-P1, SEC file number 333-239650-02. These reports will be made available on the worldwide web at https://investors.carvana.com/securitization. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

For a summary of reports to be provided to investors, see “Statements to Investors.”

COPIES OF THE DOCUMENTS

You may obtain a free copy of any or all of the documents incorporated by reference into this prospectus if:

•	you received this prospectus; and

•	you request such copies from Carvana, LLC, 1930 W. Rio Salado Parkway, Tempe, Arizona 85281; telephone: (480) 719-8809.

You may obtain copies of exhibits to the documents filed by us with the SEC only if such exhibits are specifically incorporated by reference in such documents. You may also read these materials through the SEC’s EDGAR system at http://www.sec.gov.

GLOSSARY

“Aggregate Note Principal Amount” means the sum of the aggregate outstanding principal amount for all classes of Notes.

“Aggregate Priority Principal Distributable Amount” or “Aggregate Priority PDA” means the sum of the (i) the First Priority PDA, (ii) the Second Priority PDA, (iii) the Third Priority PDA and (iv) the Fourth Priority PDA.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act).

“Available Funds” means, with respect to any Distribution Date, an amount equal to (a) the Collections for the related Collection Period and all proceeds from the sale or other disposition of the Grantor Trust Collateral relating to the exercise by the Servicer (or its designee) of its clean-up call redemption option pursuant to the Servicing Agreement but excluding (i) any proceeds received from the sale of a Charged-Off Receivable to a Charged-Off Receivable purchaser while the Grantor Trust has repurchase obligations to such Charged-Off Receivable purchaser with respect to such Charged-Off Receivable, (ii) any investment earnings on any concentration account, the Collection Account, the Reserve Account and the Class N Reserve Account and (iii) Supplemental Servicing Fees minus (b) liquidation expenses for that Distribution Date and the related Collection Period.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Business Day” means, any day other than a Saturday, a Sunday or any other day on which banking institutions are not required or authorized to be closed in Wilmington, Delaware, New York, New York, the state of Arizona or the State in which the executive offices of the Servicer is located.

“Certificate Distribution Account” means the account, if applicable, designated as such, established and maintained pursuant to the Trust Agreement.

“Charged-Off Receivable” means a Receivable which has been charged off by the Servicer at the earlier of (a) the date notice of intent to sell a repossessed vehicle expires or (b) the end of the calendar month in which more than 10% of a scheduled payment is 120 days or more past due from the scheduled due date for such payment.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the 0.15590% Asset Backed Notes, Class A-1 in the initial aggregate principal balance of $50,000,000 issued pursuant to the Indenture.

“Class A-2 Notes” means the 0.28% Asset Backed Notes, Class A-2 in the initial aggregate principal balance of $130,000,000 issued pursuant to the Indenture.

“Class A-3 Notes” means the 0.54% Asset Backed Notes, Class A-3 in the initial aggregate principal balance of $130,000,000 issued pursuant to the Indenture.

“Class A-4 Notes” means the 0.86% Asset Backed Notes, Class A-4 in the initial aggregate principal balance of $68,000,000 issued pursuant to the Indenture.

“Class B Notes” means the 1.19% Asset Backed Notes, Class B in the initial aggregate principal balance of $14,000,000 issued pursuant to the Indenture.

“Class C Notes” means the 1.53% Asset Backed Notes, Class C in the initial aggregate principal balance of $16,000,000 issued pursuant to the Indenture.

“Class D Notes” means the 1.82% Asset Backed Notes, Class D in the initial aggregate principal balance of $7,000,000 issued pursuant to the Indenture.

“Class N Notes” means the 2.16% Asset Backed Notes, Class N in the initial aggregate principal balance of $17,000,000 issued pursuant to the Indenture.

“Class N Reserve Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Class N Reserve Account Initial Deposit” means $207,500.

“Class XS Notes” means the Asset Backed Notes, Class XS Notes issued pursuant to the Indenture.

“Collateral” means the Issuing Entity Collateral and the Grantor Trust Collateral.

“Collection Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Collection Period” means with respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the first Distribution Date, the Collection Period will be the period from and including the Cutoff Date to the end of the calendar month preceding such Distribution Date.

“Collections” means all cash collections and other cash proceeds of the Receivables and Collateral, including all payments of principal, Interest Collections, Supplemental Servicing Fees, Liquidation Proceeds, any amounts received in connection with any repurchase of any Receivable by Carvana under the Receivables Purchase Agreement, the Depositor under the Receivables Transfer Agreement and the Issuing Entity under the Receivables Contribution Agreement, and any amounts received in connection with any indemnity payments from the Servicer with respect to actual breaches of certain covenants in the Servicing Agreement and any funds received by the Issuing Entity, the Depositor or the Servicer from the Receivables and Collateral received during any Collection Period.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Designated Accounts” means the Collection Account, the Note Distribution Account, the Reserve Account and the Class N Reserve Account, collectively.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version thereof) and any current or future regulations or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Distribution Date” means for the final scheduled Distribution Dates set forth in “Prospectus Summary—The Offered Notes.”

“First Priority Principal Distributable Amount” or “First Priority PDA” means, with respect to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the related Collection Period; provided, however, that the First Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for any Class of Class A Notes will equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class A Notes of such Class as of the day preceding such Distribution Date.

“Fourth Priority Principal Distributable Amount” or “Fourth Priority PDA” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date, and (c) the Third Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Fourth Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class D Notes will equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class D Notes as of the day preceding such Distribution Date.

“Grantor Trust Collateral” has the meaning defined in granting clause of the Indenture.

“Holder” means the person in whose name a note or certificate is registered on the note register or the certificate register, as applicable.

“Insurance Proceeds” means any amounts payable or any payments made under any insurance policy.

“Interest Collections” means all amounts received in respect of any interest, or other similar charges on a Receivable (excluding late fees, extension fees, insufficient funds fees and other administrative fees and expenses), from or on behalf of obligors that are to be deposited into the Collection Account.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuing Entity Collateral” has the meaning defined in granting clause of the Indenture.

“Liquidation Proceeds” means, for any Collection Period and any Charged-Off Receivable, the amount (which will not be less than zero) received by the Servicer and deposited into the Collection Account after a Receivable becomes a Charged-Off Receivable, in connection with the attempted realization of the full amounts due or to become due under such Receivable, whether from the sale or other disposition of the related financed vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Receivable, receipt of Insurance Proceeds or otherwise, net of any amounts required by law to be remitted to the related obligor.

“Note Distribution Account” means the account, if applicable, designated as such, established and maintained pursuant to the Indenture.

“Noteholders” means the holders of record of the Notes pursuant to the Indenture and, with respect to any Class of Notes, holders of record of such Class of Notes pursuant to the Indenture.

“Pool Balance” means as of the last day of any Collection Period, the sum of the principal balances of the Receivables as of such last day; except that, that if the Receivables are purchased in connection with a clean-up call or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to the Indenture, the Pool Balance will be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Principal Balance” means, with respect to any Receivable as of any date of determination, the outstanding principal balance of such Receivable as of such day, except that as of the date on which a Receivable becomes a Charged-Off Receivable, the Principal Balance of such Receivable will be zero.

“Rating Agency Condition” means, with respect to any action, the condition that (a) each Hired Rating Agency shall have been given at least ten (10) Business Days prior written notice of that action and that (b) none of the Sponsor, the Depositor, the Issuing Entity or the Indenture Trustee shall have received notice from any Hired Rating Agency that such action shall result in a downgrade or withdrawal of the then current rating of the Notes.

“Regular Principal Distributable Amount” or “Regular PDA” means, with respect to the Notes (other than the Class N Notes), for any Distribution Date, the lesser of: (A) the Aggregate Note Principal Amount (other than the Class N Notes) as of the close of the immediately preceding Distribution Date reduced by the Aggregate Priority PDA, if any, with respect to such Distribution Date; and (B) the remainder, if any, of: (1) the excess of the (x) sum of the Aggregate Note Principal Amount (other than the Class N Notes) as of the day preceding such Distribution Date and the Overcollateralization Target Amount for such Distribution Date over (y) the Pool Balance as of the close of business on the last day of the related Collection Period minus (2) the Aggregate Priority PDA, if any, with respect to such Distribution Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the SEC in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57, 184 (September 24, 2014)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Reserve Account” means the account designated as such, established and maintained pursuant to the Indenture.

“Reserve Account Initial Deposit” means $2,075,000.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Priority Principal Distributable Amount” or “Second Priority PDA” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class B Notes will equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class B Notes as of the day preceding such Distribution Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Short-Term Note” means any offered note that has a fixed maturity date of not more than one year from the issue date of that offered note.

“Third Priority Principal Distributable Amount” or “Third Priority PDA” means, with respect to any Distribution Date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of, for the first Distribution Date, the Closing Date, and for subsequent Distribution Dates, the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding Distribution Date) over (b) the Pool Balance as of the close of business on the last day of the related Collection Period, and (ii) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such Distribution Date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such Distribution Date; provided, however, that the Third Priority Principal Distributable Amount for each Distribution Date on and after the Final Scheduled Distribution Date for the Class C Notes will equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal amount of the Class C Notes as of the day preceding such Distribution Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

Annex I

Static Pool Information

The following information represents delinquencies, prepayments and cumulative net losses, as of January 31, 2021, with respect to (a) historical loan originations relating to all obligors, regardless of Deal Score, by vintage origination year within the preceding six years and (b) historical loan originations relating to Prime Obligors (obligors with Deal Scores of 50 or higher at the time of origination) by vintage origination year within the preceding six years, are included in Annex I to this prospectus. The static pool data set forth below is incorporated by reference into this prospectus.

The characteristics of Receivables included in the static pool data below, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the transaction described in the prospectus and the social, economic and other conditions existing at the time when these Receivables were originated and those that will exist in the future when they are required to be repaid. Losses, prepayments and delinquencies for the pool of Receivables in the transaction described in the prospectus may differ from the information shown below. Additional historical loan originations relating to Prime Obligors (obligors with Deal Scores of 50 or higher at the time of origination) has been filed by the Depositor with the SEC. See “Incorporation of Certain Documents by Reference.”

Delinquent means with respect to a Receivable, if payment in excess of 10% of a scheduled payment has not been received by the payment due date as of the end of the monthly period. For the avoidance of doubt, delinquencies do not include bankruptcy and repossessions. Delinquent Receivables are generally charged-off by the Servicer if they are 120 days or more delinquent at the end of a calendar month.

Delinquency means the ratio of the month-end sum of principal balances for which the Obligor was in the range of the specified number of days past due divided by month-end principal balance.

The Cumulative Net Loss means the cumulative sum of the ratio of the principal balances charged-off less recovery proceeds net of liquidation expenses received in a given period divided by the original amounts financed.

The Total ABS (%) means a measurement of the non-scheduled amortization of the pool of receivables that is derived by calculating a monthly single month mortality rate (“SMM”), which is the sum of the non-scheduled reduction in the pool of receivables, including voluntary prepayments and amounts charged-off, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into ABS Total (%) by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.

Origination Characteristics by Vintage Year (All Obligors)

	Aggregate Amount Financed	Number of Receivables	Weighted Average APR	Weighted Average Original Term	Weighted Average FICO
2015	$80,541,817	4,359	10.21%	70	638
2016	$225,815,756	12,824	9.99%	69	647
2017	$530,329,997	30,683	11.57%	70	647
2018	$1,266,885,846	69,213	13.01%	70	635
2019	$2,614,364,389	138,495	13.57%	70	633
2020	$3,576,135,810	192,151	13.52%	70	643

Origination Characteristics by Vintage Year (Prime Obligors)

	Aggregate Amount Financed	Number of Receivables	Weighted Average APR	Weighted Average Original Term	Weighted Average FICO
2015	$41,018,589	2,348	5.19%	68	715
2016	$121,236,626	7,293	5.54%	68	721
2017	$261,428,031	15,652	6.81%	68	718
2018	$589,876,137	31,967	7.56%	68	713
2019	$1,208,035,343	61,350	7.87%	69	712
2020	$1,973,270,743	101,806	8.74%	70	700

Delinquency Rates (All Obligors)

The following tables set forth information regarding delinquencies of the retail installment contracts originated by Carvana during the last six years.

31-60 Day Delinquency Rates (All Obligors)

			Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
1	0.14%	0.02%	0.02%	0.02%	0.00%	0.00%
2	1.08%	1.06%	1.24%	1.08%	1.06%
3	1.94%	1.62%	1.87%	1.84%	2.03%
4	2.71%	2.40%	2.82%	2.76%	2.95%
5	3.47%	3.00%	3.34%	3.47%	3.56%
6	4.08%	3.35%	3.76%	4.13%	4.10%
7	4.71%	3.78%	4.20%	4.75%	4.27%
8	4.20%	3.84%	4.03%	5.30%	4.48%
9	3.49%	2.99%	3.79%	5.49%	4.35%
10	3.57%	2.90%	3.86%	5.61%	4.32%
11	3.43%	3.40%	4.39%	5.68%	4.37%
12	4.23%	3.58%	4.91%	5.93%	4.46%
13	4.65%	3.74%	5.27%	6.20%	4.57%
14	4.88%	4.24%	5.54%	6.44%
15	5.05%	4.65%	5.74%	6.61%
16	4.83%	4.31%	5.93%	6.57%
17	4.61%	4.57%	6.16%	6.42%
18	4.82%	4.81%	6.42%	6.30%
19	4.98%	4.77%	6.71%	6.35%
20	5.53%	5.27%	6.80%	6.26%
21	5.31%	5.09%	7.07%	6.25%
22	5.09%	5.22%	6.64%	6.03%
23	5.66%	4.97%	6.89%	5.85%
24	5.41%	5.16%	7.15%	5.69%
25	6.06%	5.21%	7.14%	5.71%
26	6.22%	5.92%	7.53%
27	5.59%	5.68%	7.47%
28	5.88%	5.92%	7.24%
29	5.46%	6.56%	7.00%
30	6.10%	6.86%	6.93%
31	5.80%	7.01%	6.59%
32	5.58%	6.91%	6.30%
33	6.35%	6.96%	6.19%
34	6.42%	7.16%	6.37%
35	6.36%	7.21%	6.37%
36	6.96%	7.12%	6.28%
37	6.61%	7.60%	5.89%
38	6.99%	7.52%
39	7.36%	8.15%
40	6.18%	7.44%
41	7.26%	7.09%
42	6.42%	7.40%
43	6.45%	7.24%
44	8.07%	6.78%
45	7.54%	6.44%
46	8.42%	6.10%
47	8.98%	6.28%
48	8.13%	5.95%
49	8.93%	5.87%
50	9.04%
51	8.69%
52	8.23%
53	7.82%
54	7.41%
55	7.07%
56	7.20%
57	7.78%
58	9.10%
59	8.02%
60	8.45%
61	7.59%

61-90 Day Delinquency Rates (All Obligors)

			Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.10%	0.01%	0.01%	0.01%	0.01%
3	0.44%	0.49%	0.75%	0.51%	0.62%
4	0.69%	0.74%	0.83%	0.70%	0.68%
5	1.14%	1.04%	1.06%	0.93%	0.93%
6	1.44%	1.24%	1.33%	1.10%	1.08%
7	1.83%	1.38%	1.50%	1.36%	1.37%
8	2.42%	1.45%	1.75%	1.61%	1.45%
9	2.25%	1.49%	1.71%	1.75%	1.54%
10	1.77%	1.50%	1.66%	2.00%	1.64%
11	1.80%	1.28%	1.64%	1.90%	1.58%
12	1.20%	1.45%	1.84%	1.93%	1.67%
13	1.62%	1.33%	2.08%	2.04%	1.77%
14	1.85%	1.59%	2.21%	2.15%
15	2.10%	1.76%	2.25%	2.30%
16	2.73%	1.84%	2.22%	2.40%
17	2.36%	2.12%	2.58%	2.35%
18	2.11%	2.13%	2.55%	2.45%
19	2.23%	2.47%	2.67%	2.42%
20	2.65%	2.31%	2.98%	2.41%
21	2.25%	2.68%	2.73%	2.48%
22	3.00%	2.65%	3.02%	2.55%
23	2.38%	2.46%	2.75%	2.55%
24	2.61%	2.41%	2.95%	2.60%
25	2.05%	2.31%	2.79%	2.65%
26	2.36%	2.28%	2.86%
27	3.04%	2.73%	2.89%
28	2.63%	2.72%	2.93%
29	2.97%	2.41%	3.06%
30	2.90%	2.37%	2.80%
31	3.20%	3.09%	2.65%
32	2.73%	2.94%	2.49%
33	2.35%	3.08%	2.71%
34	2.48%	2.87%	2.52%
35	3.73%	3.03%	2.61%
36	3.27%	3.18%	2.82%
37	4.04%	3.21%	2.80%
38	3.47%	3.05%
39	3.39%	3.25%
40	4.01%	3.63%
41	3.15%	3.75%
42	3.82%	3.11%
43	3.85%	2.77%
44	3.36%	3.01%
45	3.35%	3.09%
46	3.41%	3.19%
47	3.45%	3.31%
48	4.86%	3.00%
49	3.96%	2.79%
50	3.74%
51	3.98%
52	3.76%
53	3.57%
54	3.69%
55	2.93%
56	2.67%
57	2.72%
58	2.94%
59	3.21%
60	2.61%
61	3.06%

91-120 Day Delinquency Rates (All Obligors)

		Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.02%	0.01%	0.01%
4	0.04%	0.01%	0.60%	0.38%	0.49%
5	0.02%	0.04%	0.46%	0.38%	0.42%
6	0.13%	0.11%	0.53%	0.45%	0.48%
7	0.19%	0.22%	0.63%	0.49%	0.50%
8	0.40%	0.24%	0.72%	0.55%	0.56%
9	0.60%	0.52%	0.68%	0.54%	0.55%
10	0.27%	0.48%	0.72%	0.58%	0.47%
11	0.15%	0.46%	0.65%	0.59%	0.49%
12	0.16%	0.52%	0.68%	0.57%	0.49%
13	0.31%	0.52%	0.72%	0.53%	0.48%
14	0.20%	0.64%	0.76%	0.61%
15	0.31%	0.72%	0.79%	0.68%
16	0.33%	0.92%	0.81%	0.69%
17	0.67%	0.76%	0.71%	0.77%
18	0.65%	0.87%	0.79%	0.71%
19	0.81%	0.84%	0.73%	0.72%
20	0.74%	1.19%	0.75%	0.70%
21	0.99%	0.99%	0.82%	0.70%
22	0.93%	0.97%	0.75%	0.66%
23	1.19%	0.91%	0.73%	0.62%
24	0.90%	0.87%	0.62%	0.61%
25	1.19%	0.92%	0.87%	0.61%
26	1.20%	0.74%	0.64%
27	1.12%	0.79%	0.64%
28	1.04%	0.92%	0.73%
29	1.13%	0.83%	0.73%
30	0.83%	0.89%	0.93%
31	0.73%	0.71%	0.84%
32	1.11%	1.00%	0.72%
33	1.26%	0.84%	0.57%
34	1.05%	0.90%	0.58%
35	0.72%	0.64%	0.60%
36	0.97%	0.78%	0.56%
37	0.71%	0.81%	0.66%
38	1.19%	0.70%
39	1.38%	0.82%
40	0.90%	0.75%
41	1.04%	0.74%
42	0.71%	0.81%
43	1.37%	0.79%
44	1.11%	0.62%
45	0.43%	0.60%
46	0.68%	0.71%
47	0.70%	0.53%
48	1.10%	0.58%
49	1.20%	0.67%
50	0.78%
51	1.07%
52	0.73%
53	0.97%
54	1.80%
55	1.26%
56	1.06%
57	1.03%
58	0.77%
59	1.47%
60	1.32%
61	0.94%

Delinquency Information. The graphs below show delinquency information for retail installment contracts originated by Carvana during the last six years.

31-60 Days Deliquency Rates (All Obligors)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69
Period
2015
2016
2017
2018
2019
2020

61-90 Days Deliquency Rates (All Obligors)
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69
Period
2015
2016
2017
2018
2019
2020

91-120 Days Deliquency Rates (All Obligors)
2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69
Period
2015
2016
2017
2018
2019
2020

Cumulative Net Loss (All Obligors)

The following table sets forth information regarding cumulative net losses of the retail installment contracts originated by Carvana during the last six years.

		Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.03%	0.03%	0.06%	0.00%	0.00%	0.00%
2	0.12%	0.14%	0.15%	0.04%	0.05%
3	0.33%	0.32%	0.19%	0.10%	0.11%
4	0.78%	0.67%	0.22%	0.14%	0.19%
5	1.18%	1.03%	0.81%	0.51%	0.65%
6	1.55%	1.46%	1.18%	0.86%	1.02%
7	2.15%	1.83%	1.55%	1.16%	1.36%
8	2.58%	2.12%	1.82%	1.47%	1.62%
9	3.19%	2.33%	2.17%	1.76%	1.88%
10	3.65%	2.62%	2.40%	2.06%	2.11%
11	4.00%	2.87%	2.66%	2.31%	2.26%
12	4.25%	2.94%	2.85%	2.53%	2.43%
13	4.26%	3.10%	3.05%	2.77%	2.57%
14	4.55%	3.16%	3.30%	2.94%
15	4.73%	3.31%	3.58%	3.19%
16	4.84%	3.40%	3.84%	3.44%
17	5.03%	3.70%	4.00%	3.68%
18	5.39%	3.96%	4.24%	3.90%
19	5.55%	4.10%	4.45%	4.07%
20	5.59%	4.22%	4.67%	4.26%
21	5.82%	4.48%	4.88%	4.39%
22	5.96%	4.70%	5.07%	4.52%
23	6.12%	4.84%	5.29%	4.60%
24	6.33%	4.90%	5.42%	4.68%
25	6.40%	5.06%	5.54%	4.77%
26	6.40%	5.25%	5.73%
27	6.60%	5.50%	5.86%
28	6.66%	5.62%	6.00%
29	6.75%	5.75%	6.10%
30	6.96%	5.87%	6.23%
31	7.08%	6.02%	6.37%
32	7.11%	6.15%	6.52%
33	7.27%	6.34%	6.59%
34	7.49%	6.44%	6.64%
35	7.63%	6.58%	6.58%
36	7.70%	6.58%	6.63%
37	7.90%	6.69%	6.67%
38	7.92%	6.78%
39	8.10%	6.83%
40	8.21%	6.97%
41	8.33%	7.05%
42	8.41%	7.10%
43	8.45%	7.18%
44	8.54%	7.24%
45	8.62%	7.30%
46	8.62%	7.32%
47	8.66%	7.29%
48	8.62%	7.29%
49	8.75%	7.28%
50	8.85%
51	8.86%
52	8.97%
53	8.99%
54	8.96%
55	9.02%
56	9.07%
57	9.03%
58	9.02%
59	8.98%
60	8.99%
61	9.03%

Cumulative Net Loss Information. The graph below shows cumulative net losses of the retail installment contracts originated by Carvana during the last six years.

ABS Speed (All Obligors)

The following table sets forth information regarding prepayments of the retail installment contracts originated by Carvana during the last six years.

		Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
0	0.36%	0.47%	0.59%	0.47%	0.46%	0.53%
1	1.21%	1.14%	1.35%	1.26%	1.19%	1.13%
2	0.87%	1.06%	1.07%	1.16%	1.14%
3	0.89%	1.12%	1.11%	1.03%	1.05%
4	1.38%	1.26%	1.13%	1.10%	1.15%
5	1.22%	1.32%	1.59%	1.46%	1.62%
6	1.44%	1.53%	1.36%	1.50%	1.59%
7	1.70%	1.44%	1.48%	1.53%	1.56%
8	1.56%	1.37%	1.50%	1.63%	1.60%
9	1.71%	1.47%	1.59%	1.59%	1.60%
10	1.66%	1.35%	1.52%	1.64%	1.57%
11	1.54%	1.30%	1.40%	1.53%	1.49%
12	1.36%	1.20%	1.51%	1.58%	1.58%
13	1.24%	1.41%	1.50%	1.59%	1.54%
14	1.21%	1.24%	1.48%	1.47%
15	1.65%	1.24%	1.53%	1.58%
16	1.33%	1.32%	1.39%	1.60%
17	1.40%	1.44%	1.47%	1.45%
18	1.57%	1.25%	1.39%	1.51%
19	1.14%	1.20%	1.42%	1.44%
20	1.30%	1.38%	1.46%	1.44%
21	1.39%	1.38%	1.45%	1.44%
22	1.37%	1.54%	1.32%	1.48%
23	1.27%	1.33%	1.40%	1.46%
24	1.28%	1.41%	1.36%	1.37%
25	1.23%	1.26%	1.37%	1.38%
26	1.20%	1.21%	1.47%
27	1.47%	1.30%	1.40%
28	1.25%	1.29%	1.29%
29	0.99%	1.33%	1.35%
30	1.45%	1.26%	1.29%
31	1.24%	1.29%	1.27%
32	1.30%	1.27%	1.33%
33	1.20%	1.29%	1.29%
34	1.24%	1.25%	1.17%
35	1.12%	1.20%	1.25%
36	1.30%	1.17%	1.30%
37	1.26%	1.33%	1.24%
38	1.13%	1.29%
39	1.29%	1.15%
40	1.14%	1.26%
41	1.09%	1.12%
42	1.14%	1.19%
43	1.08%	1.17%
44	1.24%	1.17%
45	1.17%	1.14%
46	1.09%	1.05%
47	1.22%	1.15%
48	1.24%	1.19%
49	1.19%	1.21%
50	1.23%
51	1.07%
52	1.19%
53	1.14%
54	0.87%
55	1.16%
56	1.17%
57	1.05%
58	1.13%
59	1.15%
60	1.08%
61	1.25%

ABS Speed Information. The graph below shows Total ABS (%) realized on retail installment contracts originated by Carvana during the last six years.

Delinquency Information (Prime Obligors)

The following tables set forth information regarding delinquencies of the retail installment contracts originated by Carvana during the last six years.

31-60 Day Delinquency Rates (Prime Obligors)

			Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
1	0.00%	0.01%	0.01%	0.01%	0.00%	0.00%
2	0.15%	0.07%	0.39%	0.33%	0.39%
3	0.11%	0.18%	0.35%	0.35%	0.32%
4	0.18%	0.14%	0.39%	0.46%	0.39%
5	0.34%	0.27%	0.48%	0.56%	0.54%
6	0.41%	0.34%	0.53%	0.69%	0.72%
7	0.54%	0.42%	0.66%	0.81%	0.71%
8	0.47%	0.39%	0.69%	0.82%	0.77%
9	0.56%	0.47%	0.66%	0.99%	0.72%
10	0.39%	0.34%	0.64%	1.01%	0.75%
11	0.51%	0.49%	0.77%	1.01%	0.85%
12	0.71%	0.41%	0.95%	1.11%	0.86%
13	0.61%	0.54%	1.14%	1.21%	0.89%
14	0.85%	0.58%	1.22%	1.40%
15	0.95%	0.68%	1.20%	1.42%
16	0.56%	0.64%	1.15%	1.39%
17	0.56%	0.86%	1.25%	1.38%
18	0.38%	0.85%	1.32%	1.33%
19	0.52%	0.54%	1.37%	1.30%
20	0.50%	0.97%	1.55%	1.46%
21	0.41%	1.32%	1.29%	1.47%
22	0.44%	1.09%	1.41%	1.31%
23	0.49%	1.08%	1.47%	1.22%
24	0.76%	1.18%	1.56%	1.26%
25	0.82%	1.01%	1.66%	1.17%
26	1.11%	1.60%	1.71%
27	1.32%	1.37%	1.90%
28	1.31%	1.31%	1.74%
29	0.84%	1.28%	1.66%
30	1.29%	1.24%	1.47%
31	1.22%	1.71%	1.46%
32	0.99%	1.41%	1.46%
33	0.94%	1.16%	1.70%
34	2.11%	1.44%	1.36%
35	1.59%	1.96%	1.69%
36	1.87%	1.74%	1.66%
37	1.78%	1.87%	1.36%
38	1.50%	1.65%
39	1.97%	1.89%
40	1.02%	1.64%
41	2.18%	1.37%
42	1.79%	1.64%
43	1.81%	1.42%
44	1.80%	1.51%
45	1.52%	1.36%
46	1.26%	1.50%
47	1.83%	1.53%
48	2.39%	1.45%
49	2.98%	1.39%
50	3.38%
51	3.77%
52	3.35%
53	2.76%
54	2.06%
55	2.14%
56	1.84%
57	1.51%
58	1.54%
59	1.38%
60	1.73%
61	2.99%

61-90 Day Delinquency Rates (Prime Obligors)

		Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.00%	0.00%
3	0.00%	0.04%	0.31%	0.20%	0.31%
4	0.06%	0.04%	0.14%	0.17%	0.14%
5	0.04%	0.06%	0.13%	0.15%	0.08%
6	0.18%	0.12%	0.20%	0.17%	0.16%
7	0.00%	0.10%	0.20%	0.21%	0.21%
8	0.14%	0.08%	0.33%	0.29%	0.21%
9	0.08%	0.18%	0.30%	0.27%	0.26%
10	0.19%	0.24%	0.25%	0.35%	0.28%
11	0.11%	0.11%	0.24%	0.33%	0.24%
12	0.06%	0.24%	0.29%	0.36%	0.27%
13	0.23%	0.12%	0.37%	0.37%	0.26%
14	0.11%	0.17%	0.39%	0.35%
15	0.11%	0.23%	0.49%	0.38%
16	0.46%	0.20%	0.45%	0.46%
17	0.49%	0.30%	0.54%	0.46%
18	0.38%	0.32%	0.47%	0.46%
19	0.25%	0.48%	0.55%	0.43%
20	0.36%	0.31%	0.41%	0.40%
21	0.13%	0.35%	0.47%	0.48%
22	0.16%	0.33%	0.50%	0.50%
23	0.13%	0.32%	0.56%	0.54%
24	0.05%	0.30%	0.52%	0.42%
25	0.31%	0.51%	0.50%	0.50%
26	0.32%	0.31%	0.49%
27	0.57%	0.64%	0.53%
28	0.61%	0.48%	0.62%
29	0.57%	0.36%	0.59%
30	0.56%	0.57%	0.54%
31	0.70%	0.37%	0.53%
32	0.34%	0.64%	0.39%
33	0.49%	0.55%	0.41%
34	0.19%	0.37%	0.64%
35	0.73%	0.36%	0.52%
36	0.35%	0.70%	0.69%
37	0.64%	0.62%	0.70%
38	0.90%	0.64%
39	0.43%	0.69%
40	0.83%	0.69%
41	0.19%	0.66%
42	0.27%	0.43%
43	0.23%	0.34%
44	0.55%	0.21%
45	0.46%	0.31%
46	0.33%	0.43%
47	0.38%	0.40%
48	0.48%	0.48%
49	0.72%	0.50%
50	0.66%
51	0.91%
52	0.87%
53	0.77%
54	0.33%
55	0.74%
56	0.38%
57	0.31%
58	0.21%
59	0.19%
60	0.23%
61	0.22%

91-120 Day Delinquency Rates (Prime Obligors)

		Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.01%	0.00%	0.00%
4	0.00%	0.00%	0.29%	0.17%	0.27%
5	0.00%	0.00%	0.07%	0.11%	0.11%
6	0.00%	0.00%	0.08%	0.10%	0.03%
7	0.00%	0.02%	0.08%	0.10%	0.07%
8	0.00%	0.02%	0.09%	0.10%	0.08%
9	0.00%	0.03%	0.13%	0.09%	0.09%
10	0.00%	0.04%	0.14%	0.12%	0.09%
11	0.00%	0.06%	0.10%	0.14%	0.09%
12	0.00%	0.10%	0.09%	0.12%	0.08%
13	0.00%	0.09%	0.09%	0.12%	0.07%
14	0.00%	0.10%	0.15%	0.11%
15	0.00%	0.07%	0.11%	0.15%
16	0.00%	0.08%	0.17%	0.13%
17	0.00%	0.09%	0.16%	0.18%
18	0.12%	0.09%	0.20%	0.16%
19	0.09%	0.13%	0.08%	0.11%
20	0.00%	0.20%	0.14%	0.14%
21	0.07%	0.05%	0.16%	0.16%
22	0.00%	0.07%	0.16%	0.19%
23	0.04%	0.06%	0.13%	0.18%
24	0.04%	0.07%	0.11%	0.19%
25	0.00%	0.11%	0.20%	0.17%
26	0.17%	0.16%	0.12%
27	0.07%	0.10%	0.09%
28	0.29%	0.25%	0.19%
29	0.21%	0.12%	0.22%
30	0.28%	0.08%	0.27%
31	0.16%	0.20%	0.29%
32	0.28%	0.12%	0.14%
33	0.19%	0.26%	0.10%
34	0.09%	0.08%	0.11%
35	0.17%	0.00%	0.11%
36	0.19%	0.07%	0.19%
37	0.02%	0.15%	0.21%
38	0.08%	0.20%
39	0.46%	0.15%
40	0.18%	0.18%
41	0.23%	0.18%
42	0.00%	0.22%
43	0.19%	0.22%
44	0.06%	0.04%
45	0.09%	0.03%
46	0.20%	0.12%
47	0.16%	0.00%
48	0.19%	0.17%
49	0.00%	0.29%
50	0.00%
51	0.28%
52	0.00%
53	0.16%
54	0.57%
55	0.11%
56	0.02%
57	0.28%
58	0.00%
59	0.23%
60	0.00%
61	0.00%

Delinquency Information. The graphs below show delinquency information for retail installment contracts originated by Carvana during the last six years.

31-60 Days Deliquency Rates (Prime Obligors)
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69
Period
2015
2016
2017
2018
2019
2020

61-90 Days Deliquency Rates (Prime Obligors)
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69
Period
2015
2016
2017
2018
2019
2020

91-120 Days Deliquency Rates (Prime Obligors)
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0 3 6 9 12 15 18 21 24 27 30 33 36 39 42 45 48 51 54 57 60 63 66 69
Period
2015
2016
2017
2018
2019
2020

Cumulative Net Loss (Prime Obligors)

The following table sets forth information regarding cumulative net losses of the retail installment contracts originated by Carvana during the last six years.

		Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.01%	0.01%	0.00%
3	0.00%	0.00%	0.03%	0.02%	0.04%
4	0.00%	0.00%	0.04%	0.04%	0.06%
5	0.00%	0.05%	0.05%	0.05%	0.07%
6	0.00%	0.09%	0.32%	0.21%	0.32%
7	0.09%	0.14%	0.37%	0.28%	0.41%
8	0.15%	0.18%	0.42%	0.37%	0.43%
9	0.09%	0.25%	0.43%	0.44%	0.48%
10	0.21%	0.25%	0.49%	0.50%	0.51%
11	0.22%	0.31%	0.55%	0.56%	0.60%
12	0.29%	0.37%	0.60%	0.63%	0.64%
13	0.37%	0.34%	0.63%	0.69%	0.67%
14	0.32%	0.38%	0.66%	0.77%
15	0.47%	0.40%	0.68%	0.81%
16	0.51%	0.43%	0.76%	0.85%
17	0.48%	0.45%	0.82%	0.90%
18	0.60%	0.53%	0.87%	0.96%
19	0.65%	0.56%	0.95%	1.03%
20	0.67%	0.59%	1.04%	1.06%
21	0.68%	0.62%	1.03%	1.08%
22	0.72%	0.68%	1.06%	1.10%
23	0.71%	0.67%	1.11%	1.17%
24	0.71%	0.68%	1.17%	1.20%
25	0.69%	0.70%	1.21%	1.24%
26	0.62%	0.68%	1.24%
27	0.56%	0.70%	1.30%
28	0.65%	0.75%	1.33%
29	0.65%	0.79%	1.35%
30	0.76%	0.85%	1.37%
31	0.81%	0.84%	1.42%
32	0.80%	0.88%	1.46%
33	0.87%	0.96%	1.53%
34	0.94%	0.97%	1.53%
35	0.97%	1.03%	1.53%
36	0.96%	1.04%	1.53%
37	1.00%	1.02%	1.53%
38	1.04%	1.01%
39	1.08%	1.02%
40	1.05%	1.04%
41	1.13%	1.06%
42	1.16%	1.05%
43	1.20%	1.06%
44	1.14%	1.09%
45	1.17%	1.10%
46	1.16%	1.08%
47	1.17%	1.08%
48	1.16%	1.08%
49	1.16%	1.07%
50	1.17%
51	1.14%
52	1.13%
53	1.16%
54	1.16%
55	1.16%
56	1.17%
57	1.18%
58	1.18%
59	1.17%
60	1.15%
61	1.15%

Cumulative Net Loss Information. The graph below shows cumulative net losses of the retail installment contracts originated by Carvana during the last six years.

ABS Speed (Prime Obligors)

The following table sets forth information regarding prepayments of the retail installment contracts originated by Carvana during the last six years.

	Origination Year
Months Since Origination	2015	2016	2017	2018	2019	2020
0	0.52%	0.64%	0.97%	0.79%	0.78%	0.79%
1	1.75%	1.84%	2.18%	2.16%	2.08%	1.74%
2	0.66%	1.27%	1.45%	1.67%	1.70%
3	0.85%	1.08%	1.43%	1.25%	1.34%
4	1.03%	1.11%	1.25%	1.25%	1.34%
5	0.85%	0.87%	1.38%	1.31%	1.49%
6	1.02%	1.26%	1.04%	1.22%	1.46%
7	1.40%	1.00%	1.22%	1.23%	1.37%
8	0.88%	1.06%	1.28%	1.25%	1.39%
9	1.27%	1.05%	1.18%	1.19%	1.41%
10	1.25%	1.08%	1.22%	1.36%	1.41%
11	1.11%	0.98%	1.08%	1.13%	1.39%
12	0.81%	0.96%	1.28%	1.29%	1.48%
13	1.06%	1.11%	1.18%	1.30%	1.46%
14	0.87%	1.21%	1.11%	1.25%
15	1.30%	1.12%	1.19%	1.39%
16	1.06%	1.24%	1.08%	1.32%
17	1.32%	1.06%	1.10%	1.19%
18	1.28%	0.93%	1.13%	1.35%
19	0.94%	1.07%	1.27%	1.26%
20	0.65%	1.28%	1.14%	1.24%
21	1.13%	1.08%	1.19%	1.26%
22	1.26%	1.19%	1.10%	1.27%
23	1.01%	1.24%	1.22%	1.38%
24	1.04%	1.33%	1.24%	1.33%
25	1.04%	1.00%	1.31%	1.30%
26	1.11%	0.86%	1.24%
27	1.29%	1.12%	1.26%
28	1.26%	1.17%	1.17%
29	0.86%	1.25%	1.24%
30	1.22%	1.04%	1.21%
31	1.15%	1.07%	1.23%
32	1.35%	1.19%	1.27%
33	0.86%	1.12%	1.18%
34	0.97%	1.15%	1.11%
35	0.94%	0.97%	1.21%
36	1.13%	1.24%	1.12%
37	1.11%	1.24%	1.21%
38	1.03%	1.11%
39	1.21%	1.13%
40	0.91%	1.15%
41	0.86%	1.02%
42	1.03%	1.19%
43	1.10%	1.09%
44	1.14%	1.09%
45	1.02%	1.08%
46	1.09%	0.99%
47	1.12%	1.06%
48	1.18%	1.13%
49	1.08%	1.19%
50	1.22%
51	1.14%
52	0.88%
53	1.13%
54	1.00%
55	1.18%
56	1.19%
57	1.14%
58	1.22%
59	1.14%
60	1.14%
61	1.28%

ABS Speed Information. The graph below shows Total ABS (%) realized on retail installment contracts originated by Carvana during the last six years.

Carvana Auto Receivables Trust 2021-P1 Issuing Entity

Carvana, LLC Sponsor and Administrator	Carvana Receivables Depositor LLC Depositor

Bridgecrest Credit Company, LLC Servicer	Wells Fargo Bank, N.A. Indenture Trustee

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Offered Notes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until 90 days after the date of this prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Credit Suisse	Citigroup	Wells Fargo Securities

Amherst Pierpont		Deutsche Bank Securities

The date of this Prospectus is March 11, 2021